Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of September 23, 2019, is entered into by and among Funko Acquisition Holdings, L.L.C., a Delaware limited liability company (the “Ultimate Parent”), Funko Holdings LLC, a Delaware limited liability company (“Parent” or “Funko Holdings”), Funko, LLC, a Washington limited liability company (“Funko”), Loungefly, LLC, a California limited liability company (“Loungefly”), Funko Games, LLC, a Washington limited liability company (“Funko Games,” together with the Ultimate Parent, the Parent, Funko, Loungefly and each other Person that executes a Joinder Agreement and becomes a “Borrower” under the Credit Agreement (as defined below), each a “Borrower” and collectively, the “Borrowers”), the financial institutions which are now or which hereafter become a party to the Credit Agreement (collectively, the “Lenders” and each individually a “Lender”), PNC Bank, National Association (“PNC”), as collateral agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the ”Collateral Agent”), PNC, as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the ”Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”), PNC, as L/C Issuer (in such capacity, together with its successors and permitted assigns in such capacity, the “L/C Issuer”), and PNC, as Swing Loan Lender (in such capacity, together with its successors and permitted assigns in such capacity, the “Swing Loan Lender”). Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement defined below.

RECITALS

A. The Agent, L/C Issuer, Swing Loan Lender, Lenders and Borrowers, among others, have previously entered into that certain Credit Agreement dated as of October 22, 2018 (as amended by that certain First Amendment to Credit Agreement, dated as of February 11, 2019, as hereby amended and as it may hereafter be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement.

B. The Borrowers have requested that certain terms of the Credit Agreement be modified, and certain Lenders have agreed to such requests on the terms and conditions set forth herein and Borrowers, Agent, L/C Issuer, Swing Loan Lender and certain Lenders desire to set forth their agreements in writing.

TERMS AND CONDITIONS

NOW, THEREFORE, with the foregoing background incorporated by reference and made a part hereof and intending to be legally bound, and in exchange for good and sufficient consideration, the sufficiency and receipt of which is acknowledged by each party hereto, the parties agree as follows:

1. Amendments to Credit Agreement. Effective upon the Second Amendment Effective Date (as defined below), the Credit Agreement is hereby amended (without creating any novation of the Credit Agreement or the Obligations) to delete the bold, red stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold, blue double-underlined text (indicated textually in the same manner as the following example: double-underlined text), each as set forth in Exhibit A hereto.

2. Effectiveness Conditions. This Amendment shall become effective on the first date that all of the following conditions have been fully satisfied (such date, the “Second Amendment Effective Date”):

(i) Agent shall have received a fully executed copy of this Amendment.

(ii) No Default or Event of Default shall have occurred and be continuing or result after giving effect to this Amendment.

(iii) The representations and warranties made by each Borrower in the Credit Agreement and in the other Loan Documents are true and complete in all material respects with the same force and effect as if made on and as of such date (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date).

(iv) Agent shall have received from Borrowers payment by Borrower in accordance with Section 12.04 of the Credit Agreement of all reasonable, documented and out-of-pocket fees, costs and expenses incurred by Agent on or prior to the date hereof, to the extent such fees, costs and expenses are invoiced at least two (2) Business Days prior to the date hereof.

(v) Agent shall have received a fully executed incumbency certificate, dated as of the date hereof and executed by an Authorized Officer of each Borrower, certifying the names and true signatures of the representatives of such Borrower authorized to sign each Loan Document to which such Borrower is or will be a party and any other documents to be executed and delivered by such Borrower in connection therewith, together with evidence of the incumbency of such authorized representatives.

(vi) Agent shall have received an amended and restated Swing Loan Note, dated as of the date hereof, executed by Borrowers and payable to the Swing Loan Lender.

3. Reaffirmation. Each Borrower expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof and on the Second Amendment Effective Date, that its guarantee of the Guaranteed Obligations under the Guaranty and its grant of Liens on the Collateral to secure the Obligations pursuant to each Security Document to which it is a party, in each case, continues in full force and effect and extends to the obligations of such Borrower under the Loan Documents (including the Credit Agreement as amended by this Amendment) subject to any limitations set out in the Credit Agreement (as so amended) and any other Loan Document applicable to such Borrower. Neither the execution, delivery, performance or effectiveness of this Amendment nor the modification of the Credit Agreement effected pursuant hereto: (i) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Security Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or (ii) requires that any new filings be made or other action be taken to perfect or to maintain the perfection of such Liens.

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4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

5. CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE, ETC. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AMENDMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.01 OF THE CREDIT AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OBLIGOR IN ANY OTHER JURISDICTION. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS.

EACH BORROWER, EACH AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AMENDMENT, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AMENDMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

6. Confidentiality. Section 12.21 (Confidentiality) of the Credit Agreement is incorporated herein, mutatis mutandis, in connection with this Amendment and the transactions contemplated hereby.

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7. Counterparts; Telecopy Execution. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by telecopy or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telecopy or electronic mail also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

8. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

[signature pages follow]

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Each of the parties has signed this Amendment as of the day and year first above written.

BORROWERS:

FUNKO ACQUISITION HOLDINGS, L.L.C.

By:	/s/ Russell Nickel
Name: Russell Nickel
Title: Chief Financial Officer and Secretary

FUNKO HOLDINGS LLC

By:	/s/ Russell Nickel
Name: Russell Nickel
Title: Chief Financial Officer and Secretary

FUNKO, LLC

By:	/s/ Russell Nickel
Name: Russell Nickel
Title: Chief Financial Officer and Secretary

LOUNGEFLY, LLC

By:	/s/ Russell Nickel
Name: Russell Nickel
Title: Chief Financial Officer and Secretary

FUNKO GAMES, LLC
By: Funko, LLC, its sole member

By:	/s/ Russell Nickel
Name: Russell Nickel
Title: Chief Financial Officer and Secretary

COLLATERAL AGENT:

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Liam Brickley
Name: Liam Brickley
Title: Vice President

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ADMINISTRATIVE AGENT:

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Liam Brickley
Name: Liam Brickley
Title: Vice President

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LENDER:

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Liam Brickley
Name: Liam Brickley
Title: Vice President

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LENDER:

BANK OF THE WEST

By:	/s/ Leni Preciado
Name: Leni Preciado
Title: Director, Market Manager

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LENDER:

BANK OF AMERICA, N.A.

By:	/s/ Larry Van Sant
Name: Larry Van Sant
Title: Senior Vice President

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LENDER:

CIT BANK, N.A.

By:	/s/ Joseph Longobardi
Name: Joseph Longobardi
Title: Authorized Signatory

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LENDER:

COLUMBIA BANK

By:	/s/ Kit Gerwels
Name: Kit Gerwels
Title: Senior Vice President

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LENDER:

GOLDMAN SACHS BANK USA

By:	/s/ Annie Carr
Name: Annie Carr
Title: Authorized Signatory

13

LENDER:

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Tom Cartwright
Name: Tom Cartwright
Title: V.P.

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LENDER:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Peter Christensen
Name: Peter Christensen
Title: Executive Director

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LENDER:

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Joseph M. Murry
Name: Joseph M. Murry
Title: SVP

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LENDER:

MUFG UNION BANK, N.A.

By:	/s/ Matthew M. Norman
Name: Matthew M. Norman
Title: Vice President

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LENDER:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Ken Lase
Name: Ken Lase
Title: Vice President

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EXHIBIT A

[Attached]

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EXHIBIT A

AMENDED CREDIT AGREEMENT

CREDIT AGREEMENT

Dated as of October 22, 2018 (as amended by that certain First Amendment to Credit

Agreement, dated as of February 11, 2019, and that certain Second Amendment to Credit

Agreement, dated as of September 23, 2019),

by and among

FUNKO ACQUISITION HOLDINGS, L.L.C.,

as Ultimate Parent and a Borrower,

FUNKO HOLDINGS LLC,

as Parent and a Borrower,

FUNKO, LLC,

~~FUNKO~~LOUNGEFLY, LLC

and

~~LOUNGEFLY~~Funko Games, LLC

each as a Borrower,

EACH OF THE GUARANTORS (as defined herein),

as Guarantors,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

as Lenders,

PNC BANK, NATIONAL ASSOCIATION

as Administrative Agent and Collateral Agent

and

PNC CAPITAL MARKETS LLC

and

JPMORGAN CHASE BANK, N.A.,

each as a Joint Lead Arranger and Joint Bookrunner

JPMORGAN CHASE BANK, N.A., as Syndication Agent

BANK OF THE WEST,

KEYBANK NATIONAL ASSOCIATION

and

HSBC BANK USA, NATIONAL ASSOCIATION,

each as a Documentation Agent

TABLE OF CONTENTS

Page

ARTICLE I. DEFINITIONS; CERTAIN TERMS		2
Section 1.01	Definitions	~~1~~2
Section 1.02	Terms Generally	~~48~~51
Section 1.03	Certain Matters of Construction	~~49~~52
Section 1.04	Accounting and Other Terms	~~49~~52
Section 1.05	Time References; Notices	~~50~~53
Section 1.06	Currency Calculations	~~50~~53

ARTICLE II. THE LOANS		~~50~~53
Section 2.01	Revolving Credit Commitments, Swing Loans and Term Loan	~~50~~53
Section 2.02	Nature of Lenders’ Obligations with Respect to Revolving Credit Loans	55
Section 2.03	Commitment Fees	~~52~~55
Section 2.04	Reduction of Revolving Credit Commitments	~~52~~55
Section 2.05	Revolving Credit Loan Requests; Swing Loan Requests	~~53~~56
Section 2.06	Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans	56
Section 2.07	Notes	~~55~~59
Section 2.08	Utilization of Commitments in Optional Currencies	~~56~~59
Section 2.09	Interest Rate Options	~~57~~60
Section 2.10	Rate Calculations; Rate Quotations	~~58~~61
Section 2.11	Interest Periods	~~58~~62
Section 2.12	Interest After Default	~~59~~62
Section 2.13	Rates Unascertainable; Illegality; Increased Costs; Deposits Not Available; Optional Currency Not Available	~~59~~63
Section 2.14	Optional Currency Not Available	~~60~~63
Section 2.15	Administrative Agent’s and Lender’s Rights	~~60~~63
Section 2.16	Selection of Interest Rate Options	~~62~~65
Section 2.17	Prepayment of Loans	~~62~~66
Section 2.18	Fees	~~66~~69
Section 2.19	Taxes	~~66~~70
Section 2.20	Increased Costs and Reduced Return	~~70~~74
Section 2.21	[Intentionally Omitted]	~~72~~76
Section 2.22	Mitigation Obligations; Replacement of Lenders	~~72~~76
Section 2.23	Currency Conversion Procedures for Judgments	~~73~~77
Section 2.24	Indemnity in Certain Events	~~73~~77
Section 2.25	Indemnity	~~73~~77
Section 2.26	Increase in Maximum Revolving Loan Amount or Term Loan Commitment	~~74~~78

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ARTICLE III. LETTERS OF CREDIT		~~77~~81
Section 3.01	Letters of Credit	~~77~~81
Section 3.02	Issuance of Letters of Credit	~~77~~81
Section 3.03	Requirements For Issuance of Letters of Credit	~~79~~83
Section 3.04	Disbursements, Reimbursement	~~79~~83
Section 3.05	Repayment of Participation Revolving Credit Loans	~~81~~85
Section 3.06	Documentation	~~81~~85
Section 3.07	Determination to Honor Drawing Request	~~81~~85
Section 3.08	Nature of Participation and Reimbursement Obligations	~~81~~85
Section 3.09	Indemnity	~~83~~87
Section 3.10	Liability for Acts and Omissions	~~83~~87

ARTICLE IV. PAYMENTS		~~85~~89
Section 4.01	Payments	~~85~~89
Section 4.02	Pro Rata Treatment of Lenders	~~85~~89
Section 4.03	Sharing of Payments by Lenders	~~85~~90
Section 4.04	Presumptions by Administrative Agent	~~86~~90
Section 4.05	Payment Dates	~~86~~91
Section 4.06	Settlement Date Procedures	~~87~~91
Section 4.07	[Intentionally Omitted]	~~87~~91
Section 4.08	[Intentionally Omitted]	~~87~~91
Section 4.09	Apportionment of Payments	~~87~~91
Section 4.10	Defaulting Lenders	~~88~~93
Section 4.11	Joint and Several Liability of the Borrowers	~~89~~94

ARTICLE V. CONDITIONS TO LOANS		~~90~~95
Section 5.01	Conditions Precedent to Effectiveness	~~90~~95
Section 5.02	Conditions Precedent to All Loans and Letters of Credit	~~93~~98
Section 5.03	Conditions Subsequent to Effectiveness	~~94~~98

ARTICLE VI. REPRESENTATIONS AND WARRANTIES		~~95~~99
Section 6.01	Representations and Warranties	~~95~~99

ARTICLE VII. COVENANTS OF THE LOAN PARTIES		~~104~~109
Section 7.01	Affirmative Covenants	~~104~~109
Section 7.02	Negative Covenants	~~114~~119
Section 7.03	Financial Covenants	~~121~~127

ARTICLE VIII. MANAGEMENT OF COLLATERAL		~~122~~128
Section 8.01	Collection of Accounts Receivable; Management of Collateral	~~122~~128

ARTICLE IX. EVENTS OF DEFAULT		~~124~~130
Section 9.01	Events of Default	~~124~~130

ARTICLE X. AGENTS		~~127~~133
Section 10.01	Appointment	~~127~~133
Section 10.02	Nature of Duties; Delegation	~~128~~134
Section 10.03	Rights, Exculpation, Etc.	~~129~~135
Section 10.04	Reliance	~~130~~136
Section 10.05	Indemnification	~~130~~136

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Section 10.06	Agents Individually	~~130~~136
Section 10.07	Successor Agent	~~131~~137
Section 10.08	Collateral Matters	~~131~~137
Section 10.09	Agency for Perfection	~~133~~139
Section 10.10	No Reliance on any Agent’s Customer Identification Program Certifications From Banks and Participants; USA PATRIOT Act	~~134~~140
Section 10.11	No Third Party Beneficiaries	~~134~~140
Section 10.12	No Fiduciary Relationship	~~134~~141
Section 10.13	Confidentiality; Disclaimers	~~135~~141
Section 10.14	Conduct of Business by the Lenders and Agents	~~135~~141

ARTICLE XI. GUARANTY		~~135~~141
Section 11.01	Guaranty	~~135~~141
Section 11.02	Guaranty Absolute	~~135~~142
Section 11.03	Waiver	~~136~~143
Section 11.04	Continuing Guaranty; Assignments	~~137~~143
Section 11.05	Subrogation	~~137~~143

ARTICLE XII. MISCELLANEOUS		~~138~~144
Section 12.01	Notices, Etc.	~~138~~144
Section 12.02	Amendments, Etc.	~~140~~146
Section 12.03	No Waiver; Remedies, Etc.	~~142~~148
Section 12.04	Expenses; Taxes; Attorneys’ Fees	~~142~~148
Section 12.05	Right of Set-off	~~143~~150
Section 12.06	Severability	~~144~~150
Section 12.07	Assignments and Participations	~~144~~150
Section 12.08	Counterparts	~~148~~155
Section 12.09	GOVERNING LAW	~~149~~155
Section 12.10	CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE	~~149~~155
Section 12.11	WAIVER OF JURY TRIAL, ETC.	~~149~~156
Section 12.12	No Other Duties, etc.	~~150~~156
Section 12.13	No Party Deemed Drafter	~~150~~156
Section 12.14	Reinstatement; Certain Payments	~~150~~157
Section 12.15	Flood Insurance	~~150~~157
Section 12.16	Indemnification; Limitation of Liability for Certain Damages	~~151~~157
Section 12.17	Administrative Borrowers	~~152~~159
Section 12.18	Records	~~152~~159
Section 12.19	Binding Effect	~~153~~159
Section 12.20	Interest	~~153~~159
Section 12.21	Confidentiality	~~154~~160
Section 12.22	Public Disclosure	~~154~~161
Section 12.23	Integration	~~155~~161
Section 12.24	USA PATRIOT Act	~~155~~161
Section 12.25	Keepwell	~~155~~162
Section 12.26	Acknowledgement and Consent to Bail-In of EEA Financial Institution	~~155~~162

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SCHEDULE AND EXHIBITS

Schedule 1.1(A)	Pricing Grid
Schedule 1.1(B)	Lenders and Lenders’ Commitments
Schedule 1.1(C)	Security Documents
Schedule 6.01(e)	Capitalization; Subsidiaries
Schedule 6.01(g)	Material Indebtedness
Schedule 6.01(i)	ERISA
Schedule 6.01(l)	Nature of Business
Schedule 6.01(o)	Real Property
Schedule 6.01(r)	Environmental Matters
Schedule 6.01(s)	Insurance
Schedule 6.01(v)	Bank Accounts
Schedule 6.01(w)	Intellectual Property
Schedule 6.01(x)	Material Contracts
Schedule 6.01(cc)	Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN
Schedule 6.01(dd)	Collateral Locations
Schedule 6.01(ee)	Inventory Locations
Schedule 7.02(a)	Existing Liens
Schedule 7.02(b)	Existing Indebtedness
Schedule 7.02(e)	Existing Investments
Schedule 7.02(k)	Limitations on Dividends and Other Payment Restrictions
Schedule 8.01	Cash Management Accounts

Exhibit A	Form of Joinder Agreement
Exhibit B	Form of Assignment and Acceptance

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CREDIT AGREEMENT

Credit Agreement, dated as of October 22, 2018 (as amended by that certain First Amendment to Credit Agreement, dated as of February 11, 2019, and that certain Second Amendment to Credit Agreement, dated as of September 23, 2019) by and among Funko Acquisition Holdings, L.L.C., a Delaware limited liability company (the “Ultimate Parent”), Funko Holdings LLC, a Delaware limited liability company (“Parent” or “Funko Holdings”), Funko, LLC, a Washington limited liability company (“Funko”), Loungefly, LLC, a California limited liability company (“Loungefly~~,~~”) and Funko Games, LLC, a Washington limited liability company (“Funko Games” together with the Ultimate Parent, the Parent, Funko, Loungefly and each other Person that executes a Joinder Agreement and becomes a “Borrower” hereunder, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages hereto (together with each other Person that executes a Joinder Agreement and becomes a “Guarantor” hereunder or otherwise guaranties all or any part of the Obligations (as hereinafter defined), each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party hereto (each a “Lender” and collectively, the “Lenders”), PNC Bank, National Association (“PNC”), as collateral agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”), PNC, as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”), PNC Capital Markets LLC and JPMorgan Chase Bank, N.A., each as a joint lead arranger (collectively, in such capacity, together with their successors and permitted assigns in such capacity, the “Joint Lead Arrangers”), PNC Capital Markets LLC and JPMorgan Chase Bank, N.A., each as a joint bookrunner (collectively, in such capacity, together with their successors and permitted assigns in such capacity, the “Bookrunners”), JPMorgan Chase Bank, N.A., as syndication agent (the “Syndication Agent”) and KeyBank National Association, Bank of the West and HSBC Bank USA, National Association, each as documentation agent (collectively, the “Documentation Agent”).

RECITALS

The Borrowers have asked the Lenders to extend credit consisting of (a) a Term Loan (as hereinafter defined) to be extended to the Borrowers in the aggregate principal amount of $235,000,000, and (b) a revolving credit facility extended to the Borrowers in an amount of $75,000,000, which will include a $~~5,000,000~~7,500,000 subfacility for the issuance of letters of credit. The proceeds of the term loans and the loans made under the revolving credit facilities shall be used for working capital and other general corporate purposes of the Loan Parties, to refinance certain existing indebtedness and to pay fees and expenses related to this Agreement. The letters of credit will be used for general working capital purposes. The Lenders are severally, and not jointly, willing to extend such credit to the Borrowers subject to the satisfaction or waiver in writing of the terms and conditions hereinafter set forth.

In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS; CERTAIN TERMS

Section 1.01 Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Account Debtor” means each debtor, customer or obligor in any way obligated on or in connection with any Account Receivable.

“Account Receivable” means, with respect to any Person, any and all accounts (as that term is defined in the Uniform Commercial Code) and any and all rights of such Person to payment for goods sold and/or services rendered, including accounts, general intangibles and any and all such rights evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not earned by performance, and whether now or hereafter acquired or arising in the future, and any proceeds arising therefrom or relating thereto.

“Acquired Indebtedness” means Indebtedness of a Person whose assets or Equity Interests are acquired by a Loan Party in a Permitted Acquisition; provided that (x) such Indebtedness was in existence prior to the date of such Permitted Acquisition and was not incurred in connection with, or in contemplation of, such Permitted Acquisition and (y) such Indebtedness is not secured by any Liens on the assets of any Loan Party or any Subsidiary of any Loan Party except for Permitted Liens.

“Acquisition” means the acquisition (whether by means of a merger, consolidation or otherwise) of all of the Equity Interests of any Person or all or substantially all of the assets of (or any division or business line of) any Person.

“Action” has the meaning specified therefor in Section 12.12.

“Administrative Agent” has the meaning specified therefor in the preamble hereto.

“Administrative Borrower” has the meaning specified therefor in Section 12.17.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the Equity Interests having ordinary voting power for the election of members of the Board of Directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Agent or any Lender be considered an “Affiliate” of any Loan Party.

“Affiliate Permitted Assignees” has the meaning specified therefor in Section 12.07(b).

“Agent” has the meaning specified therefor in the preamble hereto.

“Agent Advances” has the meaning specified therefor in Section 10.08(a).

“Agreement” means this Credit Agreement, including all amendments, restatements, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

“Anti-Terrorism Laws” shall mean any Laws relating to, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time, including, without limitation, (i) the Money Laundering Control Act of 1986 (i.e., 18 U.S.C. §§ 1956 and 1957), as amended, and regulations promulgated thereunder, (ii) the Bank Secrecy Act, as amended, and regulations promulgated thereunder, (iii) the USA PATRIOT Act, as amended, and regulations promulgated thereunder, (iv) the laws, regulations and Executive Orders administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), (v) the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 and implementing regulations by the United States Department of the Treasury, (vi) any law prohibiting or directed against terrorist activities or the financing of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B), or (vii) any similar laws enacted in the United States or any other jurisdictions in which the parties to this agreement operate, as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced and all other present and future legal requirements of any Governmental Authority governing, addressing, relating to, or attempting to eliminate, terrorist acts and acts of war and any regulations promulgated pursuant thereto.

“Applicable Commitment Fee Rate” shall mean the percentage rate per annum based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Commitment Fee.”

“Applicable Letter of Credit Fee Rate” shall mean the percentage rate per annum based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Letter of Credit Fee.”

“Applicable Margin” shall mean, as applicable:

(a) the percentage spread to be added to the Base Rate applicable to Revolving Credit Loans under the Base Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Revolving Credit Base Rate Spread”,

(b) the percentage spread to be added to the Base Rate applicable to Term Loans under the Base Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Term Loan Base Rate Spread”,

(c) the percentage spread to be added to the Euro-Rate applicable to Revolving Credit Loans under the Euro-Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Revolving Credit Euro- Rate Spread”, or

(d) the percentage spread to be added to the Euro-Rate applicable to Term Loans under the Euro-Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Term Loan Euro-Rate Spread”~~.~~,

(e)          the percentage spread to be added to the Base Rate applicable to Swing Loans under the Base Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Swing Loan Base Rate Spread”, or

(f)          the percentage spread to be added to the Swing Rate applicable to Swing Loans under the Swing Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Swing Loan Swing Rate Spread”.

“Assignment and Acceptance” means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by each Agent, in accordance with Section 12.07 [Assignments and Participations] hereof and substantially in the form of Exhibit B hereto or such other form acceptable to each Agent.

“Authorized Officer” means, with respect to any Person, the chief executive officer, chief financial officer, president, vice president-controller, treasurer, vice president or, except for the purposes of certifying to the financial statements delivered in accordance with Section 7.01(a)(i) or Section 7.01(a)(iii) hereof, the general counsel of such Person.

“Availability” means, as of any date of determination, the result of (a) the Total Revolving Credit Commitment, plus (b) the sum as of such date of cash and Cash Equivalents, in each case held in a U.S. account of any of the Loan Parties in which the Administrative Agent has a perfected Lien and that have not been pledged as a deposit or otherwise to a third party, minus (c) the sum of (i) the aggregate outstanding principal amount of all Revolving Credit Loans and Swing Loans plus (ii) all Letter of Credit Obligations, minus (d) the outstanding principal balance of the Intercompany Loan.

“Available Equity Proceeds” means the cumulative net cash proceeds of any issuances of Qualified Equity Interests (other than Permitted Cure Stock) after the Effective Date, as such amount may be reduced to reflect application pursuant to clause (e) of the definition of Permitted Acquisition, clause (p) of the definition of Permitted Investments or clause (i) of the definition of Capital Expenditures.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule.

“Bank” means PNC, its successors or any other bank designated by the Administrative Agent to the Administrative Borrower from time to time.

“Bank Product Agreements” means those certain cash management service agreements and/or Hedging Agreements entered into from time to time between any Loan Party, on the one hand, and a Bank Product Provider, on the other hand, in connection with any of the Bank Products, including, without limitation, any Lender-Provided Hedge Agreement.

“Bank Product Provider” means, with respect to any Bank Product Agreement, any counterparty thereto that, at the time such Bank Product Agreement was entered into, was an Agent or Lender or Affiliate thereof (regardless of whether such counterparty subsequently ceases to be an Agent, Lender or an Affiliate thereof).

“Bank Product Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by ~~Borrowers~~Loan Parties to any Bank Product Provider pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that ~~Borrowers~~Loan Parties, as applicable, are obligated to reimburse to Administrative Agent or any Lender as a result of Administrative Agent or such Lender purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to such Person pursuant to the Bank Product Agreements. Notwithstanding any of the foregoing, Bank Product Obligations shall not include any Excluded Hedge Liabilities.

“Bank Products” means any service or facility extended to the Borrowers or any other Loan Party by any Bank Product Provider including: (i) credit cards, (ii) credit card processing services, (iii) debit cards and stored value cards, (iv) purchase cards and commercial cards, (v) ACH transactions, (vi) cash management and treasury management services and products, including without limitation controlled disbursement, accounts or services, lockboxes, automated clearinghouse transactions, overdrafts, interstate depository network services, or (vii) Lender-Provided Hedge Agreements, Lender-Provided Foreign Currency Hedge and other foreign exchange or “FX” cash management products.

“Bankruptcy Code” means (i) the United States Bankruptcy Code (11 U.S.C. § 101, et seq.), as amended, and any successor statute and (ii) such other applicable rules, laws or statutes of any Government Authority or court of a jurisdiction outside of the United States of America relating to bankruptcy, insolvency, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief, as amended and in effect from time to time, and any successor rule, law or statute.

“Base Rate” means, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Federal Funds Open Rate, plus 0.5%, (ii) the Prime Rate, and (iii) the Daily LIBOR Rate, plus 100 basis points (1.0%). Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs. Notwithstanding the foregoing, if the Base Rate as determined above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.

“Base Rate Loan” means each portion of a Loan that bears interest at a rate determined by reference to the Base Rate Option.

“Base Rate Option” means the option of the Borrowers to have Loans bear interest at the rate and under the terms set forth in either Section 2.09(a)(A) [Revolving Credit Base Rate ~~Options] or~~Option], Section 2.09(b)(A) [Term Loan Base Rate ~~Options~~Option] or Section 2.09(c)(A) [Swing Loan Base Rate Option], as applicable.

“Beneficial Owner” shall mean, for each Borrower, each of the following: (a) each individual, if any, who, directly or indirectly, owns 25% or more of such Borrower’s Equity Interests; and (b) a single individual with significant responsibility to control, manage, or direct such Borrower.

“BHC Act Affiliate” of a party means “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Blocked Person” has the meaning assigned to such term in Section 6.01(ii)(ii).

“Board” means the Board of Governors of the Federal Reserve System of the United States.

“Board of Directors” means, (a) with respect to any corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the board of directors of the general partner of the partnership, (c) with respect to a limited liability company, the managing member or members or any controlling committee or board of directors of such company or the sole member or the managing member thereof, and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrower” has the meaning specified therefor in the preamble hereto.

“Borrowing Date” means, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

“Borrowing Tranche” shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a Euro-Rate Option applies which are in Dollars or in the same Optional Currency advanced under the same Loan Request by the Borrowers and which have the same Interest Period shall constitute one Borrowing Tranche, ~~and~~ (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche and (iii) all Loans to which a Swing Rate Option applies shall constitute one Borrowing Tranche.

“Business Day” shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania or New York City and if the applicable Business Day relates to any Loan to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the Relevant Interbank Market.

“Capital Expenditures” means, with respect to any Person for any period, the sum of the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in “property, plant and equipment” or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations paid or payable during such period; provided, however, that the following shall not constitute Capital Expenditures: (i) expenditures to the extent that they are financed with the Available Equity Proceeds, (ii) expenditures to the extent that they are made with the proceeds of Reinvestment Eligible Funds, (iii) expenditures to the extent that they are made by the Ultimate Parent or any of its Subsidiaries to effect leasehold improvements to any property leased by such Person as lessee, to the extent that such expenses have been reimbursed in cash by the landlord that is not a Loan Party, (iv) expenditures to the extent that they are actually paid for by a third party (excluding any Loan Party) and for which no Loan Party has provided or is required to provide or incur, directly or indirectly, any consideration or monetary obligation to such third party or any other Person (whether before, during or after such period), and (v) property, plant and equipment taken in settlement of accounts.

“Capitalized Lease” means, with respect to any Person, any lease of real or personal property by such Person as lessee which is (a) required under GAAP, as in effect on the Effective Date and without giving any effect to any subsequent changes in GAAP (or the required implementation of any previously promulgated changes in GAAP), to be capitalized on the balance sheet of such Person or (b) a transaction of a type commonly known as a “synthetic lease” (i.e., a lease transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for Federal income tax purposes).

“Capitalized Lease Obligations” means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP, as in effect on the Effective Date and without giving any effect to any subsequent changes in GAAP (or the required implementation of any previously promulgated changes in GAAP).

“Cash Collateralize” means to deliver to the Administrative Agent an amount in the applicable currency in which any Letter of Credit is denominated (whether in cash or in the form of a backstop letter of credit in form and substance reasonably satisfactory to, and issued by a U.S. commercial bank reasonably acceptable to, the Administrative Agent in its Permitted Discretion) equal to 105% of the sum of (a) the maximum aggregate amount available for drawing under any outstanding Letter of Credit plus the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit which have not been converted to Revolving Credit Loans plus (b) the amount of unpaid Letter of Credit Fees then accrued. Derivatives of such term have corresponding meanings. Without limiting the generality of any other grant of Liens in any Loan Document, each Loan Party hereby grants to Administrative Agent a continuing and first priority security interest in all Cash Collateral delivered to Administrative Agent to secure all Letter of Credit Obligations and/or Post-Term Letter of Credit Obligations, as applicable.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof; (b) commercial paper, maturing not more than 270 days after the date of issue rated P-2 by Moody’s or A-2 by Standard & Poor’s; (c) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (c) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof; (e) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000; (f) marketable tax exempt securities rated A or higher by Moody’s or A+ or higher by Standard & Poor’s, in each case, maturing within six months from the date of acquisition thereof; and (g) in the case of Investments by a foreign Subsidiary, investments/instruments corresponding to and with equivalent quality to investments/instruments described in the foregoing clauses (a) through (f) available in and/or guaranteed by the equivalent Governmental Authorities in the country in which such foreign Subsidiary is located.

“Cash Management Accounts” means the bank accounts of each Loan Party (other than (a) accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Loan Party’s employees, (b) any account over which the grant of a Cash Management Agreement is legally prohibited or which constitute cash collateral in respect of a Permitted Lien, (c) any account with an average daily balance during any month no greater than $100,000 (provided that the aggregate average daily balance during any month in all such accounts is less than $400,000), (d) any account that is used solely for paying taxes, including sales taxes, (e) any account that is used solely as an escrow account or as a fiduciary or trust account exclusively for the benefit of an unaffiliated third party, (f) any account that is a zero balance account, (g) any non-U.S. bank accounts and (h) accounts maintained at a depositary bank other than PNC so long as funds in such accounts do not exceed $2,500,000 in the aggregate).

“Cash Management Agreement” means a deposit account control agreement, in form and substance reasonably satisfactory to the Agents, by and among a Loan Party, the Collateral Agent and a Cash Management Bank with respect to each Cash Management Account.

“Cash Management Bank” has the meaning specified therefor in Section 8.01(a) [Management of Collateral]; provided that such accounts shall not include any bank accounts at PNC, unless reasonably requested by the Required Lenders.

“CEA” means the Commodity Exchange Act (7 U.S.C.§1 et seq.), as amended from time to time, and any successor statute.

“Certificate of Beneficial Ownership” shall mean, for each Borrower, a certificate in form and substance acceptable to Administrative Agent (as amended or modified by Administrative Agent from time to time in its sole discretion), certifying to the Beneficial Owner of such Borrower, among other matters as required by 31 C.F.R. §1010.230.

“CFC” means a controlled foreign corporation (as that term is defined in the IRC).

“CFTC” means the Commodity Futures Trading Commission.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation or treaty, (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith (whether or not having the force of law) and (ii) all requests, rules, regulations, guidelines-, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), in each case, pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued, promulgated or implemented.

“Change of Control” means each occurrence of any of the following:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Permitted Holders is or shall at any time become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 35% (measured on a fully diluted basis) of the voting power of the Equity Interests of the Public Holdco;

(b) the failure of the Public Holdco to be the sole direct or indirect managing member of Ultimate Parent;

(c) the Ultimate Parent shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of 100% of the aggregate voting or economic power of the Equity Interests of each other Loan Party (other than in connection with any transaction permitted pursuant to Section 7.02(c) [Fundamental Changes; Dispositions]); or

(d) a “Change of Control” (or any comparable term or provision) under or with respect to any Disqualified Equity Interests or any Subordinated Indebtedness of the Ultimate Parent or any of its Subsidiaries.

“Collateral” means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations.

“Collateral Agent” has the meaning specified therefor in the preamble hereto.

“Commitments” means, with respect to each Lender, such Lender’s Revolving Credit Commitment and Term Loan Commitment.

“Commitment Fee” has the meaning specified therefor in Section 2.03 [Commitment Fee].

“Compliance Certificate” shall have the meaning specified in Section 7.01(a)(iv) [Reporting Requirements].

“Computation Date” shall have the meaning specified in Section 2.08(a) [Periodic Computations of Dollar Equivalent amounts of Revolving Credit Loans and Letters of Credit Outstanding, Etc.].

“Consolidated Adjusted Working Capital” means at any date the excess of (i) Consolidated Current Assets (excluding (a) deferred tax assets and (b) cash and Cash Equivalents classified as such in accordance with GAAP) over (ii) Consolidated Current Liabilities (excluding (a) deferred tax liabilities and (b) the current portion of any Consolidated Funded Indebtedness); provided however that Consolidated Adjusted Working Capital shall be calculated without giving effect to any Consolidated Current Assets or Consolidated Current Liabilities acquired or assumed in any Permitted Acquisition consummated during the applicable period to the extent financed with Indebtedness, Equity Issuances of Parent, or Reinvestment Eligible Funds.

“Consolidated Cash Interest Expense” means, for any period, Consolidated Net Interest Expense that has been paid or is payable in cash during such period, other than (without duplication and to the extent, but only to the extent, included in the determination of Consolidated Net Interest Expense for such period in accordance with GAAP and paid in cash for such period): (i) amortization of debt discount and debt issuance fees, (ii) any fees (including underwriting fees) and expenses paid in connection with the consummation of the Acquisition or the consummation or proposed consummation of any Permitted Acquisition), (iii) any payments made to obtain Hedging Agreements and (iv) any agent or collateral monitoring fees paid or required to be paid pursuant to any Loan Document.

“Consolidated Current Assets” means at any date the consolidated current assets of Ultimate Parent and its Subsidiaries determined as of such date.

“Consolidated Current Liabilities” means at any date, without duplication, (i) the consolidated current liabilities of Ultimate Parent and its Subsidiaries plus (ii) all guaranty obligations of Ultimate Parent or any consolidated Subsidiary of Ultimate Parent in respect of the current liabilities of any Person (other than Ultimate Parent or a consolidated Subsidiary of Ultimate Parent), determined as of such date.

“Consolidated EBITDA” means, with respect to any Person for any period, (a) Consolidated Net Income plus (b) without duplication, the sum of the following amounts to the extent deducted in determining Consolidated Net Income of such Person and its Subsidiaries for such period: (i) Consolidated Net Interest Expense, (ii) income tax expense minus any income tax benefit recorded (but only to the extent such result is a positive number), (iii) depreciation expense, (iv) amortization expense, (v) [intentionally omitted], (vi) fees and expenses for third party professionals, agents and advisors and other transaction costs and expenses incurred in connection with the closing of the Loan Documents, Permitted Acquisitions (whether or not consummated) after the Effective Date and the initial public offering and any secondary or follow-on public offering (whether or not consummated); provided, that (A) the amount of such fees and expenses are actually incurred within 180 days of the effective date of such transaction, and (B) such fees and expenses with respect to any Permitted Acquisitions (whether or not consummated) shall not exceed $5,000,000 in any Fiscal Year, (vii) non-cash compensation expense (including deferred non-cash compensation expense), or other non-cash expenses or charges, arising from the sale or issuance of Equity Interests, the granting of stock options, and similar arrangements, (viii) all other non-cash, non-recurring charges (other than any such non-cash expenses or charges that represent an accrual or reserve for future cash expenses or charges or a write-down or write-off of current assets (other than as a result of the application of purchase accounting)), including, without limitation, non-cash exchange, translation, or performance losses relating to any hedging transactions or foreign currency fluctuation, non-cash charges in respect of earnouts, non-cash mark-to-market expenses relating to any Hedging Agreement permitted hereunder, non-cash stock or equity compensation and non-cash charges associated with any write-off of deferred amortization costs, (ix) non-recurring cash charges resulting from severance, consulting, advisory and other similar transition expenses, stay or sign on bonuses, retirement of debt, restructuring, consolidation, transition integration and other similar adjustments made as a result of Permitted Acquisitions and other Permitted Investments (including facility start-up costs and pursuit and broken deal costs in respect of acquisitions and investments); provided, that the amounts added back pursuant to this clause (ix) and clause (x) shall not in the aggregate exceed 15% of Consolidated EBITDA (calculated prior to giving effect to such clauses), (x) pro forma cost savings and cost synergies (net of actual amounts realized) in connection with any operating improvements, Permitted Acquisition or other Permitted Investments that are identifiable, factually supported and certified by an Authorized Officer (and, if reasonably requested by the Administrative Agent, validated by an independent third party financial analyst) and expected to occur within the next twelve (12) months based on specifically identifiable actions which have been taken or will be taken; provided, that the amounts added back pursuant to this clause (x) and clause (ix) shall not in the aggregate exceed 15% of Consolidated EBITDA (calculated prior to giving effect to such clauses), (xi) any charges associated with the Underground Toys Earnout, (xii) to the extent not included in Consolidated Net Income, cash proceeds of business interruption insurance received during such period and the proceeds of any indemnification payments received from third parties for items to the extent such items reduced Consolidated Net Income, (xiii) Pro Forma EBITDA from Permitted Acquisitions supported by a quality of earnings report or a certified analysis of the CFO of the Borrower, in either case the results of which shall be reasonably satisfactory to the Agents, (xiv) [intentionally omitted], (xv) non-cash expenses due to a step-up of inventory value required as a result of any Permitted Acquisition, (xvi) fees in connection with obtaining and the maintenance of ratings by Standard & Poor’s and Moody’s, (xvii) [intentionally omitted], and (xviii) Public Company Expenses for such Period.

“Consolidated Funded Indebtedness” means, with respect to any Person at any date, all Indebtedness (including, for the avoidance of doubt, any Indebtedness owing under the Intercompany Loan but excluding Indebtedness of the type described in clause (g) of the definition of Indebtedness, any Indebtedness that is cash collateralized, any obligations in relation to any contingent earnouts and similar obligations, including the Underground Toys Earnout and Indebtedness under clauses (b) and (d) of the definition of Indebtedness, until such obligations are due and payable), of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, including, in any event, with respect to the Ultimate Parent and its Subsidiaries, the Revolving Credit Loans, the Swing Loans, the Term Loans, the Letter of Credit Obligations and all Capitalized Lease Obligations of the Ultimate Parent and its Subsidiaries.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP, but excluding from the determination of Consolidated Net Income (without duplication) (a) any extraordinary gains or losses or gains or losses from Dispositions, (b) non-cash restructuring charges and (c) effects of discontinued operations.

“Consolidated Net Interest Expense” means, with respect to any Person for any period, the total interest expense of such Person for such period, whether paid or accrued and whether or not capitalized including, without limitation, amortization of debt issuance costs and original issue discount, interest capitalized during construction, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments under Capitalized Leases (regardless of whether accounted for as interest expense under GAAP), all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs (included in interest expense) in respect of Hedging Agreements, in each case determined (i) on a consolidated basis for such period, net of all interest income and (ii) net of amounts paid or payable and/or received or receivable under Hedging Agreements in respect of interest rates.

“Consolidating Information” has the meaning specified therefor in Section 7.01(a)(iii) [Reporting Requirements] hereof.

“Contingent Obligation” means, with respect to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, capitalized leases or dividends (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Covered Entity” means (a) each Borrower, each of Borrower’s Subsidiaries, all Guarantors and all pledgors of Collateral and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Covered Party” shall have the meaning specified in Section 7.01(w) [Acknowledgement Regarding Any Supported QFCs].

“Current Value” has the meaning specified therefor in Section 7.01(o) [After Acquired Real Property].

“Daily LIBOR Rate” shall mean, for any day, the rate per annum determined by the Administrative Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the percentage prescribed by the Federal Reserve for determining the maximum reserve requirements with respect to any eurocurrency funding by banks on such day. Notwithstanding the foregoing, if the Daily LIBOR Rate as determined above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.

“Debtor Relief Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.

“Default” means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 4.10(d) [Defaulting Lender], any Lender that (a) has failed to (i) fund all or any portion of its Loans within 2 Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Administrative Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within 2 Business Days of the date when due, (b) has notified the Administrative Borrower, the Administrative Agent or any L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within 3 Business Days after written request by the Administrative Agent or the Administrative Borrower, to confirm in writing to the Administrative Agent and the Administrative Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Administrative Borrower), (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender or (e) has become the subject of a Bail-In-Action. Any determination by the Administrative Agent that a Lender is a Defaulting Lender (or the Required Lenders, if the Administrative Agent is the Defaulting Lender) under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender, subject to Section 4.10(d) [Defaulting Lender], upon delivery of written notice of such determination to the Administrative Borrower, each L/C Issuer and each Lender.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding any sales of Inventory in the ordinary course of business.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date which is 91 days after the Final Maturity Date (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is convertible into or exchangeable for (i) debt securities or (ii) any Equity Interests referred to in clause (a) above, in each case at any time prior to the date which is 91 days after the Final Maturity Date at the option of any Person other than a Loan Party, (c) contains any repurchase obligation that may come into effect either (i) prior to Payment in Full of all Obligations or (ii) prior to the date that is 91 days after the Final Maturity Date or (d) provides for scheduled payments or the payment of cash dividends or distributions prior to the date that is 91 days after the Final Maturity Date.

“Document” shall have the meaning given to the term “document” in the Uniform Commercial Code.

“Dollar,” “Dollars” and the symbol “$” each means lawful money of the United States of America.

“Dollar Equivalent” shall mean, with respect to any amount of any currency, as of any Computation Date, the Equivalent Amount of such currency expressed in Dollars.

“Drawing Date” has the meaning specified therefor in Section 3.04(b) [Disbursements; Reimbursements].

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” has the meaning specified therefor in Section 5.01 [Conditions Precedent to Effectiveness].

“Effectiveness Date” means the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.

“Eligibility Date” means, with respect to each Borrower and Guarantor and each Swap, the date on which this Agreement or any other Loan Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effectiveness Date of such Swap if this Agreement or any other Loan Document is then in effect with respect to such Borrower or Guarantor, and otherwise it shall be the Effectiveness Date of this Agreement and/or such other Loan Document(s) to which such Borrower or Guarantor is a party)

“Eligible Contract Participant” means an “eligible contract participant” as defined in the CEA and regulations thereunder.

“Environmental Actions” means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Person or Governmental Authority involving violations of Environmental Laws or Releases of Hazardous Materials (a) from any assets, properties or businesses owned or operated by any Loan Party or any of its Subsidiaries or any predecessor in interest; (b) from adjoining properties or businesses; or (c) onto any facilities which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries or any predecessor in interest.

“Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901, et seq.), the Federal Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment or other government restrictions relating to the protection of the environment or the Release, deposit or migration of any Hazardous Materials into the environment.

“Environmental Liabilities and Costs” means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any environmental condition or a Release of Hazardous Materials from or onto (i) any property presently or formerly owned by any Loan Party or any of its Subsidiaries or (ii) any facility which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

“Equipment” means equipment (as that term is defined in the Uniform Commercial Code), and includes machinery, machine tools, motors, furniture, furnishings, vehicles (including motor vehicles), computer hardware, tools, parts, and goods (other than consumer goods, farm products, Inventory or fixtures), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

“Equity Interest” means (a) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (b) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Equity Issuance” means either (a) the sale or issuance by any Loan Party or any of its Subsidiaries of any shares of its Equity Interests or (b) the receipt by Ultimate Parent of any cash capital contributions.

“Equivalent Amount” shall mean, at any time, as determined by Administrative Agent (which determination shall be conclusive absent manifest error), with respect to an amount of any currency (the “Reference Currency”) which is to be computed as an equivalent amount of another currency (the “Equivalent Currency”), the amount of such Equivalent Currency converted from such Reference Currency at Administrative Agent’s rate (based on the market rates then prevailing and available to Administrative Agent) for such Equivalent Currency for such Reference Currency at a time determined by Administrative Agent on the second Business Day immediately preceding the event for which such calculation is made.

“Equivalent Currency” shall have the meaning specified in the definition of “Equivalent Amount”.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a “controlled group” within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code.

“Euro” shall refer to the lawful currency of the Participating Member States.

“Euro-Rate” shall mean the following:

(a) with respect to the U.S. Dollar Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent as the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which U.S. Dollar deposits are offered by leading banks in the London interbank deposit market), rounded upwards, if necessary, to the nearest 1/100th of 1% per annum (with .005% being rounded up), or the rate which is quoted by another source selected by the Administrative Agent as an authorized information vendor for the purpose of displaying rates at which U.S. Dollar deposits are offered by leading banks in the London interbank deposit market (“an Alternate Source”) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the Relevant Interbank Market offered rate for U.S. Dollars for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by Administrative Agent at such time (which determination shall be conclusive absent manifest error).

(b) with respect to Optional Currency Loans in Euros or British Pounds Sterling comprising any Borrowing Tranche for any Interest Period, the interest rate per annum determined by the Administrative Agent as the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which the relevant Optional Currency is offered by leading banks in the London interbank deposit market), rounded upwards, if necessary, to the nearest 1/100th of 1% (with .005% being rounded up) per annum, or the rate which is quoted by another source selected by the Administrative Agent as an authorized information vendor for the purpose of displaying rates at which such applicable Optional Currencies are offered by leading banks in the London interbank deposit market (“an Alternate Source”) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the Relevant Interbank Market offered rate for deposits in the Euros or British Pounds Sterling for an amount comparable to the principal amount of such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest (or any substitute page) or any Alternate Source, a comparable replacement rate determined by Administrative Agent at such time (which determination shall be conclusive absent manifest error).

(c) with respect to Optional Currency Loans denominated in Canadian Dollars comprising any Borrowing Tranche, the interest rate per annum (the “CDOR Rate”) as determined by the Administrative Agent, equal to the arithmetic average rate applicable to Canadian Dollar bankers’ acceptances (C$BAs) for the applicable Interest Period appearing on the Bloomberg page BTMM CA, rounded to the nearest 1/100th of 1% (with .005% being rounded up) per annum, at approximately 11:00 a.m. Eastern Time, two Business Days prior to the commencement of such Interest Period, or if such day is not a Business Day, then on the immediately preceding Business Day, provided that if such rate does not appear on the Bloomberg page BTMM CA on such day the CDOR Rate on such day shall be the rate for such period applicable to Canadian Dollar bankers’ acceptances quoted by a bank listed in Schedule I of the Bank Act (Canada), as selected by the Administrative Agent, as of 11:00 a.m. Eastern Time on such day or, if such day is not a Business Day, then on the immediately preceding Business Day.

(d) Notwithstanding the foregoing, if the Euro-Rate as determined under any method above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.

The Euro-Rate for any Loans shall be based upon the Euro-Rate for the currency in which such Loans are requested.

“Euro-Rate Option” shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms set forth in Section 2.09(a)(B) [Revolving Credit Euro-Rate Option] or Section 2.09(b)(B) [Term Loan Euro-Rate Option], as applicable.

“Event of Default” means any of the events set forth in Section 9.01.

“Excess Cash Flow” means, with respect to any Person for any period, (a) Consolidated EBITDA of such Person and its Subsidiaries for such period, plus (b) proceeds from any Extraordinary Receipts received during such period to the extent not included in the calculation of Consolidated EBITDA, plus (c) the decrease, if any, in Consolidated Adjusted Working Capital during such period, less (d) the increase, if any, in Consolidated Adjusted Working Capital during such period, less (e) without duplication, the sum of (i) all scheduled cash principal payments, including any make-whole, prepayment premiums or call premiums not otherwise included pursuant to clause (ii) below, of such Person or any of its Subsidiaries during such period (but, in the case of a revolving credit facility, only to the extent that the commitment thereunder is permanently reduced by the amount of such payments), (ii) all Consolidated Net Interest Expense to the extent paid or payable in cash during such period, (iii) the cash portion of Capital Expenditures made by such Person and its Subsidiaries during such period (excluding Capital Expenditures to the extent financed through the incurrence of Indebtedness or through an Equity Issuance), (iv) all loan servicing fees and other similar fees in respect of Indebtedness of such Person or any of its Subsidiaries paid in cash during such period, to the extent such Indebtedness is permitted to be incurred, and such payments are permitted to be made, under this Agreement, (v) income taxes and tax distributions paid in cash by such Person and its Subsidiaries for such period, (vi) [intentionally omitted], (vii) (A) amounts added back to Consolidated EBITDA for such period pursuant to clauses (vi), (ix), (x), (xvi) and (xviii) of the definition of “Consolidated EBITDA” and (B) any portion of Pro Forma EBITDA added back to Consolidated EBITDA for such period pursuant to clause (xiii) of the definition of “Consolidated EBITDA” that is attributable to periods prior to the consummation of the corresponding Permitted Acquisition and (viii) cash payments during such period that were paid in respect of Permitted Acquisitions, the Underground Toys Earnout or Permitted Investments pursuant to clause (p) of the definition thereof, in each case, to the extent not financed through the incurrence of Indebtedness (other than Indebtedness constituting a Revolver Credit Extension) or through an Equity Issuance.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Foreign Subsidiary” means any subsidiary of the Ultimate Parent (i) that is a Foreign Subsidiary, (ii) all or substantially all of the assets of which (held directly or indirectly) consist of stock (or stock and indebtedness) of one or more subsidiaries described in clause (i) above that has not guaranteed or pledged any of its assets or suffered a pledge of more than 65% of its voting stock to secure, directly or indirectly, any indebtedness of the Loan Parties or (iii) any direct or indirect domestic subsidiary of a direct or indirect Foreign Subsidiary of the Ultimate Parent (and any direct or indirect domestic subsidiary that is a disregarded entity for U.S. federal income tax purposes if substantially all of its assets consist of the equity or indebtedness of one or more direct or indirect Foreign Subsidiaries).

“Excluded Hedge Liability or Liabilities” means, with respect to each Borrower and Guarantor, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any Other Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Borrower’s and/or Guarantor’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any other Loan Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Borrower or Guarantor for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap; (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest; and (c) if there is more than one Borrower or Guarantor executing this Agreement or the other Loan Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.

“Excluded Subsidiary” means any (a) Excluded Foreign Subsidiary, (b) Immaterial Subsidiary, (c) Subsidiary that is prohibited, but only so long as such Subsidiary would be prohibited, by applicable law, rule or regulation or by any contractual obligation existing on (but not incurred in anticipation of) the date such Subsidiary is acquired or organized (as long as, in the case of an acquisition of a Subsidiary, such prohibition did not arise as part of such acquisition) from guaranteeing the Obligations or that would require governmental or regulatory consent, approval, license or authorization to provide a guarantee unless such consent, approval, license or authorization has been received, (d) special purpose entities to the extent reasonably acceptable to the Required Lenders (such acceptance not to be unreasonably withheld, delayed or conditioned), if any, (e) not-for-profit Subsidiaries or captive insurance companies, if any, (f) captive insurance companies, (g) Funko UK and any of its Subsidiaries or (h) Subsidiary with respect to which the Administrative Borrower and the Administrative Agent reasonably agree in writing that the cost or other consequences of guaranteeing the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

“Executive Order No. 13224” means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Existing Credit Facilities” means the Financing Agreement dated October 30, 2015, as amended, by and among Funko, Cerberus Business Finance, LLC, a Delaware limited liability company, as collateral agent for the Existing Lenders, and PNC Bank, National Association, as administrative agent for the Lenders and Cerberus.

“Existing Lenders” means the lenders party to the Existing Credit Facilities.

“Extraordinary Receipts” means any cash received by the Ultimate Parent or any of its Subsidiaries in respect of (a) foreign, United States, state or local tax refunds, (b) pension plan reversions, (c) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (d) indemnity payments and (e) any purchase price adjustment received in connection with any purchase agreement in relation to a Permitted Acquisition.

“Facility” means any real property, including, without limitation, the land on which such facility is located, all buildings and other improvements thereon, all fixtures located at or used in connection with such facility, to the extent owned by any Loan Party, including any New Facility.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Section 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Government Authorities implementing such Sections of the Internal Revenue Code.

“FCPA” has the meaning specified therefor in Section 6.01(hh) [Representations and Warranties].

“Federal Funds Effective Rate” means, for any day, the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

“Federal Funds Open Rate” means, for any day, the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by Administrative Agent (an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a

Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by Administrative Agent at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day. If and when the Federal Funds Rate changes, the rate of interest hereunder will change automatically without notice to the Borrowers, effective on the date of any such change.

“Fee Letter” means the Fee Letter, dated as of the Effective Date, among the Borrowers, the Administrative Agent and PNC, in its capacity as a Joint Lead Arranger.

“Final Maturity Date” means the earliest of (i) ~~October 22, 2023~~September 23, 2024, (ii) the date on which all Loans shall become due and payable in accordance with the terms of this Agreement, and (iii) the payment in full of all Obligations and the termination of all Commitments.

“Financial Statements” means (a) the audited consolidated balance sheet of Funko, Inc. and its Subsidiaries for the Fiscal Year ended December 31, 2017, and the related consolidated statement of operations, shareholders’ equity and cash flows for the Fiscal Year then ended, and (b) the unaudited consolidated balance sheet of Funko, Inc. and its Subsidiaries for the eight (8) months ended August 31, 2018, and the related consolidated statement of operations and cash flows for the eight (8) months then ended.

“Fiscal Quarter” means any of the quarterly accounting periods of the Loan Parties ending on or about March 31, June 30, September 30 and December 31 of each year.

“Fiscal Year” means any of the annual accounting periods of the Loan Parties ending on or about December 31 of each year.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of (a) the result of (i) Consolidated EBITDA of such Person and its Subsidiaries for such period, minus (ii) the sum of (x) unfinanced Capital Expenditures made by such Person and its Subsidiaries during such period (excluding expenditures representing the purchase price for any Permitted Acquisition or Permitted Investment permitted pursuant to clause (p) of the definition thereof), plus (y) cash income taxes and cash tax distributions paid by such Person and its Subsidiaries during such period, to (b) the sum of (i) all scheduled installments of principal of Indebtedness (excluding any principal payments made in relation to the Underground Toys Earnout) of such Person and its Subsidiaries paid during such period to the extent there is an equivalent permanent reduction in the commitments thereunder, plus (ii) Consolidated Cash Interest Expense of such Person and its Subsidiaries for such period, plus (iii) cash dividends or distributions paid, or the purchase, redemption or other acquisition or retirement for value (including in connection with any merger or consolidation), by such Person or any of its Subsidiaries, in respect of the Equity Interests of such Person or any of its Subsidiaries (other than dividends or distributions (A) paid by a Loan Party to any other Loan Party or (B) constituting tax distributions (including distributions made to fund obligations pursuant to the Tax Receivables Agreement)) during such period (clauses (b)(i), (b)(ii) and (b)(iii), collectively, “Fixed Charges”); provided, that (x) for the fiscal quarter ending December 31, 2018, the components of Fixed Charges contained in subclauses (b)(i) and (ii) above (the “P&I Fixed

Charges”) shall be the P&I Fixed Charges for the period commencing with the Effective Date and ending on December 31, 2018 multiplied by a fraction, the numerator of which is 365 and the denominator of which is the number of days from the Effective Date to (and including) the last day of such testing period, (y) for the fiscal quarter ending March 31, 2019, the P&I Fixed Charges shall be the P&I Fixed Charges for the period commencing with the Effective Date and ending on March 31, 2019 multiplied by a fraction, the numerator of which is 365 and the denominator of which is the number of days from the Effective Date to (and including) the last day of such testing period and (z) for the fiscal quarter ending June 30, 2019, the P&I Fixed Charges shall be the P&I Fixed Charges for the period commencing with the Effective Date and ending on June 30, 2019 multiplied by a fraction, the numerator of which is 365 and the denominator of which is the number of days from the Effective Date to (and including) the last day of such testing period.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 and the Biggert –Waters Flood Insurance Reform Act of 2012, as now or hereafter in effect or any successor statute thereto, in each case, together with all statutory and regulatory provisions consolidating, amending, replacing, supplementing, implementing or interpreting any of the foregoing, as amended or modified from time to time.

“Flow of Funds Agreement” means a Flow of Funds Agreement, in form and substance reasonably satisfactory to the Agents, by and among the Loan Parties, the Agents and the Lenders, and the related funds flow memorandum describing the sources and uses of all cash payments in connection with this Agreement.

“Foreign Subsidiary” means any Subsidiary that is organized in a jurisdiction other than the United States, any state thereof or the District of Columbia.

“Funko” has the meaning specified therefor in the preamble hereto.

“Funko LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of Ultimate Parent, dated as of November 1, 2017, and as amended by that certain Amendment No. 1 to the Second Amended and Restated Limited Liability Company Agreement of Ultimate Parent, dated as of May 10, 2018.

“Funko Pre-IPO LLC Agreement” means the amended and restated LLC Agreement of Ultimate Parent, dated as of October 30, 2015 and as amended from time to time thereafter.

“Funko UK” means Funko UK, Ltd., a private limited company formed under the laws of England and Wales, which is a wholly-owned Subsidiary of Funko.

“Funko UK Lease Guarantees” means the guarantees provided by Funko to secure the payment obligations of Funko UK under any real property leases.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States, and as applied on a consistent basis in all subsequent periods; provided that for the purpose of Section 7.03 [Financial Covenants] hereof and the definitions used therein, “GAAP” shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the Financial Statements; provided, further, that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in this Agreement, the Agents and the Administrative Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the applicable covenants shall be calculated as if no such change in GAAP has occurred.

“Governing Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization, and the operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture agreement, declaration or other applicable agreement or documentation evidencing or otherwise relating to its formation or organization; and (d) with respect to any of the entities described above, any other agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization.

“Governmental Acts” has the meaning specified therefor in Section 3.09 [Indemnity].

“Governmental Authority” means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency, authority, division or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guaranteed Obligations” has the meaning specified therefor in Section 11.01 [Guaranty].

“Guarantor” has the meaning specified therefor in the preamble hereto.

“Guaranty” means (a) the guaranty of each Guarantor party hereto contained in ARTICLE XI hereof and (b) each other guaranty, in form and substance reasonably satisfactory to the Collateral Agent, made by any other Guarantor in favor of the Collateral Agent for the benefit of the Agents and the Lenders guaranteeing all or part of the Obligations.

“Hazardous Material” means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws or that is likely to cause immediately, or at some future time, harm to or have an adverse effect on, the environment or risk to human health or safety, including, without limitation, any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous good which is defined or identified in any Environmental Law and which is present in the environment in such quantity or state that it contravenes any Environmental Law; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components (including, without limitation, asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws.

“Hedge Liabilities” means the liabilities of the Borrowers under any Hedging Agreement as calculated on a marked-to-market basis in accordance with GAAP.

“Hedging Agreement” means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements, and (without limiting the generality of any of the foregoing) specifically including any foreign exchange transaction, including spot and forward foreign currency purchases and sales, listed or over-the-counter options on foreign currencies, non-deliverable forwards and options, foreign currency swap agreements, and currency exchange rate price hedging arrangements), and any confirmation executed in connection with any such agreement or arrangement.

“Highest Lawful Rate” means, with respect to any Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to such Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

“Holdout Lender” has the meaning specified therefor in Section 12.02(b) [Amendments].

“Immaterial Subsidiary” means, as of any date, any Subsidiary whose total assets, as of that date, are less than $500,000, provided that total assets of all Immaterial Subsidiaries shall not, in the aggregate, exceed $2,000,000 as of any date.

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money (including, for the avoidance of doubt, all indebtedness owing under the Intercompany Loan); (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables or other current accounts payable incurred in the ordinary course of such Person’s and paid in accordance with historical practices of the Loan Parties (but including earnouts or similar obligations); (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (d) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (e) all Capitalized Lease Obligations of such Person; (f) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (g) all Hedge Liabilities; (h) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (i) all Contingent Obligations relating to obligations described in clauses (a) through (h) of this definition; (j) all Disqualified Equity Interests; and (k) all obligations referred to in clauses (a) through (j) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer, except to the extent that such Person is not liable for such Indebtedness.

“Indemnified Matters” has the meaning specified therefor in Section 12.16 [Indemnification].

“Indemnitees” has the meaning specified therefor in Section 12.16 [Indemnification].

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law.

“Intercompany Loan” means that certain Loan Agreement, dated on or around October 22, 2018 (as may be amended, restated, supplemented or otherwise modified from time to time) between Funko, as borrower, and Public Holdco, as lender.

“Intercompany Subordination Agreement” means an Intercompany Subordination Agreement made by the Loan Parties in favor of the Collateral Agent for the benefit of the Agents and the Lenders, in form and substance reasonably satisfactory to the Agents.

“Interest Period” shall mean the period of time selected by the Borrowers in connection with (and to apply to) any election permitted hereunder by the Borrowers to have Revolving Credit Loans or Term Loans bear interest under the Euro-Rate Option. Subject to the last sentence of this definition, such period shall be one or two weeks or one, two ~~or~~, three ~~Months~~, six or, if agreed to by all Lenders of the applicable Borrowing Tranche, twelve months. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrower is requesting new Loans, or (ii) the date of renewal of or conversion to the Euro-Rate Option if the Borrowers are renewing or converting to the Euro-Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, and (B) the Borrowers shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Final Maturity Date.

“Interest Rate Option” shall mean the Base Rate Option ~~or~~, the Euro-Rate Option or the Swing Rate Option.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.

“Inventory” means, with respect to any Person, all inventory (as that term is defined in the Uniform Commercial Code) and all goods and merchandise of such Person, including, without limitation, all raw materials, work-in-process, packaging, supplies, materials and finished goods of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired, and all such other property the sale or other disposition of which would give rise to an Account Receivable or cash.

“Investment” means, with respect to any Person, (x) any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances or other extensions of credit (excluding Accounts Receivable arising in the ordinary course of business), capital contributions or acquisitions of Indebtedness (including, any bonds, notes, debentures or other debt securities), Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), (y) the purchase or ownership of any futures contract or liability for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or (z) any investment in any other items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP.

“ISP98 Rules” has the meaning specified therefor in Section 3.02(b) [Issuances of Letters of Credit].

“Joinder Agreement” means a Joinder Agreement, substantially in the form of Exhibit A, duly executed by a Subsidiary of a Loan Party made a party hereto pursuant to Section 7.01(b).

“L/C Issuer” means PNC or such other bank as the Administrative Agent may select in its Permitted Discretion that consents to such designation.

“Law(s)” means any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Authority, foreign or domestic.

“Lease” means any lease of real property to which any Loan Party or any of its Subsidiaries is a party as lessor or lessee.

“Lender” has the meaning specified therefor in the preamble hereto.

“Lender-Provided Hedge Agreement” means a Hedging Agreement which is provided by any Bank Product Provider. Except to the extent of any Excluded Hedge Liabilities, the Hedge Liabilities of the ~~Borrowers~~Loan Parties to the provider of any Lender-Provided Hedge Agreement shall be “Obligations” hereunder, guaranteed obligations under any Guaranty and secured obligations under any Security Agreement and otherwise treated as Obligations for purposes of each of the Loan Documents. The Liens securing the Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the Loan Documents.

“Letter of Credit Application” has the meaning specified therefor in Section 3.02(a) [Issuances of Letters of Credit].

“Letter of Credit Borrowing” has the meaning specified therefor in Section 3.04 [Disbursements; Reimbursements].

“Letter of Credit Fees” has the meaning specified therefor in Section 2.18(c) [Letter of Credit Fees].

“Letter of Credit Guaranty” means one or more guaranties by the Administrative Agent in favor of the L/C Issuer guaranteeing or relating to the obligations of the Borrower to the L/C Issuer under a reimbursement agreement, Letter of Credit Application or other like document in respect of any Letter of Credit.

“Letter of Credit Obligations” means, at any time and without duplication, the sum of (a) Reimbursement Obligations with respect to all Letters of Credit at such time, plus (b) the Maximum Undrawn Amount with respect to all Letters of Credit, plus (c) all amounts for which Administrative Agent may be liable to the L/C Issuer pursuant to any Letter of Credit Guaranty with respect to any Letter of Credit.

“Letter of Credit Sublimit” means $~~5,000,000~~7,500,000.

“Letters of Credit” has the meaning specified therefor in Section 3.01 [Letters of Credit].

“Leverage Ratio” means, with respect to any Person and its Subsidiaries for any period, the ratio of (a) the amount of Consolidated Funded Indebtedness of such Person and its Subsidiaries as of the end of such period minus Qualified Cash of such Person and its Subsidiaries in an amount not to exceed $25,000,000 as of the end of such period to (b) Consolidated EBITDA of such Person and its Subsidiaries for such period.

“Lien” means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement intended as, or having the effect of, security.

“Loan” means the Term Loan or any Revolving Credit Loan (including, for the avoidance of doubt, any Swing Loan) made by an Agent or a Lender to the Borrowers pursuant to ARTICLE II hereof.

“Loan Account” means an account maintained hereunder by the Administrative Agent on its books of account at the Payment Office, and with respect to the Borrowers, in which the Borrowers will be charged with all Loans made to, and all other Obligations incurred by, the Borrowers.

“Loan Document” means this Agreement, the Security Agreement, any other Security Documents, any Guaranty, any Note, the Intercompany Subordination Agreement, any Joinder Agreement, any Mortgage, the Fee Letter, and any other agreement, instrument, certificate, report and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan, any Letter of Credit Obligation or any other Obligation; provided, however, that for purposes of Section 9.01 [Events of Default] hereof, no Bank Product Agreement shall constitute a Loan Document.

“Loan Party” means any Borrower and any Guarantor.

“Loungefly” means Loungefly, LLC, a California limited liability company.

“Material Acquisition” means any Permitted Acquisition whereby the purchase consideration payable (including without limitation, earnout or similar obligations, but excluding (A) consideration payable in shares constituting Qualified Equity Interests of Ultimate Parent, and (B) any amount funded with Available Equity Proceeds or paid by the issuance of Qualified Equity Interests) for each such Permitted Acquisition is equal to or greater than $75,000,000.

“Material Adverse Effect” means a material adverse effect on any of (a) the operations, business, assets, properties, financial condition or operating results of the Loan Parties taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to fully and timely perform any of their obligations under any Loan Document to which they are parties, (c) the rights and remedies of any Agent or any Lender under any Loan Document, or (d) the validity, perfection or priority of a Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on any of the Collateral; provided that, notwithstanding the foregoing, the lack of perfection or priority of any Liens granted to the Collateral Agent solely in respect of Collateral with an aggregate value not in excess of $2,500,000 (valued at fair market value on Collateral other than cash) shall not be deemed a Material Adverse Effect.

“Material Contract” means, with respect to any Person, each contract or agreement to which such Person is a party, in respect of which a breach or termination could reasonably be expected to have a Material Adverse Effect.

“Maximum Face Amount” means, with respect to any outstanding Letter of Credit, the face amount of such Letter of Credit including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective, as such face amount or increases are amended from time to time.

“Maximum Revolving Loan Amount” means $75,000,000.

“Maximum Undrawn Amount” means, with respect to any outstanding Letter of Credit, the amount of such Letter of Credit that is or may become available to be drawn, including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.

“Month” means with respect to an Interest Period shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means a mortgage, deed of trust or deed to secure debt, in form and substance reasonably satisfactory to the Collateral Agent, made by a Loan Party in favor of the Collateral Agent for the benefit of the Agents and the Lenders, securing the Obligations and delivered to the Collateral Agent.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 3(37) or Section 4001(a)(3) of ERISA to which any Loan Party or any ERISA Affiliate has contributed to, or has been obligated to contribute, at any time during the preceding six (6) years.

“Multiple Employer Plan” shall mean a Pension Benefit Plan which has two or more contributing sponsors (including any Loan Party or any ERISA Affiliate of a Loan Party) at least two of whom are not under common control, as such a plan is described in Section 4063 or 4064 of ERISA.

“Net Cash Proceeds” means, (a) with respect to any Disposition by any Person or any of its Subsidiaries, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (i) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Agreement), (ii) reasonable fees (excluding management fees paid to Permitted Holder) and expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (iii) transfer taxes paid or payable to any taxing authorities by such Person or such Subsidiary in connection therewith, and (iv) net income taxes to be paid in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements) and (b) with respect to the issuance or incurrence of any Indebtedness by any Person or any of its Subsidiaries, the aggregate amount of cash received (directly or indirectly) from time to time

(whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary in connection therewith, after deducting therefrom only (i) reasonable fees (excluding management fees paid to Permitted Holder) and expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (ii) transfer taxes paid by such Person or such Subsidiary in connection therewith and (iii) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements); in each case of clause (a) and (b) to the extent, but only to the extent, that the amounts so deducted are (x) actually ultimately paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (y) properly attributable to such transaction or to the asset that is the subject thereof.

“New Facility” has the meaning specified therefor in Section 7.01(o) [After Acquired Real Property].

“New Lending Office” has the meaning specified therefor in Section 2.19(b)(i) [Taxes].

“Non-Qualifying Party” means any Borrower or any Guarantor that on the Eligibility Date fails for any reason to qualify as an Eligible Contract Participant.

“Note” means each promissory note, if any, issued by the Borrowers to a Lender in accordance with the provisions of this Agreement.

“Obligations” means all Bank Product Obligations and all present and future indebtedness, obligations, and liabilities of each Loan Party to the Agents and the Lenders, the L/C Issuer and the Bank Product Providers arising under or in connection with any of the Loan Documents, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 9.01. Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (i) the obligation (irrespective of whether a claim therefor is allowed in an Insolvency Proceeding) to pay principal, interest, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, and (ii) the obligation of such Person to reimburse any amount in respect of any of the foregoing that any Agent or any Lender (in its Permitted Discretion) may elect to pay or advance on behalf of such Person. Notwithstanding any of the foregoing, Obligations shall not include any Excluded Hedge Liabilities.

“OFAC Sanctions Programs” means the laws, regulations and Executive Orders administered by OFAC, including but not limited to, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as it has been or shall thereafter be renewed, extended, amended, or replaced, and the list of Specially Designated Nationals and Blocked Persons administered by OFAC, as such list may be amended from time to time.

“Optional Currency” shall mean the following lawful currencies: Canadian Dollars, Euro, British Pounds Sterling and any other currency approved by Administrative Agent and all of the Lenders pursuant to Section 2.08(b) [European Monetary Union; Requests for Additional Optional Currencies]. Subject to Section 2.08(b) [European Monetary Union], each Optional Currency must be the lawful currency of the specified country.

“Optional Currency Loans” shall have the meaning specified in Section 2.01(a) [Revolving Credit Loans; Optional Currency Loans].

“Optional Currency Sublimit” shall have the meaning specified in Section 2.01(a) [Revolving Credit Loans; Optional Currency Loans].

“Order” has the meaning specified therefor in Section 3.10 [Liability for Acts and Omissions].

“Original Currency” shall have the meaning specified in Section 2.23 [Currency Conversion Procedures for Judgments].

“Other Connection Taxes” means with respect to the Lender, the L/C Issuer and any Agent, Taxes imposed as a result of a present or former connection between such person and the jurisdiction imposing such Tax (other than connections arising from such person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Currency” shall have the meaning specified in Section 2.23 [Currency Conversion Procedures for Judgments].

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.22).

“Overnight Rate” shall mean for any day with respect to any Loans in an Optional Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight deposits in such currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day in the Relevant Interbank Market.

“Paid in Full”, “Pay in Full” or “Payment in Full” means, with respect to any Obligations, (i) the payment in full in cash (or other consideration acceptable to the recipient thereof) of all such Obligations (other than (x) contingent indemnification obligations to the extent no claim giving rise thereto has been asserted and (y) Hedge Liabilities and Bank Product Obligations that, at the time of determination, are allowed by the Person to whom such Obligations are owing to remain outstanding), (ii) the termination or expiration of all of the Revolving Credit Commitments and (iii) in connection with the termination or expiration of all of the Revolving Credit Commitments, either (x) the cancellation and return to the Administrative Agent of all Letters of Credit or (y) the Cash Collateralization (or the delivery of a back-to-back letter of credit reasonably acceptable to the Administrative Agent) of all Letters of Credit.

“Parent” has the meaning specified therefor in the preamble hereto.

“Participating Member State” shall mean any member State of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Participant Register” has the meaning specified therefor in Section 12.07(g) [Assignments and Participations].

“Participation Commitment” means each Revolving Loan Lender’s obligation to buy a participation of the Letters of Credit issued hereunder.

“Participation Revolving Loan” has the meaning specified therefor in Section 3.04(c) [Disbursements; Reimbursements] hereof.

“Payment Date” shall mean the first day of each calendar quarter after the date hereof and on the Final Maturity Date.

“Payment Office” means Administrative Agent’s office located at Two Tower Center, East Brunswick, New Jersey 08816 or at such other office or offices of Administrative Agent as may be designated in writing from time to time by the Administrative Agent to the Collateral Agent and the Borrower.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Benefit Plan” means an “employee pension benefit plan” as defined in Section 3(2) of ERISA (including a Multiple Employer Plan but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412, 430 or 436 of the Code and is either (i) maintained or to which contributions are required by any Loan Party or any ERISA Affiliate of a Loan Party or (ii) has at any time within the preceding six (6) calendar years been maintained or to which contributions have been required by any Loan Party or any entity which was an ERISA Affiliate of a Loan Party at such time.

“Permitted Acquisition” means any Acquisition so long as:

(a) No Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition and the proposed Acquisition is consensual;

(b) the Administrative Borrower has provided the Agents with written notice of the proposed Acquisition at least ten (10) Business Days (or such shorter period as the Administrative Agent may agree in its reasonable discretion) prior to the anticipated closing date of the proposed Acquisition and, not later than ten (10) Business Days (or such shorter period as the Administrative Agent may agree in its reasonable discretion) prior to the anticipated closing date of the proposed Acquisition, copies of then available drafts of the acquisition agreement and other material documents relative to the proposed Acquisition (provided that, promptly following the closing and consummation of such Acquisition, Administrative Borrower shall provide Agents with copies of the final executed acquisition agreement and related material documents);

(c) the Administrative Borrower has provided the Agents, not later than three (3) Business Days (or such shorter period as the Administrative Agent may agree in its reasonable discretion) prior to the anticipated closing date of the proposed Acquisition, with written confirmation, supported by reasonably detailed calculations, that on a pro forma basis (including, if applicable, pro forma adjustments arising out of events which are directly attributable to such proposed Acquisition, are factually supportable, and are expected to have a continuing impact, in each case, determined as if the combination had been accomplished at the beginning of the relevant period; such eliminations and inclusions to be mutually and reasonably agreed upon by the Administrative Borrower and the Agents) created by adding the historical combined financial statements of the Ultimate Parent and its Subsidiaries (including the combined financial statements of any other Person or assets that were the subject of a prior Permitted Acquisition during the relevant period) to the historical consolidated financial statements of the Person to be acquired (or the historical financial statements related to the assets to be acquired) pursuant to the proposed Acquisition, the Ultimate Parent and its Subsidiaries (i) would have been in compliance with the financial covenants in Section 7.03 [Financial Covenants] of this Agreement for the twelve month period ended immediately prior to the proposed date of consummation of such proposed Acquisition, and (ii) are projected to be in compliance with the financial covenants in Section 7.03 [Financial Covenants] of this Agreement for the twelve month period ended one year after the proposed date of consummation of such proposed Acquisition;

(d) [intentionally omitted];

(e) the Person to be acquired (or the business represented by the assets to be acquired) is (i) engaged in a business principally located in the United States and permitted to be engaged in by the Loan Parties pursuant to Section 7.02(d) [Change in Nature of Business] and is joined as a Loan Party pursuant to Section 7.01(b) [Additional Guaranties and Collateral Security] within the time periods set forth therein or (ii) a Foreign Subsidiary and the purchase consideration payable (including without limitation, earnout or similar obligations, but excluding (A) consideration payable in shares constituting Qualified Equity Interests of Ultimate Parent, and (B) any amount funded with Available Equity Proceeds or paid by the issuance of Qualified Equity Interests) in respect of all such Permitted Acquisitions under this clause (e)(ii) shall not exceed $25,000,000 in the aggregate;

(f) the board of directors (or other comparable governing body) of such Person and the seller of such Person or assets shall have duly approved the proposed Acquisition;

(g) after giving pro forma effect to such proposed Acquisition (and any borrowings of Revolving Credit Loans to fund such proposed Acquisition), the Borrowers shall have (A) Availability on the date of such proposed Acquisition after giving effect thereto of at least $35,000,000, and (B) projected pro forma Availability for the twelve month period after the date of such proposed Acquisition of at least $35,000,000; and

(h) after giving pro forma effect to such proposed Acquisition (and any borrowings of Revolving Credit Loans to fund such proposed Acquisition), the Leverage Ratio of the Ultimate Parent and its Subsidiaries shall not exceed the ratio required pursuant to Section 7.03(a).

“Permitted Cure Stock” has the meaning specified therefor in the last paragraph of Section 9.01.

“Permitted Discretion” means, as to any Agent or Lender, as the case may be, a determination made in good faith and in the exercise of commercially reasonable (from the perspective of a secured lender) business judgment exercised in accordance with generally applicable practices of such Agent or Lender for transactions of this type.

“Permitted Holder” means ACON Equity Management, L.L.C., a Delaware limited liability company, ACON Equity GenPar, L.L.C., a Delaware limited liability company and any other entity owned or controlled by one or more of the managing members or managers of ACON Equity Management, L.L.C. or ACON Equity GenPar, L.L.C. on the Effective Date (“ACON”), which are Affiliates and Related Funds that are equity funds to the extent such Persons are controlled, directly or indirectly, by ACON by way of ownership or general partner or managing member or manager relationship.

“Permitted Indebtedness” means:

(a) any Indebtedness owing to any Agent or any Lender under this Agreement and the other Loan Documents;

(b) any other Indebtedness listed on Schedule 7.02(b), and the extension of maturity, refinancing or modification of the terms thereof; provided, however, that (i) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Loan Parties in any material respect and the Lenders than the terms of the Indebtedness being extended, refinanced or modified and (ii) after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification, plus any accrued interest, prepayment premium and refinancing costs, and the amount of unfunded commitments with respect thereto;

(c) Indebtedness evidenced by Capitalized Lease Obligations entered into in order to finance Capital Expenditures, which Indebtedness, when aggregated with the principal amount of all Indebtedness incurred under this clause (c) and clause (d) of this definition, does not exceed $5,000,000 at any time outstanding;

(d) Indebtedness permitted by clause (e) of the definition of “Permitted Lien”;

(e) Indebtedness permitted under Section 7.02(e) [Loans, Advances, Investments, Etc.];

(f) Indebtedness incurred in the ordinary course of business under performance, surety, statutory, and appeal bonds;

(g) Indebtedness owed to any Person providing property, casualty, liability, or other insurance to the Loan Parties, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year; and

(h) the incurrence by any Loan Party of Indebtedness under Hedging Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Loan Party’s operations and not for speculative purposes;

(i) Subordinated Indebtedness in an aggregate amount not exceeding $10,000,000 at any time outstanding;

(j) Acquired Indebtedness in an amount not to exceed $5,000,000 outstanding at any one time;

(k) Earnout and other similar contingent obligations incurred to a seller in a Permitted Acquisition in an aggregate amount (calculated based on the maximum amount potentially payable with respect to such obligations) outstanding not to exceed at any time the lesser of (i) $15,000,000 for any Permitted Acquisition and (ii) 20% of the cash purchase price of such Permitted Acquisition;

(l) Intercompany Loan;

(m) to the extent constituting indebtedness, any Permitted Intercompany Advances; and

(n) other unsecured Indebtedness in an aggregate amount at any one time not to exceed $5,000,000.

“Permitted Intercompany Advances” means Investments made by (a) a Loan Party into another Loan Party (other than the Ultimate Parent), (b) the Funko UK Lease Guaranties, (c) a non-Loan Party to another non-Loan Party, (d) a non-Loan Party into a Loan Party, so long as the parties thereto are party to the Intercompany Subordination Agreement, (e) the Intercompany Loan, (f) any intercompany trade receivables and payable between Loan Parties, a Loan Party and a non-Loan Party or non-Loan Parties and any intercompany loan resulting or in connection with cross-currency hedges or swaps, (g) a Loan Party into a non-Loan Party Subsidiary so long as (i) the aggregate outstanding amount of all such Investments made by the Loan Parties following the Effective Date does not exceed (x) $10,000,000 in the aggregate with respect to

Investments made into Funko UK and its Subsidiaries or any other Foreign Subsidiary and (y) $500,000 in the aggregate with respect to Investments made into all other non-Loan Party Subsidiaries, (ii) no Default or Event of Default has occurred and is continuing either before or after giving effect to such Investment and (iii) after giving pro forma effect to such proposed intercompany Investment (and any borrowings of Revolving Credit Loans to fund such proposed intercompany Investment), the Borrowers shall have Availability on the date of such proposed intercompany Investment assuming that such intercompany Investment (and any Revolving Credit Loans drawn to fund such intercompany Investment) had been made on the first day of such 30 day period), of at least $25,000,000. Notwithstanding anything to the contrary in this Agreement, in the case of any such Investment described in clause (e) above consisting of a guarantee or other similar Contingent Obligation issued by any Loan Party to support any Indebtedness or other obligations or liabilities of a non-Loan Party, (i) such guarantee or other Contingent Obligation must be unsecured and (ii) the full amount for which such Loan Party is potentially liable under such guarantee or other Contingent Obligation shall be counted against the limitation set forth above for all Investments under clause (e) above.

“Permitted Investments” means:

(a) Investments in cash, Cash Equivalents and corporate bonds and securities having maturities of not more than three months from the date of acquisition;

(b) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;

(c) advances made in connection with purchases of goods or services in the ordinary course of business;

(d) Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries;

(e) Investments existing on the date hereof, as set forth on Schedule 7.02(e) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof;

(f) Permitted Intercompany Advances and Hedging Agreements permitted pursuant to clause (h) of the definition of Permitted Indebtedness;

(g) extensions of trade credit in the ordinary course of business;

(h) Guaranteed Obligations described in Section 11.01 [Guaranty];

(i) loans and advances to employees, officers and directors of any Loan Party in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Loan Parties not to exceed $250,000 at any one time outstanding;

(j) non-cash loans and advances by Ultimate Parent or any of its Subsidiaries to employees, officers and directors of any of Ultimate Parent and its Subsidiaries, so long as the proceeds of such loans are used in their entirety to purchase such Equity Interests in the Ultimate Parent, the proceeds of which are contributed to the capital of the Parent;

(k) Investments in assets useful in the business of the Borrowers and their Subsidiaries made by a Borrower or any of its Subsidiaries, whether in accordance with Section 2.17(c)(viii) [Reinvestment Rights] or as a result of the making of Capital Expenditures otherwise permitted hereunder.

(l) [intentionally omitted];

(m) [intentionally omitted];

(n) Permitted Acquisitions;

(o) [intentionally omitted ]; and

(p) additional Investments in an aggregate amount not to exceed $3,000,000 during the term of this Agreement (in each case, plus any Available Equity Proceeds), so long as (x) after giving pro forma effect to such proposed Investment the Borrowers shall have (A) Availability on the date of such proposed Investment (assuming that such Investment (and any Revolving Credit Loans drawn to fund such Investment) had been made on the first day of such 30 day period), of at least $25,000,000 and (B) projected pro forma Availability for the twelve month period after the date of such proposed Investment, of at least $25,000,000 and (y) Borrower has provided the Agents, not later than three (3) Business Days (or such shorter period as the Administrative Agent may agree in its reasonable discretion) prior to the anticipated closing date of the proposed Investment, with written confirmation, supported by reasonably detailed calculations, that on a pro forma basis (including, if applicable, pro forma adjustments arising out of events which are directly attributable to such proposed Investment, are factually supportable, and are expected to have a continuing impact, in each case, determined as if the combination had been accomplished at the beginning of the relevant period; such eliminations and inclusions to be mutually and reasonably agreed upon by the Administrative Borrower and the Agents), the Ultimate Parent and its Subsidiaries would have been in compliance with the financial covenants in Section 7.03 [Financial Covenants] of this Agreement for the twelve month period ended immediately prior to the proposed date of consummation of such proposed Investment; provided that the foregoing clauses (x) and (y) shall not be applicable to Investments pursuant to this clause (p) in an aggregate amount not to exceed $2,500,000 during any Fiscal Year.

“Permitted Liens” means:

(a) Liens securing the Obligations;

(b) Liens for taxes, assessments and governmental charges the payment of which is not required under Section 7.01(c) [Compliance with Laws];

(c) Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 45 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

(d) Liens described on Schedule 7.02(a), provided that (i) no such Lien shall at any time be extended to cover any additional property not subject thereto on the Effective Date and (ii) the principal amount of the Indebtedness secured by such Liens shall not be extended, renewed, refunded or refinanced other than in accordance with clause (b) of the definition of Permitted Indebtedness;

(e) purchase money Liens on equipment acquired or held by any Loan Party or any of its Subsidiaries in the ordinary course of its business to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition of such equipment; provided, however, that (A) no such Lien shall extend to or cover any other property of any Loan Party or any of its Subsidiaries and (B) the aggregate principal amount of Indebtedness secured by (i) any or all such Liens and (ii) all Indebtedness permitted by clause (c) of Permitted Indebtedness shall not exceed at any one time outstanding $5,000,000;

(f) deposits and pledges of cash securing (i) obligations incurred in respect of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business and secure obligations not past due;

(g) easements, zoning restrictions, rights of way, and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person’s business;

(h) Liens of landlords and mortgagees of landlords (i) arising by statute or under any lease or related Contractual Obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and (iv) for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;

(i) Liens on real property or equipment securing Indebtedness permitted by subsection (c) of the definition of Permitted Indebtedness;

(j) the title and interest of a lessor, sublessor, licensee or licensor in and to personal property leased or subleased (other than through a capital lease) or licensed, in each case extending only to such personal property;

(k) non-exclusive licenses or sublicenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business;

(l) judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default under Section 9.01(k) [Events of Default];

(m) (i) contractual rights of setoff in favor of vendors and customers arising in the ordinary course of business, (ii) rights of setoff or bankers’ liens upon deposits of cash in favor of banks, securities intermediaries or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts or security accounts in the ordinary course of business and (iii) Liens in favor of collecting banks arising under Section 4-208 of the UCC;

(n) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness;

(o) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

(p) Liens solely on any cash earnest money deposits made by Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition, provided that, the aggregate amount of all such deposits outstanding shall not exceed 20% of the purchase price for the related Permitted Acquisition at any time;

(q) Liens assumed by Borrower or its Subsidiaries in connection with a Permitted Acquisition that secures Acquired Indebtedness, provided that, the Liens permitted pursuant to this clause (q) shall not include any “blanket liens” on all or substantially all of the assets of any Loan Party;

(r) The filing of UCC financing statements solely as a precautionary measure in connection with an operating lease, in each case, relating solely to the property that is the subject of such operating lease;

(s) Liens (i) arising out of any consignments of goods belonging to third-parties to Borrowers as consignee or out of any consignments of goods belonging to Borrowers consignor to third-parties entered into by the Borrowers or any of their Subsidiaries in the ordinary course of business, or (ii) incurred by the Borrowers or their Subsidiaries arising under Section 2-505 of the UCC;

(t) Liens applicable to the assets of any Subsidiary of the Borrowers (excluding any Loan Party) that is not organized under the laws of any jurisdiction of the United States, in each case, so long as such Liens secure Indebtedness or other obligations otherwise permitted to be incurred pursuant to the Loan Documents; and

(u) other Liens which do not secure Indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed $2,500,000.

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

“Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Benefit Plan and a Multiemployer Plan, as defined herein) maintained by any Loan Party or any ERISA Affiliate of a Loan Party or to which any Loan Party or ERISA Affiliate of a Loan Party is required to contribute.

“PNC” means PNC Bank, National Association.

“Post Default Rate” means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 2.00%, or, if a rate of interest is not otherwise in effect, interest at the highest rate specified herein for any Loan then outstanding prior to an Event of Default plus 2.00%.

“Post-Term Cash Collateral” has the meaning specified therefor in Section 3.02(d) [Issuance of Letters of Credit] hereof.

“Post-Term Letter of Credit” has the meaning specified therefor in Section 3.02(d) [Issuance of Letters of Credit] hereof.

“Post-Term Letter of Credit Obligations” has the meaning specified therefor in Section 3.02(d) [Issuance of Letters of Credit] hereof.

“Prime Rate” shall mean the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Administrative Agent. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

“Principal Office” shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.

“Pro Forma EBITDA” means, with respect to any assets acquired in a Permitted Acquisition, the amount of such assets’ Consolidated EBITDA for the most recent trailing twelve (12) month period ending as of the last day of the month preceding the closing of the respective Permitted Acquisition for which financial statements are available, adjusted as provided herein. Such amount shall be determined by the Borrowers and shall be subject to the consent of, (x) if, a quality of earnings report is prepared in accordance with generally accepted standards by a nationally recognized certified public accounting firm, the Agents or (y) if there is no such quality of earnings report, the Agents acting in good faith (such consent not to be unreasonably withheld or delayed), based upon and derived from financial information delivered to the Agents prior to the consummation of such Permitted Acquisition (Pro Forma EBITDA for such assets acquired in such Permitted Acquisition as calculated and consented to as of such closing being referred to as the “Initial Pro Forma EBITDA”). After the closing of such Permitted Acquisition and unless otherwise agreed by the Agents and the Borrowers, Pro Forma EBITDA with respect thereto shall equal Initial Pro Forma EBITDA multiplied by a fraction the numerator of which is 365 minus the number of days after the closing of the Permitted Acquisition included in any period for which financial statements have been delivered and the denominator of which is 365.

For purposes of demonstration only, assuming that a Permitted Acquisition closes on August 1, 2018 and Initial Pro Forma EBITDA has been determined to be $10,000,000, Pro Forma EBITDA with respect to the assets acquired in such Permitted Acquisition for the fiscal period ending September 30, 2018 (assuming financial statements for the period ending September 30, 2018 have been delivered) shall equal:

$10,000,000 x (365 - 60*) / 365 = $8,350,000

*	the number of days elapsed between August 1, 2018 and September 30, 2018.)

“Public Company Expenses” means expenses incurred in connection with (a) [intentionally omitted], (b) compliance with the requirements of the Sarbanes-Oxley Act of 2002, the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as applicable to companies with equity or debt securities held by the public, or the rules of national securities exchanges applicable to companies with listed equity or debt securities, and (c) any other expenses attributable to the status of Public Holdco as a public company and the holding company of Ultimate Parent and its Subsidiaries, including expenses relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ fees, directors’ and officer’s insurance and other executive costs, legal, audit and other professional fees and listing and filing fees.

“Public Holdco” means Funko, Inc., a Delaware corporation.

“Published Rate” shall mean the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the rate at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market for a one month period as published in another publication selected by the Administrative Agent).

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Covered Entity” means any of the following:

(a) a “covered entity” as the term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b) a “covered bank” as the term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c) a “covered FSI” as the term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“QFC Credit Support” shall have the meaning specified in Section 7.01(w) [Acknowledgement Regarding Any Supported QFCs].

“Qualified Cash” means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of a Loan Party that is held in a deposit account maintained in the United States subject to a Cash Management Agreement to the extent required hereunder in favor of the Collateral Agent, for the benefit of the Lenders or with respect to which any Agent is the depositary or securities intermediary~~; provided, that, notwithstanding the foregoing, any amounts owing under the Intercompany Loan shall be deducted from the calculation of “Qualified Cash”~~.

“Qualified ECP Loan Party” means each Borrower or Guarantor that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000 or (b) an Eligible Contract Participant that can cause another Person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the CEA.

“Qualified Equity Interests” means, with respect to any Person, all Equity Interests of such Person that are not Disqualified Equity Interests.

“Ratable Share” shall mean:

(a) with respect to a Lender’s obligation to make Revolving Credit Loans, participate in Letters of Credit and other Letter of Credit Obligations, and receive payments, interest, and fees related thereto, the proportion that such Lender’s Revolving Credit Commitment bears to the Revolving Credit Commitments of all of the Lenders, provided however that if the Revolving Credit Commitments have terminated or expired, the Ratable Shares for purposes of this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.

(b) with respect to a Lender’s obligation to make Term Loans and receive payments, interest, and fees related thereto, the proportion that such Lender’s Term Loans bears to the Term Loans of all of the Lenders.

(c) with respect to all other matters as to a particular Lender, the percentage obtained by dividing (i) such Lender’s Revolving Credit Commitment plus Term Loan, by (ii) the sum of the aggregate amount of the Revolving Credit Commitments plus Term Loans of all Lenders; provided however that if the Revolving Credit Commitments have terminated or expired, the computation in this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments, and not on the current amount of the Revolving Credit Commitments and provided further in the case of Section 4.10 [Defaulting Lenders] when a Defaulting Lender shall exist, “Ratable Share” shall mean the percentage of the aggregate Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment.

“Real Property Deliverables” means each of the following agreements, instruments and other documents in respect of each Facility (to the extent requested by the Collateral Agent and relevant to the applicable jurisdiction):

(a) a Mortgage duly executed by the applicable Loan Party,

(b) evidence of the recording of each such Mortgage in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the Lien purported to be created thereby or to otherwise protect the rights of the Collateral Agent and the Lenders thereunder;

(c) a Title Insurance Policy or bring-down of the existing Title Insurance Policy with respect to each Mortgage, dated as of the Effective Date;

(d) a current ALTA survey and a surveyor’s certificate, in form and substance reasonably satisfactory to the Collateral Agent, certified to the Collateral Agent and to the issuer of the Title Insurance Policy with respect thereto by a licensed professional surveyor reasonably satisfactory to the Collateral Agent;

(e) a copy of each letter issued by the applicable Governmental Authority, evidencing each Facility’s compliance with all applicable building codes, fire codes, other health and safety rules and regulations, parking, density and height requirements and other building and zoning laws;

(f) an opinion of counsel, reasonably satisfactory to the Collateral Agent, in the state where such Facility is located with respect to the enforceability of the Mortgage to be recorded and such other matters as the Collateral Agent may reasonably request;

(g) Phase I Environmental Site Assessments with respect to such real property, certified to the Collateral Agent by a company reasonably satisfactory to the Collateral Agent;

(h) flood insurance for such Facility if all or a portion of any improvements of such Facility is located in an area designated by the Federal Emergency Management Agency as an area having special flood hazards (including, without limitation, those areas designated as Zone A or Zone V), and in which flood insurance has been made available under the U.S. National Flood Insurance Program, in an amount as required by the National Flood Insurance Reform Act of 1994 and related legislation, in each case, as amended; and

(i) such other agreements, instruments and other documents (including guarantees and opinions of counsel) as the Collateral Agent may reasonably require.

“Reference Currency” shall have the meaning specified in the definition of “Equivalent Amount.”

“Register” has the meaning specified therefor in Section 12.07(d) [Assignments and Participations].

“Registered Loans” has the meaning specified therefor in Section 12.07(d) [Assignments and Participations].

“Registration Rights Agreement” means a Registration Rights Agreement by and among Public Holdco and the Original Equity Owner Parties (as defined therein) dated November 1, 2017 and as amended, restated, supplemented or otherwise modified from time to time.

“Regulation T,” “Regulation U” and “Regulation X” mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.

“Reimbursement Obligations” has the meaning specified therefor in Section 3.04(b) [Disbursements; Reimbursements].

“Reinvestment Eligible Funds” has the meaning specified therefor in Section 2.17(c)(viii) [Reinvestment Rights].

“Related Fund” means, with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person.

“Related Party Assignment” has the meaning specified therefor in Section 12.07(b) [Assignments and Participations].

“Related Party Register” has the meaning specified therefor in Section 12.07(d) [Assignments and Participations].

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.

“Relevant Interbank Market” shall mean in relation to Euro or British Pounds Sterling, the London Interbank Market, and in relation to any other currencies, the applicable offshore interbank market. Notwithstanding the foregoing, the references to the currencies listed in this definition shall only apply if such currencies are or become available as Optional Currencies in accordance with the terms hereof.

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (b) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (c) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (d) perform any other actions authorized by 42 U.S.C. § 9601.

“Replacement Lender” has the meaning specified therefore in Section 12.02(b) [Amendments, Etc.].

“Reportable Compliance Event” shall mean that any Covered Entity (x) becomes a Sanctioned Person, or (y) is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or (z) has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Reportable Event” means an event described in Section 4043 of ERISA or the regulations promulgated thereunder, other than an event for which the 30 day notice period is waived.

“Required Lenders” means Lenders whose Ratable Share aggregate more than 50%; provided, that if, at any time, there shall be fewer than three Lenders, all Lenders shall be required as Required Lenders (Lenders that are Affiliates of one another being considered as one Lender for purposes of this proviso).

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Revolving Credit Commitment” shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment for Revolving Credit Loans,” as such Commitment is thereafter assigned or modified and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Lenders.

“Revolving Credit Loans” shall mean collectively and “Revolving Credit Loan” shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrower pursuant to ~~Section~~ Section 2.01 [Revolving Credit Commitments] or Section 3.04 [Disbursements, Reimbursement].

“Revolving Facility Usage” shall mean at any time the sum of the outstanding Revolving Credit Loans, the outstanding Swing Loans, and the Letter of Credit Obligations.

“Revolving Loan Lender” means a Lender with a Revolving Credit Commitment.

“Sanctioned Country” means a country that is the subject of a comprehensive sanctions program maintained under any Anti-Terrorism Law (as of the Effective Date, only the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria are the subject of comprehensive sanctions program; however, the list may be updated from time to time).

“Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or that is the subject of any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

“SEC” means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

“Second Amendment” means that certain Second Amendment to Credit Agreement, dated as of September 23, 2019, by and among the Loan Parties, Lenders, Agents, L/C Issuer and Swing Loan Lender.

“Second Amendment Effective Date” has the meaning specified therefor in the Second Amendment.

“Secured Party” means any Agent, any Lender, the L/C Issuer, any Bank Product Provider and each other holder of any of the Obligations.

“Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

“Securitization” has the meaning specified therefor in Section 12.07(i) [Assignments and Participations].

“Security Agreement” means a Pledge and Security Agreement, in form and substance satisfactory to the Collateral Agent, made by the Loan Parties in favor of the Collateral Agent for the benefit of the Secured Parties securing the Obligations, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Security Documents” means, collectively, the Security Agreement and the documents listed on Schedule 1.1(C) hereto or otherwise executed and delivered by a Loan Party which purports to grant a Lien in favor of the Collateral Agent for the benefit of the Secured Parties securing the Obligations, in each case as amended, amended and restated, supplemented or otherwise modified from time to time.

“Senior Officer” means the President, Chief Executive Officer, Chief Financial Officer or Chief Operating Officer of any Loan Party.

“Settlement Date” means the Business Day on which the Administrative Agent elects to effect settlement pursuant Section 4.06 [Settlement Date Procedures].

“Solvent” means, with respect to any Person and its subsidiaries on a particular date, that on such date (i) the fair value of the property of such Person on a going concern basis is not less than the total amount of the liabilities of such Person, (ii) the present fair salable value of the assets of such Person and its subsidiaries on a going concern basis is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (iii) such Person and its subsidiaries is able to realize upon their assets and pay their debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Subordinated Indebtedness” means any Indebtedness of any Loan Party the terms of which are reasonably satisfactory to the Agents and which has been expressly subordinated in right of payment to all Indebtedness of such Loan Party under the Loan Documents (i) by the execution and delivery of a subordination agreement, in form and substance reasonably satisfactory to the Agents, or (ii) otherwise on terms and conditions (including, without limitation, subordination provisions, payment terms, interest rates, covenants, remedies, defaults and other material terms) reasonably satisfactory to the Agents; it being understood that the following terms in respect of such Indebtedness will be satisfactory to the Agents: (1) no cash principal or interest payments prior to the maturity thereof, (2) matures at least 180 days after the Final Maturity Date, (3) subject to customary limited exceptions, indefinite standstill period on the exercise of remedies (whether or not of a type available to unsecured creditors) until the Obligations are Paid in Full, and (4) unsecured.

“Subsidiary” means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (a) the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (b) of which more than 50% of (i) the outstanding Equity Interests having (in the absence of contingencies) ordinary voting power to elect a majority of the Board of Directors of such Person, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

“Supported QFC” shall have the meaning specified in Section 7.01(w) [Acknowledgement Regarding Any Supported QFCs].

“Swap” means any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder other than (a) a swap entered into on, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender Provided Hedge Agreement.

“Swing Loan Commitment” shall mean PNC’s commitment to make Swing Loans to the Borrowers pursuant to Section 2.01(b) [Swing Loan Commitment] hereof in an aggregate principal amount up to $~~5,000,000~~7,500,000.

“Swing Loan Lender” shall mean PNC, in its capacity as a lender of Swing Loans.

“Swing Loan Note” shall mean the Swing Loan Note executed by the Borrowers evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

“Swing Loan Request” shall mean a request for Swing Loans made in accordance with Section 2.05 [Swing Loan Requests] hereof.

“Swing Loans” shall mean collectively and Swing Loan shall mean separately all Swing Loans or any Swing Loan made by PNC to the Borrowers pursuant to Section 2.01(b) [Swing Loan Commitment] hereof.

“Swing Rate” shall mean the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one-day period (or, if no such rate is published therein for any reason, then the Swing Rate shall be the rate at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market for a one-day period as published in another publication selected by the Administrative Agent). Any change in the Swing Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs. Notwithstanding the foregoing, if the Swing Rate as determined above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.

“Swing Rate Loan” shall mean each portion of a Loan that bears interest at a rate determined by reference to the Swing Rate Option.

“Swing Rate Option” shall mean the option of the Borrowers to have Loans bear interest at the rate and under the terms set forth in Section 2.09(c)(B) [Swing Loan Swing Rate Option].

“Taxes” has the meaning specified therefor in Section 2.19(a) [Taxes].

“Tax Receivable Agreement” means a Tax Receivable Agreement by and among Public Holdco, Ultimate Parent, each of the Members (as defined therein) from time to time party thereto and the Management Representative (as defined therein) dated November 1, 2017 as amended, restated, supplemented or otherwise modified from time to time; provided that such amendments shall not be, when taken as a whole, materially adverse to the Lenders.

“Termination Event” means (a) any event that causes any Loan Party or any of its Subsidiaries to incur liability under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the Internal Revenue Code, (b) the filing of a notice of intent to terminate a Pension Benefit Plan or the treatment of an Pension Benefit Plan amendment as a termination under Section 4041 of ERISA, (c) the institution of proceedings by the PBGC to terminate a Plan, (d) any other event or condition (i) which might constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, any Pension Benefit Plan or (ii) that may result in the termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; (e) notice that a Multiemployer Plan is subject to Section 4245 of ERISA; or (f) the imposition of any other liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent, upon any Loan Party or any ERISA Affiliate of a Loan Party.

“Term Loan” shall have the meaning specified in Section 2.01(c) [Term Loan Commitments]; Term Loans shall mean collectively all of the Term Loans.

“Term Loan Commitment” shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment for Term Loans,” as such Commitment is thereafter assigned or modified and Term Loan Commitments shall mean the aggregate Term Loan Commitments of all of the Lenders.

“Term Loan Obligations” means any Obligations with respect to the Term Loans (including, without limitation, the principal thereof, the interest thereon, and the fees and expenses specifically related thereto).

“Title Insurance Policy” means a mortgagee’s loan policy, in form and substance reasonably satisfactory to the Collateral Agent, together with all endorsements made from time to time thereto, issued by or on behalf of a title insurance company reasonably satisfactory to the Collateral Agent, insuring the Lien created by a Mortgage in an amount and on terms reasonably satisfactory to the Collateral Agent, delivered to the Collateral Agent.

“Total Commitment” means the sum of the Total Revolving Credit Commitment and the Total Term Loan Commitment.

“Total Revolving Credit Commitment” means an amount equal to Maximum Revolving Loan Amount in effect from time to time, and shall also mean, as the context may require, the collective obligations of all Revolving Loan Lenders pursuant to their respective Revolving Credit Commitments.

“Total Term Loan Commitment” means, collectively, the sum of the amounts of the Lenders’ Term Loan Commitments on

Schedule 1.1(B).

“Transferee” has the meaning specified therefor in Section 2.19(a) [Taxes].

“TTM Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated EBITDA of such Person and its Subsidiaries for the trailing twelve-month period then ended.

“UCP 600” has the meaning specified therefor in Section 3.02(b) [Issuances of Letters of Credit].

“Underground Toys” means Underground Toys Limited, a private limited company formed under the laws of England and Wales.

“Underground Toys Acquisition” means the acquisition by Funko UK of certain assets of Underground Toys pursuant to the Underground Toys APA.

“Underground Toys APA” means that certain Asset Purchase Agreement, dated as of December 22, 2016, by and among Funko UK, Underground Toys and the stockholders of Underground Toys, as in effect on the Effective Date.

“Underground Toys Earnout” means the cash earnout to be paid in connection with the Underground Toys Acquisition pursuant to Section 3.7(b) of the Underground Toys APA.

“Uniform Commercial Code” has the meaning specified therefor in Section 1.04.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (PATRIOT) Act of 2001 (Title III of Pub. L. 107-56, Oct. 26, 2001) as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (Pub. L. 109-177, March 9, 2006), as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“U.S. Person” means any person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Special Resolution Regimes” shall have the meaning specified in Section 7.01(w) [Acknowledgement Regarding Any Supported QFCs].

“WARN” has the meaning specified therefor in Section 6.01(z) [Employee and Labor Matters].

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and

Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

Section 1.03 Certain Matters of Construction. References in this Agreement to “determination” by any Agent include good faith estimates by such Agent (in the case of quantitative determinations) and good faith beliefs by such Agent (in the case of qualitative determinations). A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by the Required Lenders or by each Lender affected thereby or by all Lenders, as applicable. Any Lien referred to in this Agreement or any other Loan Document as having been created in favor of any Agent (or any subagent or designee or delegee of any Agent), any agreement entered into by any Agent (or any subagent or designee or delegee of any Agent) pursuant to this Agreement or any other Loan Document, any payment made by or to or funds received by any Agent (or any subagent or designee or delegee of any Agent) pursuant to or as contemplated by this Agreement or any other Loan Document, or any act taken or omitted to be taken by any Agent (or any subagent or designee or delegee of any Agent), shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of the Agents and the Lenders (including each Bank Product Provider). Wherever the phrase “to the knowledge of any Loan Party” or words of similar import relating to the knowledge or the awareness of any Loan Party are used in this Agreement or any other Loan Document, such phrase shall mean and refer to the actual knowledge of a Senior Officer of any Loan Party. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

Section 1.04 Accounting and Other Terms.

(a) Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP applied on a basis consistent with those used in preparing the Financial Statements. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Ultimate Parent and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded. Unless otherwise expressly provided herein, all financial calculations shall be performed with Inventory valued on a first-in, first-out basis and calculations shall be made so as to exclude (without duplication of any adjustments otherwise provided in the calculation of amounts and ratios) the effect of purchase accounting adjustments associated with any Permitted Acquisition.

(b) All terms used in this Agreement which are defined in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “Uniform Commercial Code”) and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as any Agent may otherwise determine.

Section 1.05 Time References; Notices. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; provided, however, that with respect to a computation of fees or interest payable to any Agent, any Lender, any Swing Loan Lender or the L/C Issuer, such period shall in any event consist of at least one full day. Any notice or report specified to be due hereunder on a date that is not a Business Day shall be due on next Business Day following such due date.

Section 1.06 Currency Calculations. All financial statements and Compliance Certificates shall be set forth in Dollars. For purposes of preparing the financial statements, calculating financial covenants and determining compliance with covenants expressed in Dollars, Optional Currencies shall be converted to Dollars in accordance with GAAP.

ARTICLE II.

THE LOANS

Section 2.01 Revolving Credit Commitments, Swing Loans and Term Loan.

(a) Revolving Credit Loans; Optional Currency Loans. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Revolving Loan Lender severally agrees to make Revolving Credit Loans in either Dollars or one or more Optional Currencies to the Borrowers at any time or from time to time on or after the date hereof to the Final Maturity Date; provided that after giving effect to each such Loan (i) the aggregate Dollar Equivalent amount of Revolving Credit Loans from such Lender shall not exceed such Lender’s Revolving Credit Commitment minus such Lender’s Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations, (ii) the Revolving Facility Usage shall not exceed the Revolving Credit Commitments, (iii) no Revolving Credit Loan to which the Base Rate Option applies shall be made in an Optional Currency, and (iv) the aggregate Dollar Equivalent principal amount of Revolving Credit Loans made in an Optional Currency (each an “Optional Currency Loan”) shall not exceed $~~25,000,000~~50,000,000 (the “Optional Currency Sublimit”). Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.01.

(b) Swing Loan Commitment. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, PNC may, at its option, be cancelable at any time for any reason whatsoever, make swing loans in Dollars (the “Swing Loans”) to the Borrowers at any time or from time to time after the date hereof to, but not including, the Final Maturity Date, in an aggregate principal amount up to but not in excess of $~~5,000,000~~7,500,000, provided that after giving effect to such Loan, the Revolving Facility Usage shall not exceed the aggregate Revolving Credit Commitments of the Lenders. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.01(b).

(c) Term Loan Commitments. Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth, each Lender severally agrees to make a term loan (the “Term Loan”) to the Borrowers on the Effective Date in Dollars in such principal amount as the Borrowers shall request up to, but not exceeding such Lender’s Term Loan Commitment. Nature of Lenders’ Obligations with Respect to Term Loans; Repayment Terms. The obligations of each Lender to make Term Loans to the Borrowers shall be in the proportion that such Lender’s Term Loan Commitment bears to the Term Loan Commitments of all Lenders to the Borrowers, but each Lender’s Term Loan to the Borrowers shall never exceed its Term Loan Commitment. The failure of any Lender to make a Term Loan shall not relieve any other Lender of its obligations to make a Term Loan nor shall it impose any additional liability on any other Lender hereunder; provided, that, for the avoidance of doubt, notwithstanding anything to the contrary set forth herein, PNC shall be obligated to make the Term Loan on the Effective Date in the aggregate principal amount of $235,000,000. The Lenders shall have no obligation to make Term Loans hereunder after the Effective Date. The Borrowers shall not have the right to reborrow the Term Loans under Section 2.01(c) [Term Loan Commitments] after repayment. The Term Loans shall be repayable in consecutive quarterly installments, with each installment to be due and payable on the last day of each quarter, as follows:

QUARTER ENDING:	PRINCIPAL PAYMENT:
December 31, 2018 through and including the quarter ending September 30, 2020	$2,937,500
December 31, 2020 through and including the quarter ending September 30, 2022	$5,875,000
December 31, 2022 and each fiscal quarter thereafter until the Final Maturity Date	$7,343,750

The outstanding unpaid principal amount of the Term Loan and all accrued and unpaid interest thereon, shall be due and payable on the earliest of (i) the date of the acceleration of the Term Loans in accordance with the terms hereof and (ii) the Final Maturity Date.

Section 2.02 Nature of Lenders’ Obligations with Respect to Revolving Credit Loans. Each Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.05 [Revolving Credit Loan Requests; Swing Loan Requests] in accordance with its Ratable Share. The aggregate Dollar Equivalent of each Lender’s Revolving Credit Loans outstanding hereunder to the Borrowers at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrowers to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Final Maturity Date.

Section 2.03 Commitment Fees. Accruing from the date hereof until the Final Maturity Date, the Borrowers agree to pay to the Administrative Agent for the account of each Lender according to its Ratable Share, a nonrefundable commitment fee (the “Commitment Fee”) equal to the Applicable Commitment Fee Rate (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) multiplied by the average daily difference between the amount of (i) the Revolving Credit Commitments and (ii) the Dollar Equivalent amount of the Revolving Facility Usage (provided however, that solely in connection with determining the share of each Lender in the Commitment Fee, the Revolving Facility Usage with respect to the portion of the Commitment Fee allocated to PNC shall include the full amount of the outstanding Swing Loans, and with respect to the portion of the Commitment Fee allocated by the Administrative Agent to all of the Lenders other than PNC, such portion of the Commitment Fee shall be calculated (according to each such Lender’s Ratable Share) as if the Revolving Facility Usage excludes the outstanding Swing Loans); provided, further, that any Commitment Fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrowers prior to such time; and provided further that no Commitment Fee shall accrue with respect to the Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Subject to the proviso in the directly preceding sentence, all Commitment Fees shall be payable in arrears on each Payment Date and in U.S. Dollars. For the avoidance of doubt, and without limiting the generality of Section 4.01 [Payments] hereof, Borrowers hereby agree that if any such Commitment Fee has become due and payable and remains unpaid, the entire amount thereof may be charged to the Loan Account of Borrowers as a Revolving Loan made as a Base Rate Loan; provided that upon any such charge to the Loan Account, Administrative Agent shall give prompt notice to Administrative Borrower of such charge and of the calculation and total amount of such Commitment Fee so charged on any date).

Section 2.04 Reduction of Revolving Credit Commitments. The Borrowers shall have the right, upon not less than five (5) Business Days’ notice to the Administrative Agent to reduce the aggregate amount of the Revolving Credit Commitments (ratably among the Lenders in proportion to their Ratable Shares); provided that no such reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, (x) the Revolving Facility Usage would exceed the aggregate Revolving Credit Commitments of the Lenders or (y) the Revolving Credit Commitment would be less than $25,000,000. Any such reduction shall be in an amount equal to at least $5,000,000, or a whole multiple thereof, and shall reduce permanently the

Revolving Credit Commitments then in effect. Any such reduction shall be accompanied by a replacement Note reflecting the new amount, if any Notes have been issued, together with outstanding Commitment Fees, and the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 2.25 [Indemnity] hereof) to the extent necessary to cause the aggregate Revolving Facility Usage after giving effect to such prepayments to be equal to or less than the Revolving Credit Commitments as so reduced. Any notice to reduce the Revolving Credit Commitments under this Section 2.04 shall be irrevocable.

Section 2.05 Revolving Credit Loan Requests; Swing Loan Requests.

(a) Revolving Credit Loan Requests. Except as otherwise provided herein, the Borrowers may from time to time prior to the Final Maturity Date request the Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans or Term Loans pursuant to Section 2.11 [Interest Periods], by delivering to the Administrative Agent, not later than 2:00 p.m., (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans in Dollars to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro-Rate Option for any Loans in Dollars; (ii) not later than 2:00 p.m., (a) four (4) Business Days prior to the proposed Borrowing Date with respect to the making of Optional Currency Loans or the date of conversion to or renewal of the Euro-Rate Option for any Optional Currency Loan, and (b) the same Business Day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, written notice thereof or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a “Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable, except as otherwise agreed by the Administrative Agent, and shall specify (A) the aggregate amount of the proposed Loans comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amount shall be in (x) the minimum amount of $1,000,000 (or the Dollar Equivalent thereof) for each Borrowing Tranche, (B) which Interest Rate Option shall apply to the proposed Dollar denominated Loans comprising the applicable Borrowing Tranche, (C) the currency in which such Revolving Credit Loans shall be funded if the Borrower elects an Optional Currency, (D) the applicable Interest Rate Option, and (E) an appropriate Interest Period, if applicable.

(b) Swing Loan Requests. Except as otherwise provided herein, the Borrowers may from time to time prior to the Final Maturity Date request the Swing Loan Lender to make Swing Loans by delivering to the Swing Loan Lender not later than 3:00 p.m. on the proposed Borrowing Date written notice thereof or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a “Swing Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be not less than $250,000.

Section 2.06 Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.

(a) Making Revolving Credit Loans. The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.05 [Revolving Credit Loan Requests; Swing Loan Requests], notify the Lenders of its receipt of such Loan Request specifying the information provided by the Borrowers, including the currency in which the Revolving Credit Loan is requested, and the apportionment among the Lenders of the requested Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.02 [Nature of Lenders’ Obligations with Respect to Revolving Credit Loans]. Each Lender shall remit the principal amount of each Revolving Credit Loan in the requested currency (in the case of Optional Currency Loans, in Dollars if so requested by the Administrative Agent) to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 5.02 [Condition Precedent to All Loans and Letters of Credit], fund such Revolving Credit Loans to the Borrowers in U.S. Dollars or the requested Optional Currency (as applicable) in immediately available funds at the Principal Office prior to 4:00 p.m., on the applicable Borrowing Date; provided that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds, including funds in the requested Optional Currency, the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 2.06(b) [Presumptions by the Administrative Agent].

(b) Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Base Rate Loan, or, for Loans other than Base Rate Loans, prior to the close of business the day before the Borrowing Date, that such Lender will not make available to the Administrative Agent such Lender’s share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.06(a) [Making Revolving Credit Loans] and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in the appropriate currency with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate (or, for payments in an Optional Currency, the Overnight Rate), and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrowers, the interest rate applicable to Loans under the Base Rate Option. If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(c) Making Swing Loans. So long as PNC elects to make Swing Loans, PNC shall, after receipt by it of a Swing Loan Request pursuant to Section 2.05(b), [Swing Loan Requests] fund such Swing Loan to the Borrowers in U.S. Dollars only and in immediately available funds at the Principal Office prior to 5:00 p.m. on the Borrowing Date.

(d) Repayment of Revolving Credit Loans. The Borrowers shall repay the Revolving Credit Loans together with all outstanding interest thereon on the Final Maturity Date.

(e) Borrowings to Repay Swing Loans. PNC may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Lender shall make a Revolving Credit Loan in an amount equal to such Lender’s Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if PNC so requests, accrued interest thereon, provided that no Lender shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment minus its Ratable Share of Letter of Credit Obligations. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.05(a) [Revolving Credit Loan Requests] without regard to any of the requirements of that provision. PNC shall provide notice to the Lenders (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section (e) and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.05(a) [Revolving Credit Loan Requests] are then satisfied) by the time PNC so requests, which shall not be earlier than 3:00 p.m. on the Business Day next after the date the Lenders receive such notice from PNC.

(f) Swing Loans Under Cash Management Agreements. In addition to making Swing Loans pursuant to the foregoing provisions of Section 2.06(c) [Making Swing Loans], without the requirement for a specific request from the Borrowers pursuant to Section 2.05(b) [Swing Loan Requests], PNC as the Swing Loan Lender may make Swing Loans to the Borrowers in accordance with the provisions of the agreements between the Borrowers and such Swing Loan Lender relating to the Borrowers’ deposit, sweep and other accounts at such Swing Loan Lender and related arrangements and agreements regarding the management and investment of the Borrowers’ cash assets as in effect from time to time (the “Cash Management Agreements”) to the extent of the daily aggregate net negative balance in the Borrowers’ accounts which are subject to the provisions of the Cash Management Agreements. Swing Loans made pursuant to this Section (f) in accordance with the provisions of the Cash Management Agreements shall (i) be subject to the limitations as to aggregate amount set forth in Section 2.01(b) [Swing Loan Commitment], (ii) not be subject to the limitations as to individual amount set forth in Section 2.05(b) [Swing Loan Requests], (iii) be payable by the Borrowers, both as to principal and interest, at the rates and times set forth in the Cash Management Agreements (but in no event later than the Final Maturity Date), (iv) not be made at any time after such Swing Loan Lender has received written notice of the occurrence of an Event of Default and so long as such shall continue to exist, or, unless consented to by the Required Lenders, a Default and so long as such shall continue to exist, (v) if not repaid by the Borrowers in accordance with the provisions of the Cash Management Agreements, be subject to each Lender’s obligation pursuant to Section (e) [Borrowings to Repay Swing Loans], and (vi) except as provided in the foregoing subsections (a) through (e), be subject to all of the terms and conditions of this Section 2.06(f).

Section 2.07 Notes. The Obligation of the Borrowers to repay the aggregate unpaid principal amount of the Revolving Credit Loans, Swing Loans and Term Loans made to it by each Lender, together with interest thereon, shall be evidenced, upon such Lender’s request, by a revolving credit Note, a swing Note or a term Note, dated the Effective Date payable to such Lender in a face amount equal to the Revolving Credit Commitment, Swing Loan Commitment or Term Loan Commitment, as applicable, of such Lender.

Section 2.08 Utilization of Commitments in Optional Currencies.

(a) Periodic Computations of Dollar Equivalent Amounts of Revolving Credit Loans that are Optional Currency Loans and Letters of Credit Outstanding; Repayment in Same Currency. Swing Loans Under Cash Management Agreements. For purposes of determining utilization of the Revolving Credit Commitments, the Administrative Agent will determine the Dollar Equivalent amount of (i) the outstanding and proposed Revolving Credit Loans that are Optional Currency Loans and Letters of Credit to be denominated in an Optional Currency as of the requested Borrowing Date or date of issuance, as the case may be, (ii) the outstanding Letter of Credit Obligations denominated in an Optional Currency as of the last Business Day of each month, and (iii) the outstanding Revolving Credit Loans denominated in an Optional Currency as of the end of each Interest Period (each such date under clauses (i) through (iii), and any other date on which the Administrative Agent determines it is necessary or advisable to make such computation, in its sole discretion, is referred to as a “Computation Date”). Unless otherwise provided in this Agreement or agreed to by the Administrative Agent and the Borrowers, each Loan and Reimbursement Obligation shall be repaid or prepaid in the same currency in which the Loan or Reimbursement Obligation was made.

(b) European Monetary Union.

(i) Payments In Euros or Dollars Under Certain Circumstances. If (i) any Optional Currency ceases to be lawful currency of the nation issuing the same and is replaced by the Euro or (ii) any Optional Currency and the Euro are at the same time recognized by any governmental authority of the nation issuing such currency as lawful currency of such nation and the Administrative Agent or the Required Lenders shall so request in a notice delivered to the Borrowers, then any amount payable hereunder by any party hereto in such Optional Currency shall instead be payable in Euros or Dollars and the amount so payable shall be determined by translating the amount payable in such Optional Currency to Euros or Dollars at the exchange rate established by that nation for the purpose of implementing the replacement of the relevant Optional Currency by Euros or Dollars (and the provisions governing payments in Optional Currencies or Dollars in this Agreement shall apply to such payment in the Euro as if such payment in the Euro were a payment in an Optional Currency). Prior to the occurrence of the event or events described in clause (i) or (ii) of the preceding sentence, each amount payable hereunder in any Optional Currency will, except as otherwise provided herein, continue to be payable only in that currency.

(ii) Additional Compensation Under Certain Circumstances. The Borrowers agrees, at the request of any Lender, to compensate such Lender for any loss, cost, expense or reduction in return that such Lender shall reasonably determine shall be incurred or sustained by such Lender as a result of the replacement of any Optional Currency by Euros or Dollars and that would not have been incurred or sustained but for the transactions provided for herein. A certificate of any Lender setting forth such Lender’s determination of the amount or amounts necessary to compensate such Lender shall be delivered to the Borrowers and shall be conclusive absent manifest error so long as such determination is made on a reasonable basis. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(iii) Requests for Additional Optional Currencies. The Borrowers may deliver to the Administrative Agent a written request that Revolving Credit Loans hereunder also be permitted to be made in any other lawful currency (other than Dollars), in addition to the currencies specified in the definition of “Optional Currency” herein, provided that such currency must be freely traded in the offshore interbank foreign exchange markets, freely transferable, freely convertible into Dollars and available to the Lenders in the Relevant Interbank Market. The Administrative Agent will promptly notify the Lenders of any such request promptly after the Administrative Agent receives such request. The Administrative Agent will promptly notify the Borrowers of the acceptance or rejection by the Administrative Agent and each of the Lenders of the Borrower’s request. The requested currency shall be approved as an Optional Currency hereunder only if the Administrative Agent and all of the Lenders approve of the Borrowers’ request.

Section 2.09 Interest Rate Options. The Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option, Swing Rate Option or Euro-Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrowers may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than five (5) Borrowing Tranches in the aggregate among all of the Loans and provided further that if an Event of Default or Default exists and is continuing, the Borrower may not request, convert to, or renew the Euro-Rate Option for any Loans and the Required Lenders may demand that all existing Borrowing Tranches bearing interest under the Euro-Rate Option shall be converted immediately to the Base Rate Option in Dollars, subject to the obligation of the Borrowers to pay any indemnity under Section 2.25 [Indemnity] in connection with such conversion. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s highest lawful rate. Interest on the principal amount of each Optional Currency Loan shall be paid by the Borrowers in such Optional Currency.

(a) Revolving Credit Interest Rate Options; Swing Line Interest Rate. The Borrowers shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:

(A) Revolving Credit Base Rate Option: A fluctuating rate per annum equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(B) Revolving Credit Euro-Rate Option: A rate per annum equal to the Euro-Rate as determined for each applicable Interest Period plus the Applicable Margin.

~~Subject to Section 2.12 [Interest After Default], only the Base Rate Option applicable to Revolving Credit Loans shall apply to the Swing Loans.~~

(b) Term Loan Interest Rate Options. The Borrowers shall have the right to select from the following Interest Rate Options applicable to the Term Loans:

(A) Term Loan Base Rate Option: A fluctuating rate per annum equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(B) Term Loan Euro-Rate Option: A rate per annum equal to the Euro-Rate plus the Applicable Margin.

(c) Swing Loan Interest Rate Options. The Borrowers shall have the right to select from the following Interest Rate Options applicable to the Swing Loans:

(A) Swing Loan Base Rate Option: A fluctuating rate per annum equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(B) Swing Loan Swing Rate Option: A fluctuating rate per annum equal to the Swing Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Swing Rate.

(~~c~~d ) Interest Act (Canada). For purposes of the Interest Act (Canada): (i) whenever any interest or fee under this Agreement is calculated on the basis of a period of time other than a calendar year, such rate used in such calculation, when expressed as an annual rate, is equivalent to (x) such rate, multiplied by (y) the actual number of days in the calendar year in which the period for which such interest or fee is calculated ends, and divided by (z) the number of days in such period of time, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

Section 2.10 Rate Calculations; Rate Quotations. All computations of interest for Base Rate Loans and Swing Rate Loans (including Base Rate Loans determined by reference to the Daily LIBOR Rate and Swing Rate Loans determined by reference to the Swing Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed or, in the case of interest in respect of Loans denominated in Optional Currencies as to which market practice differs from the foregoing, in accordance with such market practice. The Borrowers may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

Section 2.11 Interest Periods. At any time when the Borrowers shall select, convert to or renew a Euro-Rate Option, the Borrowers shall notify the Administrative Agent thereof by delivering a Loan Request to the Administrative Agent (i) at least three (3) Business Days prior to the effective date of such Euro-Rate Option with respect to a Loan denominated in Dollars, and (ii) at least four (4) Business Days prior to the effective date of such Euro-Rate Option with respect to an Optional Currency Loan. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Euro-Rate Option:

(a) Amount of Borrowing Tranche. Each Borrowing Tranche of Loans under the Euro-Rate Option shall be in integral multiples of, and not less than, the respective amounts set forth in Section 2.05(a) [Revolving Credit Loan Requests] or such lower amount outstanding on such Borrowing Tranche;

(b) Renewals. In the case of the renewal of a Euro-Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day; and

(c) No Conversion of Optional Currency Loans. No Optional Currency Loan may be converted into a Loan with a different Interest Rate Option, or a Loan denominated in a different Optional Currency.

Section 2.12 Interest After Default. To the extent permitted by Law, upon the occurrence of an Event of Default under Section 9.01(a), (f) or (g) and until such time such Event of Default under Section 9.01(a), (f) or (g) shall have been cured or waived, (a) at the discretion of the Administrative Agent or (b) (i) upon written demand by the Required Lenders or (ii) automatically upon an Event of Default under Section 9.01(f) or (g):

(a) Letter of Credit Fees, Interest Rate. The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.18(c) [Letter of Credit Fees] or Section 2.09 [Interest Rate Options], respectively, shall be increased by 2.0% per annum;

(b) Other Obligations. Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable to Revolving Credit Loans under the Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is Paid In Full; and

(c) Acknowledgment. The Borrowers acknowledge that the increase in rates referred to in this Section 2.12 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by Borrowers upon demand by Administrative Agent. Each Borrower hereby authorizes the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account pursuant to Section 4.01 [Payments] with the amount of any past-due interest payment payable hereunder.

Section 2.13 Rates Unascertainable; Illegality; Increased Costs; Deposits Not Available; Optional Currency Not Available.

(a) Unascertainable. If on any date on which a Euro-Rate or Swing Rate would otherwise be determined, the Administrative Agent shall have determined that:

(i) adequate and reasonable means do not exist for ascertaining such Euro-Rate or Swing Rate, or

(ii) a contingency has occurred which materially and adversely affects the Relevant Interbank Market relating to the Euro-Rate or Swing Rate,

then the Administrative Agent shall have the rights specified in Section 2.15 [Administrative Agent’s and Lender’s Rights].

(b) Illegality; Increased Costs. If at any time, as a result of a Change in Law, any Lender shall have determined that:

(i) the making, maintenance or funding of any Loan to which a Euro-Rate Option or Swing Rate Option applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Governmental Authority or with any request or directive of any such Governmental Authority, or

(ii) such Euro-Rate Option or Swing Rate Option will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan,

then the Administrative Agent shall have the rights specified in Section 2.15 [Administrative Agent’s and Lender’s Rights].

Section 2.14 Optional Currency Not Available. If at any time the Administrative Agent shall have determined that a fundamental change has occurred in the foreign exchange or interbank markets with respect to any Optional Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), then (i) the Administrative Agent shall notify the Borrower of any such determination, and (ii) the Administrative Agent shall have the rights specified in Section 2.15 [Administrative Agent’s and Lender’s Rights].

Section 2.15 Administrative Agent’s and Lender’s Rights.

(a) In the case of any event specified in Section 2.13(a) [Unascertainable] above, the Administrative Agent shall promptly so notify the Lenders and the Borrower thereof, in the case of an event specified in Section 2.13(b) [Illegality; Increased Costs], and in the case of an event specified in Section 2.14 [Optional Currency Not Available] above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrower to select, convert to or renew a Euro-Rate Option or Swing Rate Option or select an Optional Currency, as applicable, shall be suspended until the Administrative Agent shall have later notified the Borrower, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under Section 2.13(a) [Unascertainable] and the Borrower has previously notified the Administrative Agent of its selection of, conversion to or renewal of a Euro-Rate Option or Swing Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Lender notifies the Administrative Agent of a determination under Section 2.13(b) [Illegality; Increased Costs], the Borrower shall, subject to the Borrower’s indemnification Obligations under Section 2.25 [Indemnity], as to any Loan of the Lender to which a Euro-Rate Option or Swing Rate Option applies, on the date specified in such notice either (i) as applicable, convert such Loan to the Base Rate Option otherwise available with respect to such Loan or select a different Optional Currency or Dollars, or (ii) prepay such Loan in accordance with Section 2.17 [Prepayments of Loans]. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date. If the Administrative Agent makes a determination under Section 2.14 [Optional Currency Not Available] then, until the Administrative Agent notifies the Borrower that the circumstances giving rise to such determination no longer exist, (i) the availability of Loans in the affected Optional Currency shall be suspended, (ii) the outstanding Loans in such affected Optional Currency shall be converted into Dollar Loans (in an amount equal to the Dollar Equivalent of such outstanding Optional Currency Loans) (x) on the last day of the then current Interest Period if the Lenders may lawfully continue to maintain Loans in such Optional Currency to such day, or (y) immediately if the Lenders may not lawfully continue to maintain Loans in such Optional Currency, and interest thereon shall thereafter accrue at the Base Rate Option.

(b) If the Administrative Agent determines (which determination shall be final and conclusive, absent manifest error) that either (i) (A) the circumstances set forth in Section 2.13 [Rates Unascertainable, Etc.] have arisen and are unlikely to be temporary, or (B) the circumstances set forth in Section 2.13 [Rates Unascertainable, Etc.] have not arisen but the applicable supervisor or administrator (if any) of the Euro-Rate or Swing Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying the specific date after which the Euro-Rate or Swing Rate shall no longer be used for determining interest rates for loans (either such date, a “Euro Termination Date”), or (ii) a rate other than the Euro-Rate or Swing Rate, as applicable, has become a widely recognized benchmark rate for newly originated loans in Dollars in the U.S. market, then the Administrative Agent may (in consultation with the Borrowers) choose a replacement index for the Euro-Rate or Swing Rate, as applicable, and make adjustments to applicable margins and related amendments to this Agreement as referred to below such that, to the extent practicable, the all-in interest rate based on the replacement index will be substantially equivalent to the all-in Euro-Rate-based or Swing Rate-based (as applicable) interest rate in effect prior to its replacement.

(c) The Administrative Agent and the Borrowers shall enter into an amendment to this Agreement to reflect the replacement index, the adjusted margins and such other related amendments as may be appropriate, in the discretion of the Administrative Agent, for the implementation and administration of the replacement index-based rate. Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, Section 12.02 [Amendments, Etc.]), such amendment shall become effective without any further action or consent of any other party to this Agreement at 5:00 p.m. on the tenth (10th) Business Day after the date a draft of the amendment is provided to the Lenders, unless the Administrative Agent receives, on or before such tenth (10th) Business Day, a written notice from the Required Lenders stating that such Lenders object to such amendment.

(d) Selection of the replacement index, adjustments to the applicable margins, and amendments to this Agreement (i) will be determined with due consideration to the then-current market practices for determining and implementing a rate of interest for newly originated loans in the United States and loans converted from a Euro-Rate-based rate or a Swing Rate-based rate to a replacement index-based rate, and (ii) may also reflect adjustments to account for (x) the effects of the transition from the Euro-Rate or Swing Rate to the replacement index and (y) yield- or risk-based differences between the Euro-Rate or Swing Rate and the replacement index.

(e) Until an amendment reflecting a new replacement index in accordance with this Section 2.15 is effective, each advance, conversion and renewal of a Loan advanced at the Euro-Rate Option or Swing Rate Option will continue to bear interest with reference to the Euro-Rate or Swing Rate, as applicable; provided however, that if the Administrative Agent determines (which determination shall be final and conclusive, absent manifest error) that a Euro Termination Date has occurred, then following the Euro Termination Date, all Loans to which a Euro-Rate Option or Swing Rate Option applies shall automatically be converted to Base Rate Loans until such time as an amendment reflecting a replacement index and related matters as described above is implemented.

(f) Notwithstanding anything to the contrary contained herein, if at any time the replacement index is less than zero, at such times, such index shall be deemed to be zero for purposes of this Agreement.

Section 2.16 Selection of Interest Rate Options. If the Borrowers fail to select a new Interest Period to apply to any Borrowing Tranche of Loans under the Euro-Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 2.11 [Interest Periods], the Borrowers shall be deemed to have converted such Borrowing Tranche to the Base Rate Option, as applicable to Revolving Credit Loans or Term Loans as the case may be, commencing upon the last day of the existing Interest Period, and such currency conversion to U.S. Dollars shall be determined by the Administrative Agent at the time of such conversion.

Section 2.17 Prepayment of Loans.

(a) [Intentionally Omitted].

(b) Optional Prepayment.

(i) Revolving Credit Loans. At any time and from time to time, the Borrowers may prepay the principal of any Revolving Credit Loan, in whole or in part without premium or penalty.

(ii) Term Loans. The Borrowers may, at any time and from time to time, upon at least five (5) Business Days’ prior written notice to the Administrative Agent, prepay the principal of the Term Loans, in whole or in part, without premium or penalty, so long as, after giving pro forma effect to such proposed payment, no Default or Event of Default shall have occurred and be continuing. Each prepayment made pursuant to this clause (b)(ii) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid. Each such prepayment shall be applied, at the Borrower’s option, ratably to the Term Loans against the remaining installments of principal due thereon until Paid in Full, either in the order of maturity as to the installments due with respect to the applicable Term Loan or in the inverse order of maturity as the Administrative Borrower may elect and designate in writing.

(iii) Termination of Agreement. Notwithstanding anything to the contrary in this Section 2.17 [Prepayment of Loans], upon at least ten (10) days prior written notice to the Administrative Agent, the Administrative Borrower may terminate this Agreement by Paying in Full to the Administrative Agent the Obligations, and the Lenders’ obligations to extend credit hereunder shall terminate concurrently with such repayment. The Borrowers shall be obligated to Pay in Full the Obligations on the date set forth as the date of termination of this Agreement in such notice; provided that such notice of termination may be rescinded (and/or updated to provide a new payoff date) by the Administrative Borrower if any transaction involving the refinancing or repayment of the Obligations fails to close.

(iv) Whenever the Borrowers desire to prepay any part of the Loans, it shall provide a prepayment notice to the Administrative Agent by 3:00 p.m. at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans denominated in Dollars, and at least five (5) Business Days prior to the date of prepayment of the Term Loan or any Optional Currency Loans, or no later than 3:00 p.m. on the date of prepayment of Swing Loans, setting forth the following information:

(A) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

(B) a statement indicating the application of the prepayment between the Revolving Credit Loans, Term Loans and Swing Loans;

(C) a statement indicating the application of the prepayment between Loans to which the Base Rate Option or Swing Rate Option applies and Loans and Optional Currencies to which the Euro-Rate Option applies; and

(D) the total principal amount of such prepayment, which shall not be less than the lesser of (i) the Revolving Facility Usage or (ii) $250,000 for any Swing Loan or $1,000,000 for any Revolving Credit Loan or Term Loan.

(c) Mandatory Prepayment.

(i) Currency Fluctuations. If on any Computation Date the Revolving Facility Usage is equal to or greater than the Revolving Credit Commitments as a result of a change in exchange rates between one (1) or more Optional Currencies and Dollars, then the Administrative Agent shall notify the Borrower of the same. The Borrower shall pay or prepay (subject to Borrower’s indemnity obligations under Section 2.20 [Increased Costs and Reduced Return] and Section 2.25 [Indemnity]) within five (5) Business Days after receiving such notice such that the Revolving Facility Usage shall not exceed the aggregate Revolving Credit Commitments after giving effect to such payments or prepayments.

(ii) [Intentionally Omitted].

(iii) [Intentionally Omitted].

(iv) Excess Cash Flow. Within ten (10) Business Days of the date on which audited annual financial statements are required to be delivered pursuant to Section 7.01(a)(iii) [Reporting Requirements] (the “ECF Due Date”), commencing with the delivery to the Agents and the Lenders of the financial statements for the Fiscal Year ending on December 31, 2019 or, if such financial statements are not delivered to the Agents and the Lenders on the date such statements are required to be delivered pursuant to Section 7.01(a)(iii) [Reporting Requirements], ten (10) Business Days after the date such statements are required to be delivered to the Agents and the Lenders pursuant to Section 7.01(a)(iii), the Borrowers shall prepay the outstanding principal amount of the Loans in an amount equal to the result of (to the extent positive): 50% (or (x) if the Leverage Ratio measured for the four Fiscal Quarter period ending on the last day of such Fiscal Year was less than or equal to 2.00:1.00 but greater than 1.50:1.00, 25% or (y) if the Leverage Ratio measured for the four Fiscal Quarter period ending on the last day of such Fiscal Year was less than or equal to 1.50:1.00, 0%) of the Excess Cash Flow of the Ultimate Parent and its Subsidiaries for such Fiscal Year; minus any voluntary prepayments made with respect to the Term Loans (which, for the avoidance of doubt, shall exclude the proceeds of any Permitted Cure Stock), the proceeds for which dollar-for-dollar credit shall be given.

(v) Dispositions. Subject to Section 2.17(c)(viii) below, not later than three (3) Business Days following any Disposition by any Loan Party pursuant to Sections 7.02(c)(ii)(B) [Fundamental Changes; Dispositions] and 7.02(c)(ii)(C) [Fundamental Changes; Dispositions], the Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with clause (d) below in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Disposition to the extent that the aggregate amount of Net Cash Proceeds received by the Loan Parties (and not paid to the Administrative Agent as a prepayment of the applicable Loans) shall exceed for all such Dispositions, $1,500,000 in any Fiscal Year. Nothing contained in this Section 2.17(c)(v) shall permit any Loan Party or any of its Subsidiaries to make a Disposition of any property other than in accordance with Section

7.02(c)(ii) [Fundamental Changes; Dispositions]. For the avoidance of doubt, the payment of Cash Settlements or Share Settlements (as defined in the Funko LLC Agreement) shall not constitute Dispositions subject to this Section 2.17(c)(v), and shall be permitted notwithstanding any of the covenants set forth in Section 7.02.

(vi) Debt Issuances. Not later than one (1) Business Day following the issuance or incurrence by any Loan Party of any Indebtedness (other than Permitted Indebtedness), the Borrowers shall prepay the outstanding amount of the Obligations in accordance with clause (d) below in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith The provisions of this Section 2.17(c)(vi) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.

(vii) Casualty and Condemnation. Subject to Section 2.17(c)(viii) below, not later than three (3) Business Days following the receipt by any Loan Party of any casualty insurance (other than business interruption insurance) or condemnation proceeds in respect of any Collateral in excess of $1,000,000 in any Fiscal Year, the Borrowers shall prepay the outstanding principal of the Obligations in accordance with clause (d) below in an amount equal to 100% of such insurance or condemnation proceeds, net of any reasonable expenses incurred in collecting such insurance or condemnation proceeds, provided that the threshold referred to above shall not be applicable to limit repayment obligations under this Section 2.17(vii) at any time when an Event of Default has occurred and is continuing.

(viii) Reinvestment Rights. Notwithstanding the foregoing, with respect to Net Cash Proceeds received by any Loan Party in connection with a Disposition or the receipt of insurance proceeds or condemnation awards that are required to be used to prepay the Obligations pursuant to Section 2.17(c)(v) or 2.17(c)(vii), (collectively, the “Reinvestment Eligible Funds”) shall not be required to be so used to prepay the Obligations to the extent that such Reinvestment Eligible Funds are used to purchase, replace, repair, restore or otherwise acquire properties or assets used in such Person’s business, provided that, (i) no Default or Event of Default has occurred and is continuing on the date such Person receives such Reinvestment Eligible Funds, (ii) the Administrative Borrower delivers a certificate to the Administrative Agent pursuant to Section 7.01(a)(iv) [Reporting Requirements], (iii) such Reinvestment Eligible Funds are deposited in a Cash Management Account, and (iv) upon the earlier of (a) the expiration of 180-day period following the receipt of such Reinvestment Eligible Funds or (b) the occurrence of a Default or an Event of Default, such Reinvestment Eligible Funds, if not theretofore so used, shall be used to prepay the Obligations in accordance with Section 2.17(c)(v) or Section 2.17(c)(vii) as applicable.

(d) Application of Payments. Each prepayment pursuant to subsections (c)(iv), (c)(v), (c)(vi), and (c)(vii) above shall be applied, first, to the applicable Term Loans, ~~and~~ second, to the Swing Loans, and third to the Revolving Credit Loans (other than Swing Loans). Prepayments of the Term Loans pursuant to Section 2.17(c) shall be applied against the scheduled amortization (other than any balloon payment) in respect of the Term Loan on pro rata basis, with the balance applied to the balloon payment, if any. All prepayments required pursuant to this Section 2.17 shall first be applied among the Interest Rate Options to the principal amount of the Loans subject to the Base Rate Option, then to Loans denominated in Dollars and subject to a Euro-Rate Option, then to the Optional Currency Loans.

(e) Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, prepayments required under Section 2.17(c) shall continue to be applied in the manner set forth in this Section 2.17(d), unless the Administrative Agent has elected to, or have been directed by the Collateral Agent to, apply payments and other proceeds of Collateral in accordance with Section 4.09(b) [Apportionment of Payments], in which case prepayments required under Section 2.17(c) [Mandatory Prepayments] shall be applied in the manner set forth in Section 4.09(b) [Apportionment of Payments]. Except as provided in Section 2.15 [Administrative Agent’s and Lender’s Rights], if the Borrowers prepay a Loan but fail to specify the applicable Borrowing Tranche which the Borrowers are prepaying, the prepayment shall be applied (i) first to Revolving Credit Loans and then to Term Loans; and (ii) after giving effect to the allocations in clause (i) above and in the preceding sentence, first to the Revolving Credit Loans and Term Loans to which the Base Rate Option applies, then to Revolving Credit Loans which are not Optional Currency Loans and the Term Loans to which the Euro-Rate Option applies, then to Optional Currency Loans, then to Swing Loans to which the Base Rate Option applies, then to Swing Loans to which the Swing Rate Option applies. Any prepayment hereunder shall be subject to the Borrower’s Obligation to indemnify the Lenders under Section 2.25 [Indemnity]. Prepayments shall be made in the currency in which such Loan was made unless otherwise directed by the Administrative Agent.

(f) Interest and Fees. Any prepayment made pursuant to this Section 2.17 shall be accompanied by (i) accrued interest on the principal amount being prepaid to the date of prepayment, (ii) any losses payable pursuant to Section 2.25 [Indemnity], (iii) [intentionally omitted] and (iv) if such prepayment would reduce the amount of the outstanding Loans to zero at a time when the Total Revolving Credit Commitment has been terminated, such prepayment shall be accompanied by the payment of all fees accrued to such date pursuant to Section 2.18 [Fees].

(g) Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.17, payments with respect to any subsection of this Section 2.17 are in addition to payments made or required to be made under any other subsection of this Section 2.17.

Section 2.18 Fees.

(a) Fee Letter. As and when due and payable under the terms of the Fee Letter, the Borrowers shall pay the fees set forth in the Fee Letter.

(b) [Intentionally Omitted].

(c) Letter of Credit Fees. The Borrowers shall pay (A) to the Administrative Agent, for the ratable benefit of the Revolving Loan Lenders, a Letter of Credit fee in Dollars, or at the Administrative Agent’s option, the Optional Currency in which each Letter of Credit is issued (in addition to the charges, commissions, fees, and costs set forth in clause (B) below) which shall accrue at a rate per annum equal to the Applicable Letter of Credit Fee Rate, times the daily balance of the Maximum Undrawn Amount of all outstanding Letters of Credit, for the period from and excluding the date of issuance of same to and including the date of expiration or termination, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable quarterly in arrears on the first day of each quarter commencing January 1, 2019 and on the Final Maturity Date, and (B) to the Administrative Agent, for the benefit of the L/C Issuer, a fronting fee of 0.125% per annum times the daily balance of the Maximum Undrawn Amount of all outstanding Letters of Credit in Dollars, for the period from and excluding the date of issuance of same to and including the date of expiration or termination, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable quarterly in arrears on the first day of each quarter and on the Final Maturity Date, together with any and all customary administrative, issuance, amendment, payment and negotiation charges (as per the L/C Issuer’s standard fee schedule) with respect to any Letters of Credit and all fees and expenses as agreed upon by the L/C Issuer and the Borrowers in connection with any Letter of Credit, including in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder and shall reimburse Administrative Agent for any and all fees and expenses, if any, paid by the Administrative Agent to the L/C Issuer, which charges and fees shall be payable on demand or as otherwise mutually agreed upon by the Administrative Agent and the Borrowers (all of the foregoing fees and charges in paragraphs collectively, the “Letter of Credit Fees”). All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or pro-ration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the L/C Issuer’s prevailing charges for that type of transaction;

Section 2.19 Taxes. i) Any and all payments by any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto (“Taxes”), except as required by applicable law. If any applicable law requires the deduction or withholding of any Taxes from any such payment, then the applicable Loan Party or the Administrative Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Taxes are Indemnified Taxes, then the sum payable by the Loan Party shall be increased as necessary so that after such deduction or withholding of Indemnified Taxes has been made (including such deduction or withholdings applicable to additional sums payable under this Section) the applicable Lender or the Administrative Agent (for amounts paid to the Administrative Agent in its capacity as such) receives an amount equal to the sum it would have received had no such deduction or withholding of Indemnified Taxes been made. For this purpose, “Indemnified Taxes” means (x) all Taxes imposed on or with respect to any payment made by or on account of any Obligation of any Loan Party under any Loan Document, other than Excluded Taxes, and (y) to the extent not otherwise described in (x), Other Taxes. For this purpose, “Excluded Taxes” means the following Taxes imposed on or with respect to a Lender, the L/C Issuer or an Agent or required to be withheld or deducted from any payment to a Lender, the L/C Issuer or an Agent (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (A) imposed as a result of the applicable recipient being organized under the laws of, or having its principal office or, in the case of any Lender or the L/C Issuer, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes,

(ii) in the case of a Lender or the L/C Issuer, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such person with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (A) such person acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Administrative Borrower pursuant to Section 2.22(b)) or (B) such person changes its lending office, except in each case to the extent that, pursuant to this Section 2.19, amounts with respect to such Taxes were payable either to such person’s assignor immediate before such person became a party hereto or to such person immediately before it changed its lending office, (iii) Taxes attributable to a Lender or L/C Issuer or Agent’s failure to comply with Section 2.19(d) below, and (iv) any Taxes imposed under FATCA.

(b) In addition, each Loan Party agrees to pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes. Each Loan Party shall deliver to each Agent, each Lender and the L/C Issuer official receipts (or other evidence of payment reasonably satisfactory to the Administrative Agent) in respect of any Taxes payable hereunder promptly after payment of such Taxes.

(c) Without duplication of amounts compensated by Sections 2.19(a) and (b), the Loan Parties hereby jointly and severally indemnify and agree to hold each Agent, each Lender and the L/C Issuer harmless from and against Indemnified Taxes (including, Indemnified Taxes imposed on any amounts payable under this Section 2.19) paid by such Person, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within 10 days from the date on which any such Person makes written demand therefore specifying in reasonable detail the nature and amount of such Indemnified Taxes or Other Taxes. A certificate as to the amount of such payment or liability delivered to the Administrative Borrower by a Lender or the L/C Issuer (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(d) (1) Any Lender (which term shall include for purposes of this Section 2.19(d) the L/C Issuer) that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Administrative Borrower and the Administrative Agent, at the time or times reasonably requested by the Administrative Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Administrative Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Administrative Borrower or the Administrative Agent shall deliver such other documentation prescribed by applicable law or reasonably requested by the Administrative Borrower or the Administrative Agent as will enable the Administrative Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (d)(ii)(A), (ii)(B) and (ii)(D) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) Any Lender that is a U.S. Person shall deliver to the Administrative Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) Any Lender that is not a U.S. Person (a “Foreign Lender”) shall, to the extent it is legally entitled to do so, deliver to the Administrative Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Administrative Agent), whichever of the following is applicable:

(1) In the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) Executed copies of IRS Form W-8ECI;

(3) In the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of any Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, or a controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4) To the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanies by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(C) Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Administrative Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Administrative Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirement of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Administrative Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Administrative Borrower or the Administrative Agent as may be necessary for the Administrative Borrower and the Administrative Agent to comply with any obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) On or before the date it becomes an Agent hereunder, each agent shall provide to the Administrative Borrower a duly completed IRS Form W-9, or alternatively a duly completed copy of IRS Form W-8IMY with the effect that Borrowers may make payments to the Agent, to the extent such payments are received by the Administrative Agent as an intermediary, without deduction or withholding of any Taxes imposed by the United States.

Each Lender and Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Administrative Borrower and/or the Administrative Agent in writing of its legal inability to do so.

(e) If any Agent, any Lender or the L/C Issuer determines in its good faith that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.19, it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.19 with respect to Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(f) The obligations of the parties under this Section 2.19 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 2.20 Increased Costs and Reduced Return. ii) If any Lender, any Agent or the L/C Issuer shall have determined that any Change in Law shall (i) subject such Agent, such Lender or the L/C Issuer, or any Person controlling such Agent, such Lender or the L/C Issuer to any tax, duty or other charge with respect to this Agreement or any Loan made by such Agent or such Lender or any Letter of Credit issued by the L/C Issuer, or change the basis of taxation of payments to such Agent, such Lender or the L/C Issuer or any Person controlling such Agent, such Lender or the L/C Issuer of any amounts payable hereunder (except for Indemnified Taxes and Excluded Taxes), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan, any Letter of Credit or against assets of or held by, or deposits with or for the account of, or credit extended by, such Agent, such Lender or the L/C Issuer or any Person controlling such Agent, such Lender or the L/C Issuer or (iii) impose on such Agent, such Lender or the L/C Issuer or any Person controlling such Agent, such Lender or the L/C Issuer any other condition (other than with respect to the matters specifically described (or excluded from) clause (i) and (ii) above) regarding this Agreement or any Loan or Letter of Credit, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to such Agent, such Lender or the L/C Issuer of making any Loan, issuing, guaranteeing or participating in any Letter of Credit, or agreeing to make any Loan or issue, guaranty or participate in any Letter of Credit, or to reduce any amount received or receivable by such Agent, such Lender or the L/C Issuer hereunder, then, upon demand by such Agent, such Lender or the L/C Issuer, the Borrowers shall pay to such Agent, such Lender or the L/C Issuer such additional amounts as will compensate such Agent, such Lender or the L/C Issuer for such increased costs or reductions in amount; provided, however, that notwithstanding anything to the contrary in this Section 2.20(a), it shall be a condition to a Lender’s or L/C Issuer’s exercise of its rights, if any, under this Section 2.20(a) that such Lender or L/C Issuer shall generally be exercising similar rights with respect to borrowers under similar agreements.

(b) If any Agent, any Lender or the L/C Issuer shall have determined that any Change in Law either (i) affects or would affect the amount of capital required or expected to be maintained by such Agent, such Lender or the L/C Issuer or any Person controlling such Agent, such Lender or the L/C Issuer, and such Agent, such Lender or the L/C Issuer determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained, Letters of Credit issued or any guaranty or participation with respect thereto, such Agent’s, such Lender’s or the L/C Issuer’s or such other controlling Person’s other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on such Agent’s, such Lender’s or the L/C Issuer’s such other controlling Person’s capital to a level below that which such Agent, such Lender or the L/C Issuer or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained, Letters of Credit issued, or any guaranty or participation with respect thereto or any agreement to make Loans, to issue Letters of Credit or such Agent’s, such Lender’s or the L/C Issuer’s or such other controlling Person’s other obligations hereunder (in each case, taking into consideration, such Agent’s, such Lender’s or the L/C Issuer’s or such other controlling Person’s policies with respect to capital adequacy), then, upon demand by such Agent, such Lender or the L/C Issuer, the Borrowers shall pay to such Agent, such Lender or the L/C Issuer from time to time such additional amounts as will compensate such Agent, such Lender or the L/C Issuer for such cost of maintaining such increased capital or such reduction in the rate of return on such Agent’s, such Lender’s or the L/C Issuer’s or such other controlling Person’s capital; provided, however, that notwithstanding anything to the contrary in this Section 2.20(b), it shall be a condition to a Lender’s or L/C Issuer’s exercise of its rights, if any, under this Section 2.20(b) that such Lender or L/C Issuer shall generally be exercising similar rights with respect to borrowers under similar agreements.

(c) All amounts payable under this Section 2.20 shall bear interest from the date that is ten (10) days after the date of demand by any Agent, any Lender or the L/C Issuer until Payment in Full to such Agent, such Lender or the L/C Issuer at the Base Rate. A certificate of such Agent, such Lender or the L/C Issuer claiming compensation under this Section 2.20, specifying the event herein above described and the nature of such event shall be submitted by such Agent, such Lender or the L/C Issuer to the Administrative Borrower, setting forth the additional amount due and an explanation of the calculation thereof, and such Agent’s, such Lender’s or the L/C Issuer’s reasons for invoking the provisions of this Section 2.20, and shall be final and conclusive absent manifest error.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 2.20 shall not constitute a waiver of such Lender’s right to demand such compensation; provided, that the Borrowers shall not be required to compensate such Agent, such Lender or the L/C Issuer pursuant to this Section 2.20 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Agent, Lender or L/C Issuer, as the case may be, notifies the Administrative Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Agent’s, Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 days period referred to above shall be extended to include the period of retroactive effect thereof).

(e) The obligations of the Loan Parties under this Section 2.20 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(f) The Borrowers shall pay to each Lender (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Loan under the Euro-Rate Option equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement under Regulation D or under any similar, successor or analogous requirement of the Board of Governors of the Federal Reserve System (or any successor) or any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans under the Euro-Rate Option, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which in each case shall be due and payable on each date on which interest is payable on such Loan; provided that in each case the Borrowers shall have received at least ten days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender and such Lender shall generally be exercising similar rights with respect to borrowers under similar agreements. If a Lender fails to give notice ten days prior to the relevant Payment Date, such additional interest or costs shall be due and payable ten days from receipt of such notice.

Section 2.21 [Intentionally Omitted].

Section 2.22 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requires the Borrowers to pay any additional amounts under Section 2.15 [Administrative Agent’s and Lender’s Rights], Section 2.19 [Taxes] or requests compensation under Section 2.20 [Increased Costs and Reduced Return], then such Lender shall (at the request of the Administrative Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to such Section in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.

(b) If any Lender requires the Borrowers to pay any additional amounts under Section 2.15 [Administrative Agent’s and Lender’s Rights] or Section 2.19 [Taxes] or requests compensation under Section 2.20 [Increased Costs and Reduced Return] and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with clause (a) above in a manner that eliminates the accrual of such additional amounts, or if any Lender is a Defaulting Lender, then the Administrative Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.07 [Assignments and Participations]), all of its interests, rights and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) the Borrowers or assignee shall have paid to the Agents any assignment fees specified in Section 12.07 [Assignments and Participations];

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.15 [Administrative Agent’s and Lender’s Rights] or Section 2.20 [Increased Costs and Reduced Return]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(iii) in the case of any such assignment resulting from payments required to be made pursuant to Section 2.15 [Administrative Agent’s and Lender’s Rights] or Section 2.19 [Taxes] a claim for compensation under Section 2.20 [Increased Costs and Reduced Return], such assignment will result in a reduction in such compensation or payments thereafter; and

(iv) such assignment does not conflict with applicable law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Administrative Borrower to require such assignment and delegation cease to apply.

Section 2.23 Currency Conversion Procedures for Judgments. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties hereby agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which in accordance with normal lending procedures the Administrative Agent could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

Section 2.24 Indemnity in Certain Events. The obligation of Borrowers in respect of any sum due from Borrowers to any Lender hereunder shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by any Lender of any sum adjudged to be so due in such Other Currency, such Lender may in accordance with normal lending procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Lender in the Original Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Lender against such loss.

Section 2.25 Indemnity. In addition to the compensation or payments required by Section 2.19 [Taxes] or Section 2.20 [Increased Costs and Reduced Return], the Borrowers shall indemnify each Lender against all liabilities, losses or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any:

(a) payment, prepayment, conversion or renewal of any Loan to which a Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due), or any voluntary prepayment without the required notice,

(b) attempt by the Borrowers to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.05 [Revolving Credit Loan Requests; Swing Loan Requests] or Section 2.11 [Interest Periods] or notice relating to prepayments under Section 2.17 [Prepayments of Loans], or

(c) If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrowers of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrowers to such Lender ten (10) Business Days after such notice is given.

Section 2.26 Increase in Maximum Revolving Loan Amount or Term Loan Commitment.

(a) Borrowers may, at any time prior to the Final Maturity Date, request that the Maximum Revolving Loan Amount or Term Loan Commitment be increased by (1) one or more of the current Lenders increasing their Revolving Credit Commitment or Term Loan Commitment (any current Lender which elects to increase its Revolving Credit Commitment or Term Loan Commitment, as applicable, shall be referred to as an “Increasing Lender”) or (2) one or more new lenders (each a “New Lender”) joining this Agreement and providing a Revolving Credit Commitment or Term Loan Commitment hereunder, as applicable, subject to the following terms and conditions:

(i) No current Lender shall be obligated to increase its Revolving Credit Commitment or Term Loan Commitment, any increase in the Revolving Credit Commitment or Term Loan Commitment, as applicable, by any current Lender shall be in the sole discretion of such current Lender and an opportunity to participate in such increase must first be offered to the existing Lenders to participate on a pro rata basis based on their then-existing respective commitment percentages;

(ii) Borrowers may not request the addition of a New Lender unless (and then only to the extent that) there is insufficient participation on behalf of the existing Lenders in the increased Revolving Credit Commitments or Term Loan Commitment, as applicable, being requested by Borrowers;

(iii) There shall exist no Event of Default or Default on the effective date of such increase after giving effect to such increase;

(iv) After giving effect to such increase, the Maximum Revolving Loan Amount shall not exceed $75,000,000 or the Term Loan Commitment shall not exceed $260,000,000, as applicable ~~(for the avoidance of doubt, the~~. The principal amount of all increases under this Section 2.26 ~~during the life of this Agreement~~after the Second Amendment Effective Date shall not exceed $25,000,000 in the aggregate~~)~~;

(v) No single such increase in the Maximum Revolving Loan Amount or Term Loan Commitment, as applicable, shall be for an amount less than $5,000,000;

(vi) Borrowers shall deliver to Administrative Agent on or before the effective date of such increase the following documents in form and substance satisfactory to Administrative Agent: (1) certifications of their corporate secretaries or an Authorized Officer with attached resolutions certifying that the increase in the Revolving Credit Commitment or Term Loan Commitment, as applicable, has been approved by such Borrowers, (2) certificate dated as of the effective date of such increase certifying that, on a pro forma basis after giving effect to such increase, no Default or Event of Default shall have occurred and be continuing and certifying that the representations and warranties made by each Borrower herein and in the other Loan Documents are true and complete in all material respects with the same force and effect as if made on and as of such date (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date), (3) such other agreements, instruments and information (including supplements or modifications to this Agreement and/or the other Loan Documents executed by Borrowers as Administrative Agent reasonably deems necessary in order to document the increase to the Maximum Revolving Loan Amount or Term Loan Commitment, as applicable, and to protect, preserve and continue the perfection and priority of the liens, security interests, rights and remedies of Administrative Agent and Lenders hereunder and under the other Loan Documents in light of such increase, and (4) an opinion of counsel(s) in form and substance reasonably satisfactory to Administrative Agent which shall cover such matters related to such increase as Administrative Agent may reasonably require and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Administrative Agent and Lenders;

(vii) Borrowers shall execute and deliver, to the extent requested, (1) to each Increasing Lender a replacement note reflecting the new amount of such Increasing Lender’s Revolving Credit Commitment or Term Loan Commitment, as applicable, after giving effect to the increase (and the prior note issued to such Increasing Lender shall be deemed to be cancelled and will be returned to the Borrowers promptly) and (2) to each New Lender a Note reflecting the amount of such New Lender’s Revolving Credit Commitment or Term Loan Commitment, as applicable;

(viii) Any New Lender shall be subject to the approval of Administrative Agent and L/C Issuer (not to be unreasonably withheld or delayed);

(ix) Each Increasing Lender shall confirm its agreement to increase its Revolving Credit Commitment or Term Loan Commitment, as applicable, pursuant to an acknowledgement in a form acceptable to Agent, signed by it and each Borrower and delivered to Administrative Agent at least five (5) days before the effective date of such increase; and

(x) Each New Lender shall execute a lender joinder satisfactory to Administrative Agent pursuant to which such New Lender shall join and become a party to this Agreement and the Other Documents with a Revolving Credit Commitment or Term Loan Commitment, as applicable, as set forth in such lender joinder.

(b) On the effective date of such increase to the Maximum Revolving Loan Amount, if applicable, the Ratable Share of the Revolving Credit Commitment of Lenders holding a Revolving Credit Commitment (including each Increasing Lender and/or New Lender) shall be recalculated such that each such Lender’s Ratable Share of the Revolving Credit Commitment is equal to (x) the Revolving Credit Commitment of such Lender divided by (y) the aggregate of the Revolving Credit Commitment of all Lenders. Each Lender shall participate in any new Revolving Credit Loans made on or after such date in accordance with its Ratable Share of the Revolving Credit Commitment after giving effect to the increase in the Maximum Revolving Loan Amount and recalculation of the Ratable Share of the Revolving Credit Commitment contemplated by this Section 2.26. On the effective date of such increase to the Term Loan Commitment, if applicable, the Ratable Share of the Term Loan Commitment of Lenders holding a Term Loan Commitment (including each Increasing Lender and/or New Lender) shall be recalculated such that each such Lender’s Ratable Share of the Term Loan Commitment is equal to (x) the Term Loan Commitment of such Lender divided by (y) the aggregate of the Term Loan Commitment of all Lenders.

(c) On the effective date of such increase to the Maximum Revolving Loan Amount, if applicable, each Increasing Lender shall be deemed to have purchased an additional/increased participation in, and each New Lender will be deemed to have purchased a new participation in, each then outstanding Letter of Credit and each drawing thereunder and each then outstanding Swing Loan in an amount equal to such Lender’s Ratable Share of the Revolving Credit Commitment (as calculated pursuant to Section 2.26(b) above) of the Maximum Undrawn Amount of each such Letter of Credit (as in effect from time to time) and the amount of each drawing and of each such Swing Loan, respectively. As necessary to effectuate the foregoing, each existing Lender holding a Revolving Credit Commitment that is not an Increasing Lender shall be deemed to have sold to each applicable Increasing Lender and/or New Lender, as necessary, a portion of such existing Lender’s participations in such outstanding Letters of Credit and drawings and such outstanding Swing Loans such that, after giving effect to all such purchases and sales, each Lender holding a Revolving Credit Commitment (including each Increasing Lender and/or New Lender) shall hold a participation in all Letters of Credit (and drawings thereunder) and all Swing Loans in accordance with their respective Ratable Share of the Revolving Credit Commitment (as calculated pursuant to Section 2.26(b) above).

(d) On the effective date of such increase, Borrowers shall pay all reasonable and documented out-of-pocket cost and expenses incurred by Administrative Agent and by each Increasing Lender and New Lender, to the extent invoiced at least three (3) Business Days prior to the effective date of such increase, in connection with the negotiations regarding, and the preparation, negotiation, execution and delivery of all agreements and instruments executed and delivered by any of Administrative Agent, Borrowers and/or Increasing Lenders and New Lenders in connection with, such increase (including all fees for any supplemental or additional public filings of any other Loan Documents necessary to protect, preserve and continue the perfection and priority of the liens, security interests, rights and remedies of Administrative Agent and Lenders hereunder and under the other Loan Documents in light of such increase).

ARTICLE III.

LETTERS OF CREDIT

Section 3.01 Letters of Credit. Subject to the terms and conditions hereof, the L/C Issuer shall issue or cause the issuance of standby and/or trade letters of credit (collectively, “Letters of Credit”) for the account of the Borrowers or any of their Subsidiaries upon the request of Administrative Borrower (each such Letter of Credit, a “Letter of Credit”), which such Letters of Credit shall be denominated either Dollars or an Optional Currency. The Maximum Undrawn Amount of all outstanding Letters of Credit shall not exceed in the aggregate at any time the lower of (i) (A) the Total Revolving Commitment minus (B) the aggregate principal amount of all Revolving Credit Loans then outstanding, or (ii) the Letter of Credit Sublimit.

Section 3.02 Issuance of Letters of Credit.

(a) Subject to the terms hereof, the Administrative Borrower may request the L/C Issuer to issue or cause the issuance of a Letter of Credit for itself or any Subsidiary (subject to the limitations contained in subclause (g) of the definition of Permitted Intercompany Advances) by delivering to the Administrative Agent, at the Payment Office, prior to 2:00 p.m. (New York time), at least five (5) Business Days’ prior to the proposed date of issuance, the L/C Issuer’s form of letter of credit application (the “Letter of Credit Application”) completed to the reasonable satisfaction of the L/C Issuer, and such other certificates, documents and other papers and information as the L/C Issuer may reasonably request. The Administrative Borrower, also has the right to give instructions and make agreements with the L/C Issuer with respect to any application, any applicable letter of credit and related security agreement, any applicable letter of credit reimbursement agreement and/or any other applicable agreement, and the disposition of applicable documents, and to agree with the L/C Issuer upon any amendment, extension or renewal of any Letter of Credit.

(b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts, other written demands for payment, or acceptances of drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) except as provided in Section 3.02(d) below, have an expiry date not later than twelve (12) months after such Letter of Credit’s date of issuance (subject to automatic renewals) and in no event later than the date that is 1 Business Day prior to the Final Maturity Date. Each standby Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 600, and any amendments or revision thereof adhered to by the Issuer (“UCP 600”) or the International Standby Practices (ISP98-International Chamber of Commerce Publication Number 590) (“ISP98 Rules”), as determined by the L/C Issuer, and each trade Letter of Credit shall be subject to UCP 600.

(c) The Administrative Agent shall use its reasonable efforts to notify the Lenders of the request by the Administrative Borrower for a Letter of Credit hereunder.

(d) Notwithstanding anything to the contrary set forth in Section 3.02(b) or any other provision of this Agreement, Administrative Borrower may request and L/C Issuer may issue Letters of Credit (and/or renewals or extensions of existing Letters of Credit) under this Agreement with an expiry date that extends beyond the Final Maturity Date then in effect when such Letter of Credit (or the extension or renewal thereof) is requested (any such Letter of

Credit so issued, renewed or extended, a “Post-Term Letter of Credit”), subject to all other existing terms and conditions of and provisions in this Agreement regarding Letters of Credit, including any terms, conditions and provisions regarding the requesting and issuance thereof, but provided that, under no circumstances may any such Post-Term Letter of Credit as so issued, renewed or extended have an expiry date later than the twelve-month anniversary of the Final Maturity Date as in effect when such Post-Term Letter of Credit is so issued, renewed or extended. Nothing contained in this Section 3.02(d) shall be construed under any circumstances as an agreement by Lenders to extend the Final Maturity Date or require or obligate in any way Agent, Lenders and/or Issuer to make any Loans or to issue any new Letters of Credit (or extend or renew any existing Letters of Credit) on or after the Final Maturity Date.

(e) All of the obligations, liabilities and indebtedness of any kind or nature of Borrowers with respect to any and all such Post-Term Letters of Credit (including all Reimbursement Obligations and obligations to pay Letter of Credit Fees and obligations to pay interest in respect of any disbursement made by L/C Issuer in connection with a drawing under a Post-Term Letter of Credit that is not immediately reimbursed by Borrowers (including any such interest accruing thereon after the Final Maturity Date, or after the commencement of any Insolvency Proceeding relating to any Loan Party, whether or not a claim for post-filing or post-petition interest and/or Letter of Credit Fees is allowed in such proceeding)) (any such obligations, liabilities and indebtedness, the “Post-Term Letter of Credit Obligations”) shall remain Obligations secured by the Collateral pursuant to the Liens created under the Loan Documents both prior to and after the Final Maturity Date, and Agents and Lenders shall have no obligations to release any Liens on the Collateral notwithstanding the overall termination of this Agreement and of the commitments of the Lenders hereunder, until such time as the last such Post-Term Letter of Credit shall have expired or terminated or shall been fully drawn and all Post-Term Letter of Credit Obligations (other than contingent indemnities and expense reimbursement obligations to the extent no claim therefore has been made, or is reasonably expected to be made) have been Paid in Full, provided that, notwithstanding the foregoing, on the Final Maturity Date, Borrowers may Cash Collateralize each such Post-Term Letter of Credit, and in such event, if all other Obligations have been Paid in Full, Collateral Agent may release the Liens and security interests on all other Collateral in accordance with the Loan Documents. Administrative Agent will deposit such Cash Collateral in a non-interest bearing deposit account maintained at Administrative Agent. Borrowers agree that upon the coming due of any such Post-Term Letter of Credit Obligations, Agent may use such Post-Term Cash Collateral to pay and satisfy such Post-Term Letter of Credit Obligations.

(f) Notwithstanding anything to the contrary contained in this Agreement and/or the overall termination of this Agreement on the Final Maturity Date (subject to the survival of the provisions thereof that survive the termination of this Agreement by the terms thereof), all of the applicable provisions of Article III and Section 2.18(c) [Letter of Credit Fees] of this Agreement, any Letter of Credit application for any Post-Term Letter of Credit and any other documents executed by and/or between Borrowers and/or L/C Issuer with respect to any Post-Term Letter of Credit (other than any provisions providing for any obligations of any Lenders or any provisions giving Borrowers the right or ability to request that additional Letters of Credit be issued or that existing Letters of Credit be renewed or extended) shall survive the termination of this Agreement on the last day of the Term for the benefit of Agent and Lenders (but not for the benefit of Borrowers), and Borrowers shall remain bound thereby, including without limitation (i) the obligations under_Section 2.18(c) [Letter of Credit Fees] of this Agreement for Borrowers to pay Letter of Credit Fees to L/C Issuer with respect to any Post- Term Letter of Credit for so long as each Post-Term Letter of Credit shall remain outstanding and (ii) the obligations under this Article III for Borrowers to pay interest on any disbursements or payments made by L/C Issuer relating to any Post-Term Letter of Credit until reimbursed.

Section 3.03 Requirements For Issuance of Letters of Credit. The Administrative Borrower shall authorize and direct the L/C Issuer to name one or more Loan Parties as the “Applicant” or “Account Party” of each Letter of Credit. If the Administrative Agent is not the L/C Issuer of any Letter of Credit, the Administrative Borrower shall authorize and direct the L/C Issuer to deliver to the Administrative Agent all instruments, documents, and other writings and property received by the L/C Issuer pursuant to the Letter of Credit and to accept and rely upon the Administrative Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor. The beneficiary named on any Letter of Credit shall not be a Sanctioned Person in violation of any Anti-Terrorism Law.

Section 3.04 Disbursements, Reimbursement.

(a) Immediately upon the issuance of each Letter of Credit, each Revolving Loan Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender’s applicable Ratable Share (determined in accordance with paragraph (a) of the definition of “Ratable Share”) of the Maximum Face Amount of such Letter of Credit and the amount of such drawing, respectively, in each case in the currency in which each Letter of Credit is issued.

(b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the L/C Issuer will promptly notify the Administrative Borrower. Provided that it shall have received such notice by 12:00 noon (New York City time) with respect to any Letter of Credit, the Borrowers shall reimburse (such obligation to reimburse the L/C Issuer together with any interest thereon pursuant to Section 2.09 [Interest Rate Options] shall be referred to as a “Reimbursement Obligation”) the L/C Issuer prior to 1:00 p.m. (New York City time) on such date that an amount is paid by the L/C Issuer under any Letter of Credit (each such date, a “Drawing Date”) in an amount and in the currency equal to the amount and currency so paid by the L/C Issuer. In the event the Borrowers fail to reimburse the L/C Issuer for the full amount of any drawing under any Letter of Credit by 1:00 p.m. (New York City time) with respect to any Letter of Credit on the Drawing Date, the Administrative Agent will promptly notify each Revolving Loan Lender thereof, and the Borrowers shall be deemed to have requested that a Revolving Credit Loan that is a Base Rate Loan in U.S. Dollars (and, if the Letter of Credit was denominated in another currency, in the Dollar Equivalent amount to the amount paid by the Issuing Lender in such other currency on the Drawing Date thereof) be made by the Revolving Loan Lenders pursuant to Section 2.01 [Revolving Credit Loans] to be disbursed on the Drawing Date under such Letter of Credit. Any notice given by the Administrative Agent pursuant to this Section 3.04(b) [Disbursements; Reimbursements] may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(c) Each Revolving Loan Lender shall upon any notice pursuant to Section 3.04(b) [Disbursements; Reimbursements] make available to the L/C Issuer an amount in Dollars in immediately available funds equal to its applicable Ratable Share (determined in accordance with paragraph (a) of the definition of “Ratable Share”) of the amount of the drawing (and, if the Letter of Credit was denominated in another currency, in the Dollar Equivalent amount to the amount paid by the Issuing Lender in such other currency on the Drawing Date thereof), whereupon the participating Lenders shall (subject to Section 3.04(d) [Disbursements; Reimbursements]) each be deemed to have made a Revolving Credit Loan that is a Base Rate Loan to the Borrowers in that amount. If any Revolving Loan Lender so notified fails to make available to the L/C Issuer the amount in Dollars of such Lender’s applicable Ratable Share of such amount by no later than 2:00 p.m. (New York City time) with respect to any Letter of Credit on the Drawing Date, then (unless L/C Issuer and such Lender shall agree otherwise, each in their sole and absolute discretion) interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the interest rate on Revolving Credit Loans that are Base Rate Loans on and after the fourth day following the Drawing Date. The Administrative Agent will promptly give notice of the occurrence of the Drawing Date, but failure of the Administrative Agent to give any such notice on the Drawing Date or in sufficient time to enable any Revolving Loan Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 3.04(c) [Disbursements; Reimbursements], provided that such Lender shall not be obligated to pay interest as provided in Section 3.04(c) (i) and (ii) until and commencing from the date of receipt of notice from the Administrative Agent of a drawing. Each Revolving Loan Lender’s payment to the L/C Issuer pursuant to this Section 3.04(c) shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a “Participation Revolving Loan” from such Lender in satisfaction of its Participation Commitment under this Section 3.04.

(d) With respect to any unreimbursed drawing that is not converted into a Revolving Credit Loan to the Borrowers in whole or in part as contemplated by Section 3.04(b), because of the failure of Borrowers to satisfy the conditions set forth in Section 5.02 [Conditions Precedent to All Loans and Letters of Credit] (other than any notice requirements) or for any other reason, the Borrowers shall be deemed to have incurred from the L/C Issuer a borrowing (each a “Letter of Credit Borrowing”) in Dollars in the amount of such drawing (and, if the Letter of Credit was denominated in another currency, in the Dollar Equivalent amount to the amount paid by the Issuing Lender in such other currency on the Drawing Date thereof). Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum equal to the interest rate on Revolving Credit Loans that are Base Rate Loans.

(e) Each Lender’s Participation Commitment shall continue until the last to occur of any of the following events: (x) the L/C Issuer ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (y) no Letter of Credit issued or created hereunder remains outstanding and uncanceled and (z) all Persons (other than the Borrowers) have been fully reimbursed for all payments made under or relating to Letters of Credit.

Section 3.05 Repayment of Participation Revolving Credit Loans.

(a) Upon (and only upon) receipt by the L/C Issuer for its account of immediately available funds from the Borrowers (i) in reimbursement of any payment made by the L/C Issuer under any Letter of Credit with respect to which any Lender has made a Participation Revolving Loan to the L/C Issuer or (ii) in payment of interest on such a payment made by the L/C Issuer under such a Letter of Credit, the L/C Issuer will pay to each Revolving Loan Lender in the same funds and currencies as those received by the L/C Issuer, the amount of such Lender’s applicable Ratable Share of such funds, except the L/C Issuer shall retain the amount of the applicable Ratable Share of such funds of any Revolving Loan Lender that did not make a Participation Revolving Loan in respect of such payment by the L/C Issuer.

(b) If the L/C Issuer is required at any time to return to the Borrowers or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by the Borrowers to the L/C Issuer pursuant to Section 3.05(a) in reimbursement of a payment made under any Letter of Credit or interest or fee thereon, each Revolving Loan Lender shall, on demand of the L/C Issuer, forthwith return to the L/C Issuer the amount of its applicable Ratable Share of any amounts so returned by the L/C Issuer plus interest at the Federal Funds Effective Rate (or, for any payment in an Optional Currency, the Overnight Rate).

Section 3.06 Documentation. Each Borrower agrees to be bound by the terms of the Letter of Credit Application and by the L/C Issuer’s interpretations of any Letter of Credit issued for the Loan Account of Borrowers and by the L/C Issuer’s written regulations and customary practices relating to letters of credit, though the L/C Issuer’s interpretations may be different from the interpretations of Borrowers. In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), neither the L/C Issuer nor the Administrative Agent shall be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any instructions of any Borrower or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

Section 3.07 Determination to Honor Drawing Request. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the L/C Issuer shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

Section 3.08 Nature of Participation and Reimbursement Obligations. Each applicable Revolving Loan Lender’s obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Revolving Credit Loans as a result of a drawing under a Letter of Credit, and the obligations of the Borrowers to reimburse the L/C Issuer upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Article III under all circumstances, including without consideration for the following circumstances:

(a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Administrative Agent, the Borrowers or any other Person for any reason whatsoever;

(b) the failure of the Borrowers or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Revolving Credit Loans under Section 3.04 [Disbursements; Reimbursements];

(c) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Documents;

(d) any claim of breach of warranty that might be made by any Borrower or any Lender against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Borrower or any Lender may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the L/C Issuer, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, such Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrowers or any of their Subsidiaries and the beneficiary for which any Letter of Credit was procured);

(e) the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provisions of services relating to a Letter of Credit;

(f) except as provided in Section 3.07, any payment by the L/C Issuer under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(g) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(h) any failure by the Administrative Agent or the L/C Issuer to issue any Letter of Credit in the form requested by the applicable Borrowers, unless the Administrative Agent has received written notice from the Administrative Borrower of such failure within three (3) Business Days after the Administrative Agent shall have furnished the Administrative Borrower a copy of such Letter of Credit and no drawing has been made thereon prior to receipt of such notice;

(i) any Material Adverse Effect on any Borrower or any Guarantor;

(j) any breach of this Agreement or any Loan Document by any party thereto;

(k) the occurrence or continuance of an insolvency proceeding with respect to any Borrower or any Guarantor;

(l) the fact that a Default or Event of Default shall have occurred and be continuing;

(m) the fact that the Final Maturity Date shall have occurred or this Agreement or the Obligations hereunder shall have been terminated; and

(n) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

Nothing contained in this Section 3.08 shall be deemed to relieve the Administrative Agent or the L/C Issuer from any claim by any of the Borrowers for the gross negligence, bad faith or willful misconduct of the Administrative Agent or the L/C Issuer, respectively, in respect of honoring or failing to honor any drawing under any Letter of Credit or otherwise in respect of any Letter of Credit, but any such claim may not be used as a defense to the reimbursement obligation for any such drawing.

Section 3.09 Indemnity. In addition to amounts payable as provided in Section 12.16 [Indemnification; Limitation of Liability for Certain Damages], the Borrowers, jointly and severally, hereby agree to protect, indemnify, pay and save harmless the Administrative Agent and the L/C Issuer from and against any and all claims, demands, liabilities, damages, taxes, (except for any Indemnified Taxes (to the extent covered by Section 2.19), Other Taxes (to the extent covered by Section 2.19), or Excluded Taxes), penalties, interest, judgments, losses, costs, charges and expenses (including reasonable and documented out-of-pocket fees, expenses and disbursements of outside counsel) which the Administrative Agent or any of the Administrative Agent’s Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (A) the gross negligence, bad faith or willful misconduct of the Administrative Agent or the L/C Issuer or any of their respective Affiliates (as determined by a court of competent jurisdiction in a final non-appealable judgment), or (B) the wrongful dishonor by the Administrative Agent, the L/C Issuer, or any of their respective Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called “Governmental Acts”).

Section 3.10 Liability for Acts and Omissions. As between the Borrowers, the L/C Issuer and the Revolving Loan Lenders, the Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer shall not be responsible for: (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (b) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (c) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of the Borrowers against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among Borrowers and any beneficiary of any Letter of Credit or any such transferee; (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (e) errors in interpretation of technical terms; (f) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (g) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (h) any consequences arising from causes beyond the control of the L/C Issuer, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the L/C Issuer’s rights or powers hereunder. Nothing in the preceding sentence shall relieve the L/C Issuer from liability for the L/C Issuer’s gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment) in connection with actions or omissions described in such clauses (a) through (h) of such sentence. In no event shall the L/C Issuer or the L/C Issuer’s Affiliates be liable to the Borrowers for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, the L/C Issuer and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the L/C Issuer or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the L/C Issuer or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the L/C Issuer or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the L/C Issuer under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), shall not put the L/C Issuer under any resulting liability to the Borrowers or any Revolving Loan Lender.

ARTICLE IV.

PAYMENTS

Section 4.01 Payments. All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Administrative Agent’s Fee or other fees or amounts due from the Borrowers hereunder shall be payable prior to 12:00 p.m. on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers and without set-off or counterclaim and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the account of PNC with respect to the Swing Loans and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans or Term Loans in U.S. Dollars and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds; provided that in the event payments are received by 12:00 p.m. by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders interest at the Federal Funds Effective Rate in the case of Loans or other amounts due in Dollars, or the Overnight Rate in the case of Loans or other amounts due in an Optional Currency, with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders. All payments of principal and interest made in respect of the Loans must be repaid in the same currency (whether Dollars or the applicable Optional Currency) in which such Loan was made and all unpaid drawings with respect to each Letter of Credit shall be made in the same currency (whether Dollars or the applicable Optional Currency) in which such Letter of Credit was issued. The Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the applicable Borrower with the Administrative Agent.

Section 4.02 Pro Rata Treatment of Lenders. Each borrowing of Revolving Credit Loans shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrowers with respect to principal, interest, Commitment Fees and Letter of Credit Fees (but excluding the Administrative Agent’s Fee and the Issuing Lender’s fronting fee) shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Sections 2.15 [Administrative Agent’s and Lender’s Rights] in the case of an event specified in Section 2.13 [Rate Unascertainable; Etc.], 2.22 [Replacement of a Lender] or 2.20 [Increased Costs and Reduced Return]) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest, Commitment Fees and Letter of Credit Fees, as set forth in this Agreement. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrowers of principal, interest, fees or other amounts from the Borrowers with respect to Swing Loans shall be made by or to PNC according to Section 2.06(e) [Borrowings to Repay Swing Loans].

Section 4.03 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff, counterclaim or banker’s lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(a) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and

(b) the provisions of this Section 4.03 shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this Section 4.03 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

Section 4.04 Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate (or, for payments in an Optional Currency, the Overnight Rate) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 4.05 Payment Dates. Interest on Loans to which the Base Rate Option or Swing Loan Base Rate Option, as applicable, applies shall be due and payable in arrears on each Payment Date. Interest on Loans to which the Swing Loan Swing Rate Option applies shall be due and payable in arrears on each Payment Date. Interest on Loans to which the Euro-Rate Option applies which is for a term of three months or less shall be due and payable on the last day of ~~each~~the related Interest Period ~~for those Loans~~. Interest accrued on each other Loan to which the Euro-Rate Option applies shall be due and payable on the date which is three months after the date such Loan was made, every three months thereafter and, in any event, on the last day of the related Interest Period and upon any payment or prepayment of such Loan. Interest on mandatory prepayments of principal under Section 2.17(c) [Mandatory Prepayments] shall be due and payable on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Final Maturity Date, upon acceleration or otherwise).

Section 4.06 Settlement Date Procedures. In order to minimize the transfer of funds between the Lenders and the Administrative Agent, the Borrowers may borrow, repay and reborrow Swing Loans and PNC may make Swing Loans as provided in Section 2.01(b) [Swing Loan Commitments] hereof during the period between Settlement Dates. The Administrative Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each a “Required Share”). On such Settlement Date, each Lender shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each Lender its Ratable Share of all payments made by the Borrowers to the Administrative Agent with respect to the Revolving Credit Loans. The Administrative Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and on any mandatory prepayment date as provided for herein and may at its option effect settlement on any other Business Day. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 4.06 shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.01(b) [Swing Loan Commitment]. The Administrative Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately to the Administrative Agent such Lender’s Ratable Share of the outstanding Revolving Credit Loans and each Lender may at any time require the Administrative Agent to pay immediately to such Lender its Ratable Share of all payments made by the Borrowers to the Administrative Agent with respect to the Revolving Credit Loans.

Section 4.07 [Intentionally Omitted].

Section 4.08 [Intentionally Omitted].

Section 4.09 Apportionment of Payments. Subject to terms hereof:

(a) All payments of principal and interest in respect of outstanding Loans, all payments in respect of the Letter of Credit Obligations, all payments of fees (other than the fees with respect to Letters of Credit provided for in Sections 2.18(c) [Letter of Credit Fees]) and all other payments in respect of any other Obligations, shall be allocated by the Administrative Agent among such of the Lenders as are entitled thereto, in proportion to their respective Ratable Share or otherwise as provided herein or, in respect of payments not made on account of Loans or Letter of Credit Obligations, as designated by the Person making payment when the payment is made.

(b) After the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and upon the direction of the Collateral Agent or the Required Lenders shall, apply all proceeds of the Collateral as follows:

(i) First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, the Collateral Agent in its capacity as such, the Issuing Lender in its capacity as such and the Swing Loan Lender in its capacity as such, ratably among the Administrative Agent, Collateral Agent, the Issuing Lender and Swing Loan Lender in proportion to the respective amounts described in this clause First payable to them;

(ii) Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

(iii) Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

(iv) Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, Reimbursement Obligations, Bank Product Obligations and to cash collateralize any undrawn amounts under outstanding Letters of Credit, ratably among the Lenders, the Issuing Lender, the Bank Product Providers, in proportion to the respective amounts described in this clause Fourth held by them; and

(v) Last, the balance, if any, to the Loan Parties or as required by Law.

Notwithstanding anything to the contrary in this Section 4.09, no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty Agreement (including sums received as a result of the exercise of remedies with respect to such Guaranty Agreement) or from the proceeds of such Non-Qualifying Party’s Collateral if such Swap Obligations would constitute Excluded Hedge Liabilities; provided, however, that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of Collateral from other Loan Parties that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise set forth above in this Section 4.09.

Section 4.10 Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a) The Administrative Agent shall not be obligated to transfer to such Defaulting Lender any payments made by any Borrower to the Administrative Agent for such Defaulting Lender’s benefit, and, in the absence of such transfer to such Defaulting Lender, the Administrative Agent shall transfer any such payments to each other non-Defaulting Lender ratably in accordance with their Ratable Share (without giving effect to the Ratable Share of such Defaulting Lender) (but only to the extent that such Defaulting Lender’s Loans were funded by the other Lenders) or, if so directed by the Administrative Borrower and if no Default or Event of Default has occurred and is continuing (and to the extent such Defaulting Lender’s Loans were not funded by the other Lenders), retain the same to be re-advanced to the Borrowers as if such Defaulting Lender had made such Loans to the Borrowers. Subject to the foregoing, the Administrative Agent may hold and, in its discretion, re-lend to the Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by the Administrative Agent for the account of such Defaulting Lender. No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fees that otherwise would have been required to have been paid to that Defaulting Lender).

(b) Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle the Borrowers to replace the Defaulting Lender with one or more substitute Lenders, and the Defaulting Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Defaulting Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given. Prior to the effective date of such replacement, the Defaulting Lender shall execute and deliver an Assignment and Acceptance, subject only to the Defaulting Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever. If the Defaulting Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Defaulting Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Defaulting Lender shall be made in accordance with the terms of Section 12.07.

(c) The operation of this Section shall not be construed to increase or otherwise affect the Commitments of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by any Borrower of its duties and obligations hereunder to the Administrative Agent or to the Lenders other than such Defaulting Lender.

(d) This Section shall remain effective with respect to such Lender until either (i) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (ii) the non-Defaulting Lenders, the L/C Issuer, the Agents, and the Borrowers shall have waived such Defaulting Lender’s default in writing, and the Defaulting Lender makes its Ratable Share of the applicable defaulted Loans and pays to the Agents all amounts owing by such Defaulting Lender in respect thereof; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Section 4.11 Joint and Several Liability of the Borrowers.

(a) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, each of the Borrowers hereby accepts joint and several liability hereunder and under the other Loan Documents for the Obligations, in consideration of the financial accommodations to be provided by the Agents, the Lenders and the Bank Product Providers under this Agreement ~~and~~, the other Loan Documents and the Bank Product Agreements, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations. Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 4.11) it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them. If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation. Subject to the terms and conditions hereof, the Obligations of each of the Borrowers under the provisions of this Section 4.11 constitute the absolute and unconditional, full recourse Obligations of each of the Borrowers, enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement, the other Loan Documents or any other circumstances whatsoever.

(b) [Intentionally Omitted].

(c) The provisions of this Section 4.11 are made for the benefit of the Agents, the Lenders, the Bank Product Providers and their successors and assigns, and may be enforced by them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Agents, the Lenders, the Bank Product Providers or such successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 4.11 shall remain in effect until all of the Obligations shall have been Paid in Full.

(d) Each of the Borrowers hereby agrees that it will not enforce any rights that it may now or hereafter acquire against any other entity constituting a Borrower or a Guarantor that arise from the existence, payment, performance or enforcement of such entity’s obligations under this Agreement and the other Loan Documents, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent and the Lenders against any other entity constituting a Borrower or a Guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any other entity constituting a Borrower or a Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Agents or the Lenders hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the Payment in Full of the Obligations.

ARTICLE V.

CONDITIONS TO LOANS

Section 5.01 Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Business Day (the “Effective Date”) when each of the following conditions precedent shall have been satisfied (or waived in writing) in a manner reasonably satisfactory to the Agents:

(a) Payment of Fees, Etc. The Borrowers shall have paid on or before the date of this Agreement all fees, costs, expenses and taxes then payable pursuant to Section 2.18 [Fees] and Section 12.04 [Expenses, Etc.], to the extent invoiced at least three Business Days prior to the Effective Date (or such later date as the Borrowers may reasonably agree).

(b) Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties by the Borrowers and their Subsidiaries contained in this Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof (including the representations and warranties set forth in the final sentence of Section 6.01(g)(i) [Financial Conditions]), which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the Effective Date, except to the extent that any such representation or warranty expressly relates solely to an earlier date in which case such representation or warranty shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof (including the representations and warranties set forth in the final sentence of Section 6.01(g)(i) [Financial Conditions]), which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date, and (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.

(c) [Intentionally Omitted].

(d) Delivery of Documents. The Collateral Agent shall have received on or before the Effective Date the following, each of which shall be originals or “pdf” files unless otherwise specified, each in form and substance reasonably satisfactory to the Collateral Agent and, unless indicated otherwise, dated the Effective Date:

(i) a Security Agreement, together with, to the extent applicable, the original stock certificates representing all of the Equity Interests, and all promissory notes required to be pledged thereunder, accompanied by undated stock powers executed in blank and other proper instruments of transfer;

(ii) a UCC Filing Authorization Letter, together with appropriate financing statements on Form UCC-1, duly filed in such office or offices as may be necessary to perfect the security interests purported to be created by each Security Agreement;

(iii) [Intentionally Omitted];

(iv) the Intercompany Subordination Agreement, duly executed by each Loan Party;

(v) the Flow of Funds Agreement, duly executed by the Administrative Agent and the Administrative Borrower;

(vi) a copy of the resolutions of each Loan Party, certified as of the Effective Date by an Authorized Officer thereof, authorizing (A) the borrowings or guaranties, as applicable, hereunder and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (B) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith;

(vii) a certificate of an Authorized Officer of each Loan Party, certifying the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers/directors/representatives;

(viii) a certificate of the appropriate official(s) of the jurisdiction of organization of each Loan Party certifying as of a recent date not more than 30 days prior to the Effective Date as to the subsistence in good standing of such Loan Party in such jurisdictions;

(ix) a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Loan Party certified as of a recent date not more than 30 days prior to the Effective Date by an appropriate official of the jurisdiction of organization of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of such Loan Party, if an organizational number is issued in such jurisdiction;

(x) a copy of the Governing Documents of each Loan Party, together with all amendments thereto, certified as of the Effective Date by an Authorized Officer of such Loan Party;

(xi) an opinion of Latham & Watkins LLP, counsel to the Loan Parties, as to such customary matters as the Agents may reasonably request;

(xii) an opinion of Garvey Schubert Barer, P.C., special Washington counsel to Funko, as to such customary matters as the Agents may reasonably request;

(xiii) Cash Management Agreements, each in form and substance reasonably satisfactory to the Agents, with respect to the Cash Management Accounts;

(xiv) An executed landlord’s waiver or other lien waiver agreement from the lessor, warehouse operator or other applicable Person for the Borrowers’ headquarters and warehouse location in Everett, Washington; provided, however, this condition shall be deemed to be satisfied if Borrowers have used commercially reasonable efforts to obtain such waivers;

(xv) a certificate of an Authorized Officer of each Loan Party, certifying (A) as to the matters set forth in Section 5.01(b) [Representations and Warranties; No Event of Default] and (B) that the Borrowers have a Leverage Ratio of less than 2.75 to 1.00 as of the most recent quarter end for which financial statements are available, calculated on trailing twelve month basis;

(xvi) a copy of (A) the Financial Statements and (B) the financial projections described in Section 6.01(g)(ii) [Financial Conditions] hereof;

(xvii) [Intentionally Omitted];

(xviii) [Intentionally Omitted];

(xix) evidence of the payment in full of all Indebtedness under the Existing Credit Facilities, together with (A) a termination and release agreement or deed of release (as applicable) with respect to each of the Existing Credit Facilities and all related documents, duly executed by the applicable Loan Parties and the Existing Lenders, (B) a termination of security interest in intellectual property for each assignment for security recorded by the Existing Lenders at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Loan Parties, and (C) UCC-3 termination statements for all UCC-1 financing statements filed by the Existing Lenders and covering any portion of the Collateral; and

(e) Material Adverse Effect. Since December 31, 2017, no Material Adverse Effect has occurred and is continuing.

Section 5.02 Conditions Precedent to All Loans and Letters of Credit. The obligation of any Agent or any Lender to make any Loan or of the L/C Issuer to issue any Letter of Credit after the Effective Date is subject to the fulfillment of each of the following conditions precedent:

(a) Representations and Warranties; No Event of Default. The following statements shall be true and correct, and the submission by the Administrative Borrower to the Administrative Agent of a Loan Request with respect to each such Loan, and the Borrowers’ acceptance of the proceeds of such Loan, or the submission by the Administrative Borrower of a Letter of Credit Application with respect to a Letter of Credit, and the issuance of such Letter of Credit, shall each be deemed to be a representation and warranty by each Borrower on the date of such Loan or the date of issuance of such Letter of Credit that: (i) the representations and warranties contained in ARTICLE VI and in each other Loan Document, certificate or other writing delivered to any Agent or any Lender pursuant hereto or thereto on or prior to the date of such Loan or such Letter of Credit are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof (including the representations and warranties set forth in the final sentence of Section 6.01(g)(i) [Financial Conditions]), which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification)), (ii) at the time of and after giving effect to the making of such Loan and the application of the proceeds thereof or at the time of issuance of such Letter of Credit, no Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made, or the issuance of such Letter of Credit to be issued, on such date and (iii) the conditions set forth in this Section 5.02 have been satisfied as of the date of such request.

(b) Notices. The Administrative Agent shall have received (i) a duly executed and completed Loan Request pursuant to Section 2.05 [Revolving Credit Loan Requests] hereof and (ii) a Letter of Credit Application pursuant to Section 3.02(a) [Issuance of Letters of Credit] hereof, if applicable.

(c) Optional Currency. At the time of making any Loans or issuing, extending or increasing any Letters of Credit and after giving effect to the proposed extensions of credit, in the case of any Loan or Letter of Credit to be denominated in an Optional Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Optional Currency) or the Issuing Lender (in the case of any Letter of Credit to be denominated in an Optional Currency) would make it impracticable for such Loan or Letter of Credit to be denominated in the relevant Optional Currency.

Section 5.03 Conditions Subsequent to Effectiveness. As an accommodation to the Loan Parties, the Agent and the Lenders have agreed to execute this Agreement and to make the Loans on the Effective Date notwithstanding unsatisfied conditions set forth below on or before the Effective Date. In consideration of such accommodation, the Loan Parties agree that, in addition to all other terms, conditions and provisions set forth in this Agreement and the other Loan Documents, including, without limitation, those conditions set forth in Section 5.01

[Conditions Precedent to Effectiveness], the Loan Parties shall satisfy each of the conditions subsequent set forth below on or before the date applicable thereto (it being understood that (i) the failure by the Loan Parties to perform or cause to be performed any such condition subsequent on or before the date applicable thereto shall constitute an Event of Default and (ii) to the extent that the existence of any such condition subsequent would otherwise cause any representation, warranty or covenant in this Agreement or any other Loan Document to be breached, the Required Lenders hereby waive such breach for the period from the Effective Date until the date on which such condition subsequent is required to be fulfilled pursuant to this Section 5.03):

(a) within fifteen (15) days following the Effective Date (or such later date as permitted by the Agents in their sole discretion) after the Effective Date, the Loan Parties shall deliver to the Collateral Agent original certificates evidencing 65% of the equity interests of each of Funko UK, Funko Animation Studios Limited and Funko Far East Limited, together with transfer powers executed in blank;

(b) within fifteen (15) days (or such longer period as Agents may agree in their sole discretion) after the Effective Date, the Loan Parties shall use commercially reasonable efforts to obtain the landlord’s waivers required by Section 5.01(d)(xiv); and

(c) within ten (10) Business Days following the Effective Date (or such later date as permitted by the Agents in their sole discretion), the Agents shall have received evidence of the insurance coverage required by Section 7.01(h) [Maintenance of Insurance] and the terms of each Security Agreement and such other insurance coverage with respect to the business and operations of the Loan Parties as the Collateral Agent may reasonably request, in each case, where reasonably requested by the Collateral Agent, with such endorsements as to the named insureds or loss payees thereunder as the Collateral Agent may request and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days’ prior written notice to the Collateral Agent and each such named insured or loss payee, together with evidence of the payment of all premiums due in respect thereof for such period as the Collateral Agent may request.

ARTICLE VI.

REPRESENTATIONS AND WARRANTIES

Section 6.01 Representations and Warranties. Each Loan Party hereby represents and warrants to the Agents, the Lenders and the L/C Issuer as follows:

(a) Organization, Good Standing, Etc. Each Loan Party and each of its Subsidiaries (i) is a corporation, limited liability company or limited partnership or other foreign business entity duly organized, validly existing and, where applicable, in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrowers, to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and, where applicable, is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, other than a jurisdiction where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

(b) Authorization, Etc. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene any applicable Requirement of Law in any material respect or any of its Governing Documents or any material Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

(c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party, except for those authorizations, approvals, actions or notices, the failure of which to obtain or make could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) Enforceability of Loan Documents. This Agreement is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

(e) Capitalization; Subsidiaries.

(i) On the Effective Date, after giving effect to the transactions contemplated hereby to occur on the Effective Date, the authorized Equity Interests of the Parent and the issued and outstanding Equity Interests of the Parent are as set forth on Schedule 6.01(e). All of the issued and outstanding shares of Equity Interests of the Parent have been validly issued. Except as described on Schedule 6.01(e), as of the Effective Date, there are no outstanding debt or equity securities of the Parent and no outstanding obligations of the Parent convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Parent, or other obligations of the Parent to issue, directly or indirectly, any shares of Equity Interests of the Parent.

(ii) Schedule 6.01(e) is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding Equity Interests of such Subsidiaries of the Ultimate Parent in existence as of the Effective Date. All of the issued and outstanding shares of Equity Interests of such Subsidiaries have been validly issued and, in the case of any Subsidiary organized as a corporation under the laws of any jurisdiction of the United States, are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as indicated on such Schedule, as of the

Effective Date, all such Equity Interests is owned by the Ultimate Parent or one or more of its wholly-owned Subsidiaries, free and clear of all Liens other than Permitted Liens (but excluding any Permitted Liens that are consensual or contractual Liens). As of the Effective Date, there are no outstanding debt or equity securities of the Ultimate Parent or any of its Subsidiaries and no outstanding obligations of the Ultimate Parent or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Ultimate Parent or any of its Subsidiaries, or other obligations of any Subsidiary to issue, directly or indirectly, any shares of Equity Interests of any Subsidiary of the Ultimate Parent.

(f) Litigation; Commercial Tort Claims. Other than any litigation that has been disclosed in the Public Holdco’s most recent public filings, (i) there is no pending or, to the best knowledge of any Loan Party, threatened action, suit or proceeding affecting any Loan Party or any of its properties before any court or other Governmental Authority or any arbitrator that (A) could reasonably be expected to be adversely determined and, if adversely determined, could reasonably be expected to have a Material Adverse Effect or (B) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby and (ii) as of the Effective Date, none of the Loan Parties holds any commercial tort claims in respect of which a claim has been filed in a court of law or a written notice by an attorney has been given to a potential defendant.

(g) Financial Condition.

(i) The Financial Statements, copies of which have been delivered to each Agent, fairly present, in all material respects, the consolidated financial condition of Funko, Inc. and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of Funko, Inc. and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP (subject to the absence of footnotes and year-end adjustments in the case of the Financial Statements described in clause (b) of the definition of Financial Statements). Except as set forth on Schedule 6.01(g), all material indebtedness and other material liabilities (including, without limitation, Indebtedness, liabilities for taxes, long-term leases and other unusual forward or long-term commitments), direct or contingent, of Funko and its Subsidiaries are set forth in the Financial Statements, but excluding any liabilities incurred in the ordinary course of business since the date of the last Financial Statements. Since December 31, 2017, no event or development has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

(ii) Funko has heretofore furnished to each Agent and each Lender (A) projections of Funko and its Subsidiaries for the period from January 1, 2018 through December 31, 2023, which projected financial statements shall be updated from time to time pursuant to Section 7.01(a)(vii) [Reporting Requirements] and (B) projected annual budget for Funko and its Subsidiaries, prepared on a monthly basis. Such budget, as updated from time to time pursuant to Section 7.01(a)(viii) [Reporting Requirements], has been prepared on a reasonable basis and in good faith by Funko, and is based on assumptions believed by Funko to be reasonable at the time made (it being understood that projections are uncertain by their nature and may not be realized).

(h) Compliance with Law, Etc. No Loan Party or any of its Subsidiaries is in violation of (i) any of its Governing Documents, (ii) any domestic or foreign Requirement of Law, including, without limitation, any statute, legislation or treaty, any guideline, directive, rule, standard, requirement, policy, order, judgment, injunction, award or decree of any Governmental Authority, in each case, applicable to it or any of its property or assets, or (iii) any material term of any Contractual Obligation (including, without limitation, any Material Contract) binding on or otherwise affecting it or any of its properties, except to the extent that any such violation described in subclause (i) (solely in the case of a Subsidiary that it not a Loan Party), (ii) or (iii) could not reasonably be expected to result in a Material Adverse Effect, and no Default or Event of Default has occurred and is continuing.

(i) ERISA. Except as set forth on Schedule 6.01(i), no Loan Party or any of its ERISA Affiliate maintains or is required to contribute to any Plan. Each Plan is in compliance in all materials respects with its terms and with ERISA, the Internal Revenue Code and all other applicable Laws. No Termination Event has occurred for which there remains any outstanding material liability nor is any such Termination Event reasonably expected to occur with respect to any Pension Benefit Plan. Each Plan which is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Internal Revenue Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Internal Revenue Code. Copies of each agreement entered into with the PBGC, the U.S. Department of Labor or the Internal Revenue Service in the last two years with respect to any Plan have been delivered to the Agents. No Lien imposed under the Internal Revenue Code or ERISA exists or is likely to arise on account of any Plan within the meaning of Section 412 of the Internal Revenue Code. No Loan Party or any of its ERISA Affiliates has incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan that remains unsatisfied, or is aware of any facts indicating that it or any of its ERISA Affiliates may in the future incur any such withdrawal liability. No Loan Party or any of its ERISA Affiliates nor any fiduciary of any Plan has (i) failed to pay any required installment or other payment required under Section 412 of the Internal Revenue Code on or before the due date for such required installment or payment, (ii) engaged in a transaction within the meaning of Section 4069 of ERISA or (iii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Neither any Loan Party nor any of its ERISA Affiliates has incurred any liability for any excise tax arising under Sections 4971, 4972, 4980B or 4980H of the Internal Revenue Code and no fact exists which could give rise to any such liability. No Loan Party has engaged in a non-exempt “prohibited transaction” described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code, except as would not reasonably be expected to result in material liability to any of the Loan Parties. No Pension Benefit Plan has been terminated by the plan administrator therefor nor by the PBGC and there exists no event or condition which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Benefit Plan. There are no pending or, to the best knowledge of any Loan Party, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course or claims that could not reasonably be expected to result in material liability) asserted or instituted against (i) any Plan or its assets, (ii) any fiduciary with respect to any Plan, or (iii) any Loan Party or any of its ERISA Affiliates with respect to any Plan. Except as set forth on Schedule 6.01(i) and except as required by Section 4980B of the Internal Revenue Code, as of the date hereof, no Loan Party or any of its ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of

ERISA) for employees which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any of its ERISA Affiliates or coverage after a participant’s termination of employment. No Pension Benefit Plan is in “at risk” status under Section 430(i)(4) of the Internal Revenue Code or Section 303(i)(4) of ERISA.

(j) Taxes, Etc. All national and Federal, and all material state, provincial and local tax returns and other reports required by applicable Requirements of Law to be filed by any Loan Party or any of its Subsidiaries have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries and which have become due and payable on or prior to the date hereof have been paid, except (i) to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP, (ii) in the case of any Subsidiary that is not a Loan Party, relating to amounts that are not material or (iii) with respect to which the failure to make such filing or payment would not, individually or in the aggregate, reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Each Loan Party is resident for Tax purposes only in the jurisdiction of its incorporation.

(k) Regulations T, U and X. No Loan Party is or will be engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U and X.

(l) Nature of Business.

(i) No Loan Party is engaged in any business other than as described on Schedule 6.01(l) and other business reasonably related or ancillary thereto.

(ii) The Parent is a holding company and does not have any material liabilities (other than liabilities arising under the Loan Documents, liabilities imposed by law, including tax liabilities, obligations under any employment agreement, stock option plan or other benefit plan for management or employees of the Parent and its Subsidiaries, and other liabilities (not including Indebtedness) incidental to its existence and permitted business and activities), own any material assets (other than the ownership of Equity Interests of its Subsidiaries and activities incidental thereto, including corporate maintenance activities (including the payment of expenses) associated with being a holding company for a consolidated group (or of being a member of the consolidated group of Public Holdco), cash and Permitted Investments) or engage in any operations or business (other than the ownership of its Subsidiaries).

(m) Adverse Agreements, Etc. No Loan Party or any of its Subsidiaries is a party to any Contractual Obligation or subject to any restriction or limitation in any Governing Document or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which has, or in the future could reasonably be expected to have, a Material Adverse Effect.

(n) Permits, Etc. Each Loan Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person, except where the failure to have, or be in compliance with, all such permits, licenses, authorizations, approvals, entitlements and accreditations could not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect, except where such suspension, revocation, impairment, forfeiture or non-renewal could not reasonably be expected to have a Material Adverse Effect.

(o) Properties.

(i) Each Loan Party has good and marketable title to, valid leasehold interests in, or valid licenses to use, all property and assets material to its business, free and clear of all Liens, except Permitted Liens. All such properties and assets are in good working order and condition for the purpose of the conduct of the business of the Loan Parties, ordinary wear and tear and casualty events excepted.

(ii) Schedule 6.01(o) sets forth a complete and accurate list, as of the Effective Date, of the location, by state and street address, of all real property owned or leased by each Loan Party and identifies the interest (fee or leasehold) of such Loan Party therein. As of the Effective Date, each Loan Party has valid leasehold interests in the Leases described on Schedule 6.01(o) to which it is a party. To the extent requested by the Administrative Agent, true, complete and correct copies of each such Lease have been delivered to the Agents prior to the Effective Date. Schedule 6.01(o) sets forth, as of the Effective Date, with respect to each such Lease, the commencement date, termination date, renewal options (if any) and annual base rents. As of the Effective Date, to the knowledge of the Loan Parties, each such Lease is valid and enforceable in accordance with its terms in all material respects and is in full force and effect. No consent or approval of any landlord or other third party in connection with any such Lease is necessary for any Loan Party to enter into and execute the Loan Documents to which it is a party, except as set forth on Schedule 6.01(o). To the best knowledge of any Loan Party, as of the Effective Date, no Loan Party has at any time delivered or received any notice of default which remains uncured under any such Lease and, as of the Effective Date, no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default under any such Lease.

(p) Full Disclosure. As of the Effective Date, none of the other reports, financial statements, certificates or other written information furnished by or on behalf of any Loan Party to the Agents in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not materially misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time prepared.

(q) [Reserved.]

(r) Environmental Matters. Except as set forth on Schedule 6.01(r), (i) the operations of each Loan Party are in compliance with all Environmental Laws, except as could not reasonably be expected to have a Material Adverse Effect; (ii) there has been no Release at any of the properties owned or operated by any Loan Party or a predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party or any predecessor in interest which could reasonably be expected to have a Material Adverse Effect; (iii) no Environmental Action has been asserted against any Loan Party or any predecessor in interest nor does any Loan Party have knowledge or notice of any threatened or pending Environmental Action against any Loan Party or any predecessor in interest which could reasonably be expected to have a Material Adverse Effect; (iv) no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by any Loan Party or any predecessor in interest which could reasonably be expected to have a Material Adverse Effect; (v) no property now or, to the knowledge of the Loan Parties as of the Effective Date, formerly owned or operated by a Loan Party has been used as a treatment or disposal site for any Hazardous Material; (vi) no Loan Party has failed to report to the proper Governmental Authority any Release which is required to be so reported by any Environmental Laws which could reasonably be expected to have a Material Adverse Effect; (vii) each Loan Party holds and is in compliance with all licenses, permits and approvals required under any Environmental Laws in connection with the operation of the business carried on by it, except for such licenses, permits and approvals as to which a Loan Party’s failure to maintain or comply with could not reasonably be expected to have a Material Adverse Effect; and (viii) no Loan Party has received any written notification pursuant to any Environmental Laws that (A) any work, repairs, construction or Capital Expenditures are required to be made as a condition of continued compliance with any Environmental Laws, or any license, permit or approval issued pursuant thereto or (B) any license, permit or approval referred to above is about to be reviewed, made, subject to limitations or conditions, revoked, withdrawn or terminated, in each case, except as could not reasonably be expected to have a Material Adverse Effect.

(s) [Intentionally Omitted].

(t) Use of Proceeds. The proceeds of the Loans shall be used to (a) repay the indebtedness with respect to the Existing Credit Facilities, (b) pay fees and expenses in connection with the transactions contemplated hereby and (c) fund working capital and other general corporate purposes of the Borrowers. The Letters of Credit will be used for working capital and other general corporate purposes.

(u) Solvency. After giving effect to the transactions contemplated by this agreement after giving effect to each Loan and Letter of Credit, the Loan Parties are Solvent on a consolidated basis.

(v) Location of Bank Accounts. Schedule 6.01(v) sets forth a complete and accurate list as of the Effective Date of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by each Loan Party, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

(w) Intellectual Property. Except as set forth on Schedule 6.01(w), each Loan Party owns or licenses or otherwise has the right to use all patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits and other intellectual property rights that are necessary for the operation of its business, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 6.01(w) is, except for commercially available, off the shelf software and intellectual property registered outside the United States, a complete and accurate list as of the Effective Date of all such material registered patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits and other material registered intellectual property rights of each Loan Party, in each case, registered with the United States Copyright Office or the United States Patent and Trademark Office, as applicable. No slogan or other advertising device, product, process, method, substance, part or other material now employed by any Loan Party infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except for such infringements and conflicts which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the best knowledge of each Loan Party, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(x) Material Contracts. Set forth on Schedule 6.01(x) is a complete and accurate list as of the Effective Date of all Material Contracts of each Loan Party. As of the Effective Date, each such Material Contract (i) is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto and, to the best knowledge of such Loan Party, all other parties thereto in accordance with its terms, except as could not reasonably be expected to result in a Material Adverse Effect, and (ii) is not in default due to the action of any Loan Party or, to the best knowledge of any Loan Party, of any other Person that could reasonably be expected to result in a Material Adverse Effect, any other party thereto.

(y) Investment Company Act. None of the Loan Parties is (i) an “investment company” or an “affiliated person” or “promoter” of, or “principal underwriter” of or for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, or (ii) subject to regulation under any Requirement of Law that limits in any respect its ability to incur Indebtedness or which may otherwise render all or a portion of the Obligations unenforceable.

(z) Employee and Labor Matters. As of the Effective Date, there is (i) no unfair labor practice complaint pending or, to the best knowledge of any Loan Party, threatened against any Loan Party before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party which arises out of or under any collective bargaining agreement, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance in existence or, to any Loan Party’s knowledge, pending or threatened against any Loan Party or (iii) to the best knowledge of each Loan Party, no union representation question existing with respect to the employees of any Loan Party and no union organizing activity taking place with respect to any of the employees of any Loan Party. No Loan Party or any of its Subsidiaries has incurred any material liability or obligation under the Worker Adjustment and Retraining Notification Act (“WARN”) or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of any Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from any Loan Party on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa) Beneficial Ownership. The information included in the Certificate of Beneficial Ownership most recently provided to each Lender, if applicable, is true and correct in all material respects as of the date delivered.

(bb) [Intentionally Omitted].

(cc) Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN. Schedule 6.01(cc) sets forth a complete and accurate list as of the date hereof of (i) the exact legal name of each Loan Party, (ii) the jurisdiction of organization of each Loan Party, (iii) the organizational identification number of each Loan Party (or indicates that such Loan Party has no organizational identification number), (iv) each place of business of each Loan Party, (v) the chief executive office of each Loan Party and (vi) if applicable, the federal employer identification number of each Loan Party.

(dd) Locations of Collateral. There is no location at which any Loan Party has any Collateral in excess of $2,500,000 (except for Inventory in transit) other than those locations listed on Schedule 6.01(dd) or Schedule 6.01(ee) and any other locations reported (or permitted to be exempt from reporting) pursuant to Section 7.01(a)(v) [Reporting Requirements]. Schedule 6.01(dd) hereto contains a true, correct and complete list, as of the Effective Date, of the legal names and addresses of each warehouse at which Collateral in excess of $2,500,000 of each Loan Party is stored.

(ee) Security Interests. The Security Agreement creates in favor of the Collateral Agent, for the benefit of the ~~Agents and the Lenders~~Secured Parties, a legal, valid and enforceable security interest in the Collateral secured thereby. Upon the filing of the UCC-1 financing statements and the recording of the Collateral Assignments for Security referred to in each Security Agreement in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, such security interests in and Liens on the Collateral granted thereby shall be perfected, to the extent perfection can be accomplished through such filings, security interests subject only to Permitted Liens, and no further recordings or filings are or will be required to maintain such perfected status of such security interests and Liens, other than (i) the filing of continuation statements in accordance with applicable law and (ii) the recording of the Collateral Assignments for Security pursuant to each Security Agreement in the United States Patent and Trademark Office or the United States Copyright Office, if any, in the other relevant jurisdictions, as applicable, with respect to after-acquired U.S. patent and trademark applications and registrations and U.S. copyrights.

(ff) [Intentionally Omitted].

(gg) [Intentionally Omitted].

(hh) Anti-Bribery Laws. None of the Borrower, nor to the knowledge of the Borrower, any director, officer, agent, employee, or other person acting on behalf of the Borrower or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of any applicable anti-bribery law, including but not limited to, the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”). Furthermore, the Borrower and, to the knowledge of the Borrower, its subsidiaries have conducted their businesses in compliance with the FCPA and other applicable anti-bribery laws, rules or regulations and have instituted and maintain policies and procedures reasonably designed to ensure compliance therewith.

(ii) Anti-Terrorism Laws.

(i) General. None of the Loan Parties is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the Anti-Terrorism Laws.

(ii) None of the Loan Parties or, to the knowledge of the Loan Parties, their respective agents acting or benefiting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder, is any of the following (each a “Blocked Person”):

(A) a Person that is blocked pursuant to any of the OFAC Sanctions Programs, including a Person named on OFAC’s list of Specially Designated Nationals and Blocked Persons;

(B) a Person that is owned or controlled by, or that owns or controls, or that is acting for or on behalf of, any Person described in (A), above;

(C) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; and

(D) a Person that is affiliated or associated with a Person described in (A) through (C), above.

(iii) None of the Loan Parties nor, to the knowledge of the Loan Parties, any of their agents acting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder, unless authorized by the U.S. Government (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to any OFAC Sanctions Programs.

(iv) Without limiting or contradicting (or being limited or contradicted by) the foregoing, (x) no Covered Entity is a Sanctioned Person and (y) no Covered Entity, either in its own right or through any third party, (A) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (C) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

ARTICLE VII.

COVENANTS OF THE LOAN PARTIES

Section 7.01 Affirmative Covenants. So long as the Obligations have not been Paid in Full, each Loan Party will, unless the Required Lenders shall otherwise consent in writing:

(a) Reporting Requirements. Furnish to each Agent:

(i) within 45 days after the end of each of the first three fiscal quarters of the Borrowers of each fiscal year, commencing with fiscal quarter ending March 31, 2019, internally prepared consolidated balance sheets, statements of operations and statements of cash flows of the Ultimate Parent and its Subsidiaries as at the end of such fiscal quarter, and for the period commencing at the end of the immediately preceding Fiscal Year, and ending with the end of such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year (it being agreed that the requirements of this clause (A) shall not apply so long as there is no corresponding quarter in the preceding Fiscal Year that occurred after the Effective Date), and (B) the projections delivered pursuant to Section 7.01(a)(vii) [Reporting Requirements], all in reasonable detail, and, in the case of the financial statements, certified by an Authorized Officer of the Administrative Borrower as having been prepared on a basis consistent with prior practices and fairly presenting, in all material respects, the financial position of the Ultimate Parent and its Subsidiaries for such period, subject to the absence of footnotes and normal year-end adjustments;

(ii) [Intentionally Omitted];

(iii) within 90 days after the end of each Fiscal Year of the Ultimate Parent and its Subsidiaries, consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and consolidated and consolidating statements of cash flows of the Ultimate Parent and its Subsidiaries as at the end of such Fiscal Year, and, with respect to such consolidated balance sheets, statements of operations, and statement of cash flow, accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of one of the “Big Four” nationally recognized certified public accounting firms, RSM US LLP, Grant Thornton LLP, BDO USA, LLP, or any other independent certified public accountants of recognized standing selected by the Ultimate Parent and reasonably satisfactory to the Agents (which opinion shall be without (x) a “going concern” or like qualification or exception, (y) any qualification or exception as to the scope of such audit, or (z) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7.03 [Financial Covenants]);

Notwithstanding the foregoing, the Loan Parties will be permitted to satisfy their obligations with respect to financial information relating to the Ultimate Parent and its Subsidiaries described in clauses (i) and (iii) of this Section 7.01(a) [Reporting Requirements] by furnishing such financial information as it relates to the Public Holdco; provided that (i) the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to the Public Holdco and its consolidated Subsidiaries, on the one hand, and the information relating to the Ultimate Parent and its consolidated Subsidiaries on a standalone basis, on the other hand (“Consolidating Information”) and (ii) the Consolidating Information shall be certified by an Authorized Officer as presenting fairly in all material respects the financial position and results of operations of the Ultimate Parent and its consolidated Subsidiaries on a standalone basis.

(iv) (x) simultaneously with the delivery of the financial statements of the Ultimate Parent and its Subsidiaries required by clauses (i) and (iii) of this Section 7.01(a) [Reporting Requirements], a certificate of an Authorized Officer of the Administrative Borrower (a “Compliance Certificate”) (A) stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Ultimate Parent and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Ultimate Parent and its Subsidiaries were in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the existence during such period of an Event of Default or Default or, if an Event of Default or Default existed, describing the nature and period of existence thereof and the action which the Ultimate Parent and its Subsidiaries propose to take or have taken with respect thereto and (B) (1) attaching a schedule showing the calculation of the financial covenants specified in Section 7.03 [Financial Covenants] and (2) attaching a schedule listing the Net Cash Proceeds from each Disposition and the amount of insurance proceeds or condemnation awards received by the Loan Parties during the immediately preceding fiscal quarter that are subject to the prepayment requirements set forth in Sections 2.17(c)(v) [Dispositions] and (vii) [Casualty and Condemnation], respectively, and indicating whether such proceeds shall be used to purchase, replace, repair or restore properties or acquire assets used in such Person’s business within a period specified in such certificate not to exceed 180 days after the date of receipt of such proceeds and setting forth estimates of the amount of such proceeds to be so expended;

(v) [Intentionally Omitted];

(vi) [Intentionally Omitted];

(vii) not later than 30 days after the end of each Fiscal Year, financial projections and operating budget for the Ultimate Parent and its Subsidiaries, supplementing and superseding the financial projections referred to in Section 6.01(g)(ii)(A) [Financial Condition], prepared on a quarterly basis (in the case of income statements) and a quarterly basis (in the case of balance sheets, statement of operations and statement of cash flows) and otherwise in form and substance reasonably satisfactory to the Agents, for the immediately succeeding Fiscal Year for the Ultimate Parent and its Subsidiaries, all such financial projections to be prepared on a reasonable basis and in good faith, and to be based on assumptions believed by the Ultimate Parent to be reasonable at the time made and from the best information then available to the Ultimate Parent;

(viii) [Intentionally Omitted];

(ix) [Intentionally Omitted];

(x) concurrently with the delivery of the Compliance Certificate as required by Section 7.01(a)(iv)(x), all documents and information furnished to any Governmental Authority during such fiscal quarter in connection with any investigation of any Loan Party by such Governmental Authority other than routine inquiries or other inquires where liability is not reasonably expected to exceed $2,500,000, but excluding any such documents or information the delivery of which would violate applicable law or result in a breach of a Loan Party’s attorney-client privilege;

(xi) within 3 days after an Authorized Officer of any Loan Party obtains actual knowledge of the occurrence of an Event of Default or Default or the occurrence of any event or development that such Authorized Officer has determined could reasonably be expected to have a Material Adverse Effect, the written statement of an Authorized Officer of the Administrative Borrower setting forth the details of such Event of Default or Default or other event or development having a Material Adverse Effect and the action which the affected Loan Party proposes to take with respect thereto;

(xii) within 5 days after any Loan Party knows or has reason to know (A) that any Reportable Event with respect to any Pension Benefit Plan has occurred, (B) that any Termination Event with respect to any Plan has occurred, (D) of receipt by any Loan Party or any ERISA Affiliate thereof of the PBGC’s intention to terminate any Plan or to have a trustee appointed to administer any Plan, (E) that any Loan Party or any ERISA Affiliate thereof knows or has reason to know that a required installment within the meaning of Section 412 of the Internal Revenue Code has not been made when due with respect to Pension Benefit Plan, (F) of receipt thereof by any Loan Party from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA, (G) that a non-exempt “prohibited transaction (as defined in Section 406 of ERISA or 4975 of the Internal Revenue Code) has occurred, (H) of any material increase in the benefits of any existing Pension Benefit Plan or the establishment of any new Pension Benefit Plan or the commencement of contributions to any Multiemployer Plan to which any Loan Party or any of its ERISA Affiliates was not previously contributing, and (I) of the provision of notice of a plant closing or mass layoff (as defined in WARN) to employees;

(xiii) concurrently with the delivery of the Compliance Certificate as required by Section 7.01(a)(iv)(x), any determination by an Authorized Officer that an action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which could be reasonably expected to be adversely determined and, if adversely determined, could reasonably be expected to have a Material Adverse Effect, notice thereof;

(xiv) within 5 Business Days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives relating to a default or termination in connection with any Material Contract;

(xv) within 5 Business Days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with the sale or other Disposition of the Equity Interests of, or all or substantially all of the assets of, any Loan Party;

(xvi) concurrently with the delivery of the Compliance Certificate as required by Section 7.01(a)(iv)(x), copies of any material notices not delivered in the ordinary course of business that any Loan Party sent to any holders of its Indebtedness or its securities or files with the SEC or any national (domestic or foreign) securities exchange in such fiscal quarter;

(xvii) concurrently with the delivery of the Compliance Certificate as required by Section 7.01(a)(iv)(x), copies of any management letters, if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof, solely to the extent disclosure thereof is allowed by the auditors;

(xviii) promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Loan Party as any Agent may from time to time may reasonably request; and

(xix) promptly upon learning thereof, such information concerning any material loss or destruction of, or substantial damage to, any of the Collateral, in excess of $2,500,000.

Notwithstanding the foregoing, (i) in the event that the Ultimate Parent (or the Public Holdco) delivers to the Administrative Agent an Annual Report on Form 10-K for any fiscal year (or similar filing in the applicable jurisdiction), as filed with the SEC or in such form as would have been suitable for filing with the SEC, within the time frames set forth above, such Form 10-K shall satisfy all requirements of clause (a)(iii) of this Section 7.01 with respect to such fiscal year to the extent that it contains the information and report and opinion required by such clause (a)(iii) (including, the Consolidating Information) and (ii) in the event that the Ultimate Parent (or the Public Holdco) delivers to the Administrative Agent a Quarterly Report on Form 10-Q for any fiscal quarter (or similar filing in the applicable jurisdiction), as filed with the SEC or in such form as would have been suitable for filing with the SEC, within the time frames set forth in clause (a)(i) above, such Form 10-Q shall satisfy all requirements of clause (a)(i) of this Section 7.01 with respect to such fiscal quarter to the extent that it contains the information required by such clause (a)(i) (including, the Consolidating Information).

(b) Additional Guaranties and Collateral Security. Cause:

(i) each Subsidiary (other than any Excluded Subsidiary) of any Loan Party that is not in existence on the Effective Date, to execute and deliver to the Collateral Agent within 30 days (or such longer period of time as the Collateral Agent may agree in its reasonable discretion) after the formation, acquisition or change in status thereof, unless otherwise stated below, (A) a Joinder Agreement, pursuant to which such Subsidiary shall be made a party to this Agreement as a Guarantor or a Borrower, as applicable, (B) a supplement to the Security Agreement, (C) in the case of this clause (C), 90 days (or such longer period of time as the Collateral Agent may agree in its reasonable discretion) one or more Mortgages creating on the real property of such Subsidiary a perfected, first priority Lien on such real property to the extent required by Section 7.01(o), and such other Real Property Deliverables as may be required by the Collateral Agent and (D) such other agreements, instruments, approvals or other documents reasonably requested by the Collateral Agent in order to create, perfect, establish the first priority (subject to Permitted Liens) of or otherwise protect any Lien purported to be covered by any such Security Documents or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations in a manner consistent with the assets of the other corresponding Loan Parties that constitute Collateral on the Effective Date; and

(ii) each Loan Party that is the owner of the Equity Interests of any Subsidiary (including any first tier Excluded Foreign Subsidiary not in existence on the Effective Date) to execute and deliver promptly and in any event within 30 days (or such longer period of time as the Collateral Agent may agree in its reasonable discretion) after the formation or acquisition of such Subsidiary a Pledge Amendment or other comparable document (as defined in the applicable Security Documents), together with (A) if applicable, certificates evidencing all (or, in the case of a first tier Excluded Foreign Subsidiary, 65% of its voting stock and 100% of its non-voting stock) of the Equity Interests of such Subsidiary, (B) if applicable, undated stock powers or other appropriate instruments of assignment executed in blank with signature guaranteed, (C) such opinions of counsel as the Collateral Agent may reasonably request and (D) such other agreements, instruments, approvals or other documents reasonably requested by the Collateral Agent.

(iii) Notwithstanding the foregoing, no Excluded Subsidiary shall be required to become a Loan Party hereunder (and, as such, shall not be required to deliver the documents required by clause (i) above) and no Loan Party shall be required to provide any security interest in any Excluded Property (as defined in the appropriate Security Documents).

(c) Compliance with Laws, Etc. (i) Except as could not reasonably be expected to result in a Material Adverse Effect, comply and cause each of its Subsidiaries to comply, with all Requirements of Law (including, without limitation, all Environmental Laws), judgments and awards (including any settlement of any claim that, if breached, could give rise to any of the foregoing), (ii) pay all national and Federal, and all material state and provincial taxes and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, and (iii) pay all lawful claims which if unpaid could reasonably be expected to become a Lien or charge upon any of its properties, in each case, except in the cause of clauses

(i) and (ii), (A) to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP or (B) any such taxes, assessments and governmental charges the aggregate amount of which does not exceed $20,000.

(d) Preservation of Existence, Etc. (i) Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its (A) existence (except to the extent otherwise permitted to merge, dissolve or liquidate pursuant to this Agreement) and (B) material rights and privileges, and (ii) become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary unless the failure to comply with clause (i)(B) or to be so qualified and in good standing could not reasonably be expected to result in a Material Adverse Effect.

(e) Keeping of Records and Books of Account. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP.

(f) Inspection Rights. Permit the Agents and representatives of any Agent at any time and from time to time during normal business and, so long as no Event of Default shall have occurred and be continuing, upon not less than 30 days’ prior notice, in a manner which reasonably endeavors to minimize disruption to the business of the Loan Parties and at the expense of the Borrowers, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals, (and, if reasonably requested under the circumstances and permitted by the terms of the engagement with such environmental consultant, including, if necessary, following the procurement of a standard non-reliance letter executed by such consultant and the Agent, Phase I Environmental Site Assessments) or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives (provided that the Administrative Borrower shall be present for such meetings); provided that, excluding any such visits and inspections during the continuation of an Event of Default, (i) only the Administrative Agent on behalf of the Lenders may exercise such rights and (ii) the Administrative Agent shall not exercise such rights more often than two times during any calendar year.

(g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its material properties which are necessary in the proper conduct of its business in good working order and condition, ordinary wear and tear (and casualty events) excepted, and except as could not reasonably be expected to result in a Material Adverse Effect, comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(h) Maintenance of Insurance.

(i) Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in an amount, adequacy and scope reasonably satisfactory to the Agents. All liability, casualty and property insurance policies covering the Collateral are to be made payable to the Collateral Agent for the benefit of the Agents and the Lenders, as its interests may appear, in case of loss, under a standard non-contributory “lender” or “secured party” clause and are to contain such other provisions as the Agents may reasonably require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies; provided that, prior to an Event of Default, if any Agent or Lender shall receive any insurance proceeds, such insurance proceeds shall be turned over to such Loan Party within fifteen (15) Business Days of receipt, which shall be considered the date of receipt by such Loan Party for Section 2.17(c)(vii). All certificates of insurance are to be delivered to the Collateral Agent and the policies shall include a loss payee and additional insured endorsement in favor of the Collateral Agent and such other Persons as the Collateral Agent may designate from time to time, and shall provide for not less than 30 days’ prior written notice (or 10 days’ prior written notice in the case of non-payment of premiums) to the Collateral Agent of the exercise of any right of cancellation. Following an Event of Default that has occurred and is continuing, if any Loan Party or any of its Subsidiaries fails to maintain such insurance, the Collateral Agent may arrange for such insurance, but at the Borrowers’ expense and without any responsibility on the Agents’ part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the sole right, in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

(ii) With respect to each improved real property subject to a Mortgage that is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area” with respect to which flood insurance has been made available under Flood Insurance Laws, the applicable Loan Party (A) will maintain, with financially sound and reputable insurance companies, such flood insurance sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (B) promptly upon request of the Administrative Agent will deliver to the Administrative Agent (which the Administrative Agent will deliver to the Lenders), evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent or including, without limitation, evidence of annual renewals of such insurance.

(i) Obtaining of Permits, Etc. Except as could not reasonably be expected to result in a Material Adverse Effect, obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all material permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary or useful in the proper conduct of its business.

(j) Environmental. (i) Keep any property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens for which any Loan Party is liable; (ii) except as could not reasonably be expected to result in a Material Adverse Effect, comply, and cause each of its Subsidiaries to comply with all Environmental Laws and provide to the Collateral Agent any documentation of such compliance which the Collateral Agent may reasonably request; (iii) (A) concurrently with the delivery of the Compliance Certificate as required by Section 7.01(a)(iv)(x), provide the Agents written notice of any Release of a Hazardous Material in excess of any reportable quantity from or onto property owned or operated by it or any of its Subsidiaries and which any Loan Party is required to report to a Governmental Authority under any applicable Environmental Law, except to the extent that that the failure to issue such report could not reasonably be expected to result in liability in excess of $2,500,000 and, (B) to the extent required by Environmental Laws in order to ensure material compliance therewith, take any Remedial Actions required to abate said Release, except to the extent that the failure to abate said Release could not reasonably be expected to result in a Material Adverse Effect; and (iv) concurrently with the delivery of the Compliance Certificate as required by Section 7.01(a)(iv)(x), provide the Administrative Agent with written notice of any of the following: (A) notice that an Environmental Lien has been filed against any property of any Loan Party or any of its Subsidiaries; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party or any of its Subsidiaries that could reasonably be expected to result in liability in excess of $2,500,000; and (C) notice of a violation, citation or other administrative order which could reasonably be expected to have a Material Adverse Effect.

(k) Further Assurances. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as any Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens (subject to Permitted Liens) any of the Collateral or any other property of any Loan Party and its Subsidiaries that is required to be included in the Collateral, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto each Agent, each Lender and the L/C Issuer the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Loan Party authorizes each Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party.

(l) Change in Collateral; Collateral Records. Advise the Agents promptly, in sufficient detail, of any material adverse change relating to the Lien granted on any Collateral.

(m) Landlord Waivers; Collateral Access Agreements. (1) At any time (a) any Collateral with an aggregate book value in excess of the Dollar Equivalent of $1,000,000 (when aggregated with all other Collateral at such locations) or (b) any books and records of Loan Parties (other than books and records that are duplicative of those maintained at other locations) are located on any real property of a Loan Party (whether such real property is now existing or acquired after the Effective Date) which is not owned by a Loan Party, use commercially reasonable efforts to obtain written subordinations or waivers, in form and substance reasonably satisfactory to Collateral Agent, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against the Collateral; and

(ii) At any time any Collateral with an aggregate book value in excess of the Dollar Equivalent of $1,000,000 (when aggregated with all other Collateral at all such locations) is stored on the premises of a bailee, warehouseman, or similar party (excluding any vendor or processor), use commercially reasonable efforts to obtain written access agreements, in form and substance reasonably satisfactory to the Collateral Agent, providing for access to such Collateral located on such premises in order to remove such Collateral from such premises during an Event of Default.

(n) Subordination. Cause all Indebtedness (other than any Indebtedness in respect of the Intercompany Loan) and other obligations now or hereafter owed by such Loan Party to any of its Affiliates, to be subordinated in right of payment and security to the Indebtedness and other Obligations owing to the Agents and the Lenders in accordance with the Intercompany Subordination Agreement or such other applicable subordination agreement in form and substance reasonably satisfactory to the Agents.

(o) After Acquired Real Property.

(i) Upon the acquisition by any Loan Party after the date hereof of any fee interest in any real property (wherever located) (each such interest being a “New Facility”) with a Current Value (as defined below) in excess of $1,000,000, promptly so notify the Collateral Agent, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal or such Loan Party’s good-faith estimate of the current value of such real property (for purposes of this Section, the “Current Value”). The Collateral Agent shall notify such Loan Party whether it intends to require a Mortgage and the other Real Property Deliverables. Upon receipt of such notice requesting a Mortgage, the Person that has acquired such New Facility shall promptly furnish to the Collateral Agent each of the applicable Real Property Deliverables, reasonably requested by the Collateral Agent. The Borrowers shall pay all fees and expenses, including reasonable attorneys’ fees and expenses, and all title insurance charges and premiums, in connection with each Loan Party’s obligations under this Section 7.01(o).

(ii) Notwithstanding the foregoing, the Administrative Agent shall not enter into any Mortgage in respect of any improved real property acquired by any Loan Party after the Closing Date until (1) (a) if such improved real property is not located in a “special flood hazard area”, the date that is five (5) Business Days or (b) if such improved real property is located in a “special flood hazard area”, the date that occurs 14 days after the Administrative Agent has delivered to the Lenders (which may be delivered electronically) the following documents in respect of such real property: (i) a completed flood hazard determination from a third party vendor; (ii) if such real property is located in a “special flood hazard area”, (A) a notification to the applicable Loan Party of that fact and (if applicable) notification to the applicable Loan Party that flood insurance coverage is not available and (B) evidence of the receipt by the applicable Loan Party of such notice; and (iii) if such notice is required to be provided to the applicable Loan Party and flood insurance is available in the community in which such real property is located, evidence of required flood insurance.

(p) Fiscal Year. Cause the Fiscal Year of the Ultimate Parent and its Subsidiaries to end as set forth in the definition of “Fiscal Year” unless the Agents consent to a change in such Fiscal Year (and appropriate related changes to this Agreement).

(q) Certificate of Beneficial Ownership and Other Additional Information. Provide to Administrative Agent and the Lenders: (i) promptly, upon request, confirmation of the accuracy of the information set forth in the most recent Certificate of Beneficial Ownership provided to the Administrative Agent and Lenders; (ii) a new Certificate of Beneficial Ownership, in form and substance acceptable to Administrative Agent and each Lenders, when the individual(s) to be identified as a Beneficial Owner have changed; and (iii) such other information and documentation as may reasonably be requested by Administrative Agent or any Lender from time to time for purposes of compliance by Administrative Agent or such Lender with applicable laws (including without limitation the USA Patriot Act, 31 C.F.R. §1010.230 and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by Administrative Agent or such Lender to comply therewith.

(r) Lender Meetings. Upon the request of any Agent or the Required Lenders (which request, so long as no Event of Default shall have occurred and be continuing, shall not be made more than once during each Fiscal Year), participate in a meeting (which may be conducted via a conference call) with the Agents and the Lenders at the Borrowers’ corporate offices (or at such other location as may be agreed to by the Administrative Borrower and such Agent or the Required Lenders) at such time as may be agreed to by the Administrative Borrower and such Agent or the Required Lenders.

(s) Federal Reserve Regulations. Ensure that any Loan or the proceeds of any Loan under this Agreement are not used for any purpose that would cause such Loan to be a purpose credit under the provisions of Regulation T, U or X of the Board.

(t) Investment Company Act of 1940. Ensure that none of the Loan Parties is or is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

(u) ERISA. Comply with the requirements of ERISA or the Code or other Applicable Laws in respect of any Plan.

(v) Environmental. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; (I) comply, and take commercially reasonable efforts to cause all lessees operating or occupying its properties to comply with all Environmental Laws; and (ii) to the extent required under Environmental Laws, conduct any investigation, mitigation, study, sampling and testing, and undertake any cleanup, removal or remedial, corrective or other action necessary to respond to and remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of applicable Environmental Laws.

(w) Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Lender-Provided Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree that, with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provision below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States), in the event a QFC Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(x) EEA Financial Institution. Ensure that none of the Loan Parties is an EEA Financial Institution.

Section 7.02 Negative Covenants. So long as the Obligations have not been Paid in Full, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

(a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any Requirement of Law of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries that are Loan Parties as debtor; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof); sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable) with recourse to it or any of its Subsidiaries; other than, as to all of the above, Permitted Liens.

(b) Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.

(c) Fundamental Changes; Dispositions. Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, or convey, sell, lease or sublease, transfer, assign or otherwise dispose of, whether in one transaction or a series of related transactions, all or substantially all of its business, property or assets (including accounts and rights to receive income), whether now owned or hereafter acquired (or agree to do any of the foregoing), or purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof) (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that

(i) any wholly-owned Subsidiary of any Loan Party (other than Ultimate Parent or the Parent) may be merged into such Loan Party or another wholly-owned Subsidiary of such Loan Party, or may consolidate with another wholly-owned Subsidiary of such Loan Party, so long as (A) no other provision of this Agreement would be violated thereby, (B) such Loan Party gives the Agents at least 10 days’ prior written notice (or such shorter period as the Administrative Agent may agree in its reasonable discretion) of such merger or consolidation, (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Lenders’ rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely and materially affected by such merger or consolidation and (E) in the case of any merger involving a Loan Party, the surviving Subsidiary, if any, becomes a Loan Party by operation of law or is joined as a Loan Party hereunder pursuant to a Joinder Agreement and is a party to a Security Agreement and the Equity Interests of such Subsidiary is the subject of a Security Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger or consolidation;

(ii) any Loan Party and its Subsidiaries may (A) sell Inventory in the ordinary course of business, (B) dispose of obsolete, worn-out or surplus equipment in the ordinary course of business, (C) sell or otherwise dispose of other property or assets (other than Accounts Receivable or Inventory of any Loan Party) for an aggregate amount not less than the fair market value of such property or assets, so long as (x) at least 85% of the consideration for each such Disposition is for cash and (y) the Loan Parties will be in compliance with the financial covenants set forth in Section 7.03 [Financial Covenants] calculated on a pro forma basis to give effect to such Disposition, (D) consummate any transactions constituting a Permitted Investment, (E) use or transfer money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, and (F) enter into non-exclusive license agreements with respect to intellectual property rights in the ordinary course of business, provided that the Net Cash Proceeds of such Dispositions (1) in the case of clause (C) above, do not exceed $10,000,000 in the aggregate in any Fiscal Year and (2) in all cases, the applicable requirements of Section 2.17(c)(v) [Dispositions] are satisfied;

(iii) any dormant Subsidiary of any Loan Party (other than a Borrower or the Parent), owning assets the aggregate value of which does not exceed $500,000 at any time, may wind-up, liquidate or dissolve, so long as (A) no other provision of this Agreement would be violated thereby, (B) in the case of any wind-up, liquidation or dissolution involving a Loan Party, such Loan Party gives the Agents at least 10 days’ prior written notice (or such shorter period as the Administrative Agent may agree in its reasonable discretion) of such winding up, liquidation or dissolution, (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Lenders’ rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely and materially affected by such dissolution or liquidation and (E) the aggregate value of all such dormant Subsidiaries that wind-up, liquidate or dissolve does not exceed $1,500,000; and

(iv) any Subsidiary of any Loan Party (other than Ultimate Parent or the Parent), may merge with any Person in connection with a Permitted Acquisition, so long as (A) no other provision of this Agreement would be violated thereby, (B) in the case of a merger involving a Loan Party, such Loan Party gives the Agents at least 10 days’ prior written notice of such merger or consolidation, (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Lenders’ rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely and materially affected by such merger and (E) in the case of any merger involving a Loan Party, the surviving Subsidiary, if any, becomes a Loan Party by operation of law or is joined as a Loan Party hereunder pursuant to a Joinder Agreement and is a party to a Security Agreement and the Equity Interests of such Subsidiary is the subject of a Security Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger or consolidation.

(d) Change in Nature of Business.

(i) Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as described in Section 6.01(l) [Nature of Business].

(ii) Permit the Parent to have any material liabilities (other than liabilities arising under the Loan Documents, liabilities imposed by law, including tax liabilities, obligations under any employment agreement, stock option plan or other benefit plan for management or employees of the Parent and its Subsidiaries, and other liabilities (not including Indebtedness) incidental to its existence and permitted business and activities), engage in any operations or business (other than the ownership of its Subsidiaries), or own any material assets (other than the ownership of Equity Interests of its Subsidiaries and activities incidental thereto, including corporate maintenance activities (including the payment of expenses) associated with being a holding company for a consolidated group, cash and Permitted Investments).

(e) Loans, Advances, Investments, Etc. Make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make (other than non-binding commitments or commitments contingent upon the Payment in Full of the Obligations or the obtaining of the requisite approvals hereunder), any Investment in any other Person except for Permitted Investments.

(f) Split Limited Liability Companies. Permit any Loan Party or Subsidiary that is a limited liability company to divide itself into two or more limited liability companies (pursuant to a “plan of division” as contemplated under the Delaware Limited Liability Company Act or otherwise) unless, in the event that any Loan Party or Subsidiary that is a limited liability company divides itself into two or more limited liability companies (with or without the prior consent of Administrative Agent as required above), such limited liability companies formed as a result of such division shall be required to comply with the obligations set forth in Section 7.01(b) and the other further assurances obligations set forth in the Loan Documents and become a Borrower or Guarantor (as required by the Administrative Agent) under this Agreement and the other Loan Documents.

(g) [Intentionally Omitted].

(h) Restricted Payments. (i) Declare or pay any dividend or other distribution, direct or indirect, on account of any Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of any Loan Party or any of its Subsidiaries or any direct or indirect parent of any Loan Party, now or hereafter outstanding, (iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (iv) return any Equity Interests to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or make any other distribution of property, assets, shares of Equity Interests, warrants, rights, options, obligations or securities thereto as such, (v) pay any management fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting or other services agreement to any of the shareholders or other equity holders of any Loan Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Loan Party or (vi) make or permit any of its Subsidiaries to make any prepayments or payments of Indebtedness for borrowed money (other than with respect to the Obligations and the Intercompany Loan) in excess of $10,000,000 in any Fiscal Year if (1) an Event of Default has occurred and is in existence or (2) the Leverage Ratio of Borrowers as of any quarter end for which financial statements are available, calculated on trailing twelve month basis, for such year is in excess of 2.00 to 1.00; provided, however, that (A) (I) the Loan Parties may make payments to or on behalf Parent or Ultimate Parent in an amount sufficient to pay franchise taxes and other costs and expenses required to be paid to maintain the legal existence of Parent and Ultimate Parent, solely to the extent such payments are actually applied to pay such franchise taxes, costs and expenses, (II) the Loan Parties may make payments to or on behalf of Parent and Ultimate Parent in an amount sufficient to pay out-of-pocket legal, accounting and filing costs and other expenses in the nature of overhead in the ordinary course of business of Parent and Ultimate Parent, in the case of this subclause (A)(II), in an aggregate amount not to exceed $500,000 in any Fiscal Year and (III) the Loan Parties may make distributions to or on behalf of the Ultimate Parent in amounts sufficient to enable Ultimate Parent to make all tax distributions required pursuant to Section 4.01(b) of the Funko LLC Agreement or the Funko Pre-IPO LLC Agreement (and Ultimate Parent shall be permitted to make all such tax distributions), (B) any Subsidiary of any Borrower may pay dividends to any Loan Party (other than the Parent or Ultimate Parent) or, in the case of any Subsidiary that is not a Loan Party, to any other Subsidiary, (C) the Parent and Ultimate Parent may pay dividends in the form of Qualified Equity Interests, including dividends in the form of Equity Interests in the Public Holdco, (D) the Loan Parties may make payments to or on behalf of Parent, Ultimate Parent and/or Public Holdco, the purpose of which is to repurchase or retire Equity Interests of any Loan Party or any of its subsidiaries or any direct or indirect parent of any Loan Party held by officers, directors, employees and members of any of the foregoing (or any spouse, former spouse, successor, executor, administrator, heir, legatee or distributee of any of the foregoing), so long as such repurchase or retirement is pursuant to, and in accordance with the terms of, any management, director and/or employee equity or stock option or benefit plans, stock subscription agreement, the organizational documents of any such party, or any agreement between any employee, officer or director of any Loan Party or any of its subsidiaries or any director or indirect parent of any Loan Party, in the case of this subclause (D), in an aggregate amount not to exceed $10,000,000 in any Fiscal Year (in each case, with unused amounts in any Fiscal Year being permitted to be carried over for the next two succeeding Fiscal Years), (E) the Loan Parties may make dividends, distributions or other payments for the purpose of making Permitted Underground Toys Earnout, (F) [intentionally omitted], (G) [intentionally omitted], (H) [intentionally omitted], (I) [intentionally omitted], (J) non-cash repurchases of any Equity Interests in Ultimate Parent in exchange for the termination, reduction or forgiveness of loans and advances of funds used to purchase such Equity Interests in accordance with clause (j) of the definition of “Permitted Investments”, and any further distributions to the Ultimate Parent of the Equity Interests that are acquired in such transaction, (K) [intentionally omitted], (L) [intentionally omitted], (M) [intentionally omitted], and (N) so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Loan Parties may make distributions to Ultimate Parent (1) to provide funds that are used by Public Holdco to pay amounts required to be paid by Public Holdco under the Tax Receivable Agreement (and Ultimate Parent may make distributions to Public Holdco of such amounts); (2) to provide funds that are used by Ultimate Parent (or distributed by Ultimate Parent for use by Public Holdco) to (i) pay Public Company Expenses, (ii) reimburse expenses of Public Holdco to the extent required by the Funko LLC Agreement or the Registration Rights Agreement, and (iii) make indemnification payments to the extent required by the Funko LLC Agreement; (3) make distributions of up to $~~10,000,000~~25,000,000 during any period of four fiscal quarters (which amounts to the extent not utilized may be carried over to future periods) to provide funds that are used by Ultimate Parent to pay dividends ratably to its unitholders (including Public Holdco); provided that (i) the funds received by Public Holdco are used to pay dividends to its shareholders, and (ii) immediately after giving pro forma effect to the payment of such dividend, (A) the Leverage Ratio of the Ultimate Parent and its Subsidiaries is not ~~in excess 2.00:1.00~~greater than a ratio that is 0.50:1.00 less than the Leverage Ratio required under Section 7.03(a) [Leverage Ratio] for the applicable Fiscal Quarter, and (B) Availability is not less than $25,000,000; and (4) distributions and/or payments to Ultimate Parent (and from Ultimate Parent to Public Holdco) that are used for “Cash Settlements” or “Share Settlements” pursuant to the Funko LLC Agreement.

(i) [Intentionally Omitted].

(j) Transactions with Affiliates. Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) in the ordinary course of business in a manner and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof, (ii) transactions with another Loan Party or transactions among Subsidiaries not involving any Loan Party, (iii) transactions permitted by Section 7.02(e) [Loans, Advances, Investments, Etc.] and Section 7.02(h) [Restricted Payments], (iv) sales of Qualified Equity Interests of the Ultimate Parent to Affiliates of the Ultimate Parent not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith and (v) agreements entered into on or prior to the date hereof in connection with the initial public offering of stock of Funko Inc. that were publicly filed in connection with such initial public offering.

(k) Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Equity Interests of such Subsidiary owned by any Loan Party or any of its Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries, (iii) to make loans or advances to any Loan Party or any of its Subsidiaries or (iv) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section 7.02(k) shall prohibit or restrict compliance with:

(A) this Agreement and the other Loan Documents;

(B) any agreements in effect on the date of this Agreement and described on Schedule 7.02(k) to the extent any encumbrance or restriction contained therein could not reasonably be expected to have an adverse impact in any material respect on the interests of any Loan Party, the Agents or the Lenders;

(C) any applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

(D) in the case of clause (iv), any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is the subject of any lease, license, conveyance, sale or similar transaction; or

(E) in the case of clause (iv), any agreement, instrument or other document evidencing a Permitted Lien (or the Indebtedness secured thereby) from restricting on customary terms the transfer of any property or assets subject thereto.

(l) Limitation on Issuance of Equity Interests. Except for Dispositions permitted by Section 7.02(c) [Fundamental Changes; Dispositions], issue or sell, or permit any of its Subsidiaries to issue or sell, any shares of its Equity Interests, any securities convertible into or exchangeable for its Equity Interests or any warrants; provided that the Ultimate Parent may issue Qualified Equity Interests so long as no Change of Control would result therefrom and any Subsidiary of the Ultimate Parent may issue Equity Interests to any Loan Party or any Subsidiary thereof.

(m) Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc.

(i) Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any Indebtedness of a Loan Party or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would (A) shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness if such modification would result in the Indebtedness becoming due and payable prior to the Obligations hereunder, (B) change the subordination provision, if any, of such Indebtedness in a manner adverse to the Lenders, or (C) otherwise be on terms and conditions that, taken as a whole, are adverse to the Lenders in any material respect. For the avoidance of doubt, increases in the outstanding principal balance of the Intercompany Loan pursuant to the terms thereof are not deemed adverse to the Lenders.

(ii) (A) except for (v) the Intercompany Loan, (w) intercompany loans, (x) the Obligations, (y) the termination of Capitalized Leases in respect of assets no longer used in the business of any Loan Party and (z) Indebtedness of any Subsidiary that is not a Loan Party, make any voluntary or optional payment (including, without limitation, any payment of interest in cash that, at the option of the issuer, may be paid in cash or in kind), prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any Indebtedness for borrowed money of any Loan Party (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness (except to the extent such Indebtedness is otherwise permitted by the definition of “Permitted Indebtedness”), or (B) make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Subordinated Indebtedness in violation of the subordination provisions thereof or any subordination agreement with respect thereto;

(iii) amend, modify or otherwise change its name, jurisdiction of organization, organizational identification number or FEIN, except that a Loan Party may (A) change its name, jurisdiction of organization, organizational identification number or FEIN in connection with a transaction permitted by Section 7.02(c) [Fundamental Changes; Dispositions] and (B) change its name, jurisdiction of organization or organizational identification number; provided that the Administrative Borrower must notify the Collateral Agent in writing within 10 days (or such longer period as may be approved by the Collateral Agent in its sole discretion) of such change and works with the Collateral Agent to provide any financing statements or fixture filings necessary to perfect and continue perfected the Collateral Agent’s Liens; provided, further, no Loan Party may amend or otherwise change its jurisdiction of organization to anywhere outside of the United States, any state thereof or the District of Columbia;

(iv) amend, modify or otherwise change any of its Governing Documents, including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Equity Interests (including any shareholders’ agreement), or enter into any new agreement with respect to any of its Equity Interests, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iv) that either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; or

(v) agree to any amendment, modification or other change to or waiver of any of its rights under any Material Contract if such amendment, modification, change or waiver would be adverse, taken as a whole, in any material respect to any Loan Party or any of its Subsidiaries or the Agent and the Lenders.

(n) Anti-Bribery. Use the proceeds of the Loans, directly or indirectly, for any payments that could constitute a violation of the FCPA.

(o) Limitations on Negative Pledges. Enter into, incur or permit to exist, or permit any Loan Party to enter into, incur or permit to exist, directly or indirectly, any agreement, instrument, deed, lease or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Loan Party to create, incur or permit to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, or that requires the grant of any security for an obligation if security is granted for another obligation, except the following: (i) this Agreement and the other Loan Documents, (ii) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 7.02(b) of this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iii) any customary restrictions and conditions contained in agreements relating to the sale or other disposition of assets or of a Subsidiary pending such sale or other disposition; provided that such restrictions and conditions apply only to the assets or Subsidiary to be sold or disposed of and such sale or disposition is permitted hereunder, (iv) customary provisions in leases, licenses and contracts restricting the assignment or sublet thereof, and (v) restrictions arising under applicable law.

(p) Anti-Terrorism Laws. (2) None of the Loan Parties or, to the knowledge of the Loan Parties or their subsidiaries, their respective agents acting or benefiting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder:

(A) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person in violation of any Anti-Terrorism Law,

(B) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the OFAC Sanctions Programs in violation of any Anti-Terrorism Law, or

(C) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the OFAC Sanctions Programs, the USA PATRIOT Act or any other Anti-Terrorism Law.

(ii) The Borrowers shall deliver to the Lenders any certification or other evidence reasonably requested from time to time by any Lender in its Permitted Discretion, confirming the Borrowers’ compliance with this ~~Section 7.02(p)~~Section 7.02(p)(i).

(iii) Without limiting or contradicting (or being limited or contradicted by) the foregoing, Loan Parties further covenants and agree that: (i) no Covered Entity will engage in activities that provide basis for designation as a Sanctioned Person, (ii) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti- Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) the funds used to repay the Obligations will not be derived from any unlawful activity, (iv) each Covered Entity shall comply with all Anti-Terrorism Laws and (v) the Borrowers shall promptly notify the Agent in writing upon the occurrence of a Reportable Compliance Event.

Section 7.03 Financial Covenants. So long as the Obligations have not been Paid in Full, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

(a) Leverage Ratio. Permit the Leverage Ratio of the Ultimate Parent and its Subsidiaries, measured for the four consecutive Fiscal Quarter period ending as of the last day of each Fiscal Quarter of the Ultimate Parent and its Subsidiaries set forth below, to be greater than the ratio set forth opposite such date:

Fiscal Quarter Ending On or About	Leverage Ratio
December 31, 2018	3.00:1.00
March 31, 2019	3.00:1.00
June 30, 2019	3.00:1.00
September 30, 2019	3.00:1.00
December 31, 2019	2.75:1.00
March 31, 2020	2.75:1.00
June 30, 2020	2.75:1.00
September 30, 2020	2.75:1.00

Fiscal Quarter Ending On or About	Leverage Ratio
December 31, 2020	2.50:1.00
March 31, 2021	2.50:1.00
June 30, 2021	2.50:1.00
September 30, 2021	2.50:1.00
December 31, 2021 and each Fiscal Quarter ended thereafter	2.25:1.00

The Loan Parties may elect to increase the Leverage Ratio required to be maintained pursuant to the table above by 0.25:1.00 for the four consecutive Fiscal Quarter ending dates (or such shorter time, as may be elected by the Loan Parties) immediately following the consummation of a Material Acquisition by any Loan Party subject to the following terms: (a) such election shall be made in writing to the Administrative Agent at least ten (10) Business Days prior to the date such Material Acquisition is consummated (or such shorter period as the Administrative Agent may agree in its sole discretion), (b) such election may only be made twice during the term of this Agreement and (c) no more than one such election may be made in any period of four consecutive Fiscal Quarters.

(b) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio of the Ultimate Parent and its Subsidiaries, measured for the four consecutive Fiscal Quarter period ending as of the last day of each Fiscal Quarter of the Ultimate Parent and its Subsidiaries set forth below, to be less than the ratio set forth opposite such date:

Fiscal Quarter Ending On or About	Fixed Charge Coverage Ratio
December 31, 2018 and each Fiscal Quarter ended thereafter	1.25:1.00

ARTICLE VIII.

MANAGEMENT OF COLLATERAL

Section 8.01 Collection of Accounts Receivable; Management of Collateral. iii) The Loan Parties shall establish and maintain cash management services of a type and on terms reasonably satisfactory to the Agents (it being understood that the cash management services in effect on the Effective Date are satisfactory to the Agents) at one or more of the banks or their affiliates set forth on Schedule 8.01 (each a “Cash Management Bank”).

(b) Subject to 8.01(a), and except as otherwise agreed by the Agents, the Loan Parties shall, with respect to each Cash Management Account, deliver to the Collateral Agent a Cash Management Agreement with respect to such Cash Management Account. The Loan

Parties shall not maintain cash, Cash Equivalents or other amounts in any deposit account or securities account, unless the Collateral Agent shall have received a Cash Management Agreement in respect of each such deposit account or securities account (other than accounts excluded from the definition of “Cash Management Accounts”). For the avoidance of doubt and notwithstanding anything herein to the contrary, no Cash Management Agreements shall be required for any accounts at PNC.

(c) The deposit accounts and securities accounts of Funko UK shall not maintain cash, Cash Equivalents or other amounts of more than $5,000,000 in the aggregate at any time (which balance shall be calculated based on the average daily balance for the preceding thirty (30) days). The deposit accounts and securities accounts of all of the Foreign Subsidiaries (other than Funko UK) shall not maintain cash, Cash Equivalents or other amounts of more than $1,000,000 in the aggregate at any time (which balance shall be calculated based on the average daily balance for the preceding thirty (30) days).

(d) [Intentionally Omitted].

(e) So long as no Default or Event of Default has occurred and is continuing, the Borrowers may, upon notice to the Collateral Agent, amend Schedule 8.01(A) to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be reasonably satisfactory to the Collateral Agent, and except in the case of accounts established with the Administrative Agent, the Collateral Agent shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, the applicable Loan Party and such Cash Management Bank shall have executed and delivered to the Collateral Agent a Cash Management Agreement. Each Loan Party shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event, to the extent reasonably practicable, within 30 days (or such longer period as the Collateral Agent may agree in its reasonable discretion, it being agreed that if a replacement Cash Management Bank requires more than 30 days to ensure compliance with the USA PATRIOT Act or any other Anti-Terrorism Law in connection with establishing a new Cash Management Account, the Collateral Agent shall agree to such extension) of notice from the Collateral Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in any Agent’s Permitted Discretion, or that the operating performance, funds transfer, or availability procedures or performance of such Cash Management Bank with respect to Cash Management Accounts or the Collateral Agent’s liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in any Agent’s Permitted Discretion.

ARTICLE IX.

EVENTS OF DEFAULT

Section 9.01 Events of Default. If any of the following Events of Default shall occur and be continuing:

(a) any Borrower shall fail to pay any principal of or interest on any Loan, any Agent Advance, any Reimbursement Obligation or any fee, indemnity or other amount payable under this Agreement or any other Loan Document when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and, in the case of interest, fees and indemnities, such failure continues for a period of three Business Days;

(b) any representation or warranty made or deemed made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any report, certificate or other document delivered to any Agent, any Lender or the L/C Issuer pursuant to any Loan Document, which representation or warranty is subject to a materiality or a Material Adverse Effect qualification, shall have been incorrect in any respect when made or deemed made; or any representation or warranty made or deemed made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any report, certificate or other document delivered to any Agent, any Lender or the L/C Issuer pursuant to any Loan Document, which representation or warranty is not subject to a materiality or a Material Adverse Effect qualification, shall have been incorrect in any material respect when made or deemed made;

(c) any Loan Party shall fail to perform or comply with any covenant or agreement contained in (i) Sections 7.01(a)(xi) [Reporting Requirements], 7.01(d)(i)(A) [Preservation of Existence], 7.02 [Negative Covenants], 7.03 [Financial Covenants] or ARTICLE VIII [Management of Collateral], (ii) Section 7.01(a)(xii) [Reporting Requirements] and Section 7.01(b) [Additional Guaranties and Collateral Security], and such failure, if capable of being remedied, shall remain unremedied for 10 days after the earlier of the date a Senior Officer of any Loan Party becomes aware of such failure and the date written notice of such default shall have been given by any Agent to such Loan Party and (iii) Sections 7.01(a)(i) [Reporting Requirements], 7.01(a)(iii) [Reporting Requirements], 7.01(a)(iv) [Reporting Requirements], 7.01(a)(vii) [Reporting Requirements], 7.01(a)(x) [Reporting Requirements], 7.01(a)(xiii) [Reporting Requirements], 7.01(a)(xiv) [Reporting Requirements], 7.01(h) [Maintenance of Insurance] and 7.01(l) [Change in Collateral; Collateral Records], and such failure, if capable of being remedied, shall remain unremedied for 5 Business Days after the earlier of the date a Senior Officer of any Loan Party becomes aware of such failure and the date written notice of such default shall have been given by any Agent to such Loan Party, provided that Borrower may not exercise its rights of remedy under this clause (iii) more than three times in any calendar year;

(d) any Loan Party shall fail to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b) and (c) of this Section 9.01, such failure, if capable of being remedied, shall remain unremedied for 30 days after the earlier of the date a Senior Officer of any Loan Party becomes aware of such failure and the date written notice of such default shall have been given by any Agent to such Loan Party;

(e) any Loan Party or any of its Subsidiaries shall fail to pay any of its Indebtedness in excess of $7,500,000, or any payment of principal, interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;

(f) any Loan Party or any of its Subsidiaries that is not an Immaterial Subsidiary (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (f);

(g) any proceeding shall be instituted against any Loan Party or any of its Subsidiaries that is not an Immaterial Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, suspension of payments, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian, administrator or other similar official for any such Person or for any substantial part of its property, and, in the case of the Loan Parties, either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

(h) [Intentionally Omitted].

(i) any material provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

(j) any Security Document, any Mortgage or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent for the benefit of the ~~Agents and the Lenders~~Secured Parties on any Collateral purported to be covered thereby;

(k) one or more judgments, orders or awards (or any settlement of any claim that, if breached, could result in a judgment, order or award) for the payment of money exceeding $7,500,000 in the aggregate shall be rendered against any Loan Party and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement, (ii) there shall be a period of 30 consecutive days after entry thereof during which a stay of enforcement of any such judgment, order, award or settlement, by reason of a pending appeal or otherwise, shall not be in effect, (iii) at any time during which a stay of enforcement of any such judgment, order, award or settlement, by reason of a pending appeal or otherwise, is in effect, such judgment, order, award or settlement is not bonded to the extent required to keep such stay in effect or (iv) any Lien arising from any such judgment, order, award or settlement over the assets of any Loan Party becomes enforceable and any step (including the taking of possession or the appointment of a receiver, managers or similar person) is taken to enforce that Lien; provided, however, that any such judgment, order, award or settlement shall not give rise to an Event of Default under this subsection (k) if and for so long as (A) the amount of such judgment, order, award or settlement is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment, order, award or settlement;

(l) any cessation of a substantial part of the business of any Loan Party for a period which could reasonably be expected to have a Material Adverse Effect on the ability of the Loan Parties to continue its business on a profitable basis;

(m) any Termination Event hereof shall occur which, individually or in the aggregate with any other Termination Event, could reasonably be expected to have a Material Adverse Effect;

(n) a Change of Control shall have occurred;

then, and in any such event, the any Agent may, and shall at the request of the Required Lenders, by notice to the Administrative Borrower, (i) terminate or reduce all Commitments, whereupon all Commitments shall immediately be so terminated or reduced, (ii) declare all or any portion of the Loans and Reimbursement Obligations then outstanding to be due and payable, whereupon all or such portion of the aggregate principal of all Loans and Reimbursement Obligations, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (iii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in subsection (f) or (g) of this Section 9.01 with respect to any Loan Party, without any notice to any Loan Party or any other Person or any act by any Agent or any Lender, all Commitments shall automatically terminate and all Loans and Reimbursement Obligations then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents shall become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by each Loan Party. Subject to Section 4.09(b), the Administrative Agent may, and shall at the request of the Required Lenders, after the occurrence and during the continuation of any Event of Default, require the Borrowers to Cash Collateralize each Letter of Credit then outstanding.

Notwithstanding anything to the contrary contained in Section 9.01, if the Loan Parties fail to comply with any financial covenant set forth in Section 7.03 [Financial Covenants] as of any date or for any period, until the expiration of the tenth (10th) Business Day following the date on which financial statements are required to be delivered with respect to the applicable Fiscal Quarter hereunder, the Ultimate Parent may sell or issue common Qualified Equity Interest of the Ultimate Parent (the “Permitted Cure Stock”) the proceeds of which shall be deemed to increase Consolidated EBITDA (solely for purposes of Section 7.03(a) [Leverage Ratio] and (b) [Fixed Charge Coverage Ratio] and not for any other purpose) on a dollar-for-dollar basis for the Fiscal Quarter most recently ended, with the effect that such financial covenants shall be recalculated on a pro forma basis, and, if after giving effect to such recalculation, the Borrowers are in compliance with such financial covenants, the Borrowers shall be deemed to have satisfied such financial covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith; provided, however, that (i) such proceeds do not exceed the aggregate amount necessary to cure such Event of Default under Section 7.03(a) [Leverage Ratio] and (b) [Fixed Charge Coverage Ratio] for the applicable period, (ii) the cure right under this paragraph shall be available up to four non-consecutive times during the term of this Agreement, (iii) the amount of proceeds arising from the issuance of the Permitted Cure Stock shall not represent more than 20% of Ultimate Parent’s TTM Consolidated EBITDA for the most recently ended Fiscal Quarter, (iv) such proceeds shall be paid to Administrative Agent and applied to the Loans in accordance with Section 2.17(d) [Application of Payments], (v) Indebtedness shall not be deemed reduced by any payment made pursuant to subclause (iv) above at any time that such related Consolidated EBITDA increase pursuant to this paragraph exists and (vi) during the 10 Business Day period referred to above, neither the Administrative Agent nor any Lender may exercise any rights or remedies under Section 9.01 (or under any other Loan Document) on the basis of any actual or purported Event of Default under Section 9.01(c) for a breach of Section 7.03; provided, that, no Lender shall be required to make any extension of credit hereunder until the proceeds of Permitted Cure Stock are actually received by the Borrowers.

ARTICLE X.

AGENTS

Section 10.01 Appointment. Each Lender (and each subsequent maker of any Loan by its making thereof) hereby irrevocably appoints and authorizes the Administrative Agent and the Collateral Agent to perform the duties of each such Agent as set forth in this Agreement including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Loans outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to such Agent, and, subject to Section 4.02 [Pro Rata Treatment of Lenders] of this Agreement, to distribute promptly to each Lender its Ratable Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by such Agent and not required to be delivered to each Lender pursuant to the terms of this

Agreement, provided that the Agents shall not have any liability to the Lenders for any Agent’s inadvertent failure to distribute any such notices or agreements to the Lenders; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Loans, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to make the Loans and Agent Advances, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Document; (vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; and (viii) subject to Section 10.03 [Rights, Exculpation, Etc.] of this Agreement, to take such action as such Agent deems appropriate on its behalf to administer the Loans and the Loan Documents and to exercise such other powers delegated to such Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Loans), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions of the Required Lenders shall be binding upon all Lenders and all makers of Loans; provided, however, that the L/C Issuer shall not be required to refuse to honor a drawing under any Letter of Credit and the Agents shall not be required to take any action which, in the reasonable opinion of any Agent, exposes such Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

Section 10.02 Nature of Duties; Delegation. iv) The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agents shall be mechanical and administrative in nature. The Agents shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Agents any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral, and the Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into their possession before the initial Loan hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, each Agent shall provide to such Lender any documents or reports delivered to such

Agent by the Loan Parties pursuant to the terms of this Agreement or any other Loan Document. If any Agent seeks the consent or approval of the Required Lenders to the taking or refraining from taking any action hereunder, such Agent shall send notice thereof to each Lender. Each Agent shall promptly notify each Lender any time that the Required Lenders have instructed such Agent to act or refrain from acting pursuant hereto.

(b) Each Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Lender). Any such Person shall benefit from this Article X to the extent provided by the applicable Agent.

(c) An Agent may employ agents and attorneys in fact and shall not be liable for the default or misconduct of any such agents or attorneys in fact selected by such Agent with reasonable care.

Section 10.03 Rights, Exculpation, Etc.. The Agents and their directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agents (i) may treat the payee of any Loan as the owner thereof until the Agents receive written notice of the assignment or transfer thereof, pursuant to Section 12.07 [Amendments and Participations] hereof, signed by such payee and in form reasonably satisfactory to the Agents; (ii) may consult with legal counsel (including, without limitation, counsel to any Agent), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agents be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Agents shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 4.09 [Apportionment of Payments], and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agents may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agents are permitted or required to take or to grant, and if such instructions are promptly requested, the Agents shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until they shall have received such instructions from the Required Lenders (unless unanimity is required). Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders (unless unanimity is required). The Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Agent in writing by the Borrower, a Lender or an Issuing Lender.

Section 10.04 Reliance. Each Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

Section 10.05 Indemnification. To the extent that any Agent or the L/C Issuer is not reimbursed and indemnified by any Loan Party, and whether or not such Agent or the L/C Issuer has made demand on any Loan Party for the same, the Lenders will, within five days of written demand by such Agent or the L/C Issuer, reimburse and indemnify such Agent and the L/C Issuer from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, client charges and expenses of counsel or any other advisor to such Agent or the L/C Issuer), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent or the L/C Issuer in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by such Agent or the L/C Issuer under this Agreement or any of the other Loan Documents, in proportion to each Lender’s Ratable Share, including, without limitation, advances and disbursements made pursuant to Section 10.08 [Collateral Matters]; provided, however, that (a) no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final non-appealable judicial determination that such liability resulted from such Agent’s or the L/C Issuer’s gross negligence or willful misconduct, and (b) only the Revolving Loan Lenders shall be obligated to indemnify the L/C Issuer for any amounts owing to the L/C Issuer pursuant to this Section 10.05. The obligations of the Lenders under this Section 10.05 shall survive the Payment in Full of the Loans and the termination of this Agreement.

Section 10.06 Agents Individually. With respect to its Ratable Share of the Total Commitment hereunder and the Loans made by it, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Loan. The terms “Lenders” or “Required Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender or one of the Required Lenders. Each Agent and their Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Borrower as if it were not acting as an Agent pursuant hereto without any duty to account to the other Lenders.

Section 10.07 Successor Agent. v) Any Agent may at any time give at least thirty (30) (or, if the Total Revolving Credit Commitment is reduced to zero, ten (10)) days prior written notice of its resignation to the Lenders, the L/C Issuer and the Administrative Borrower, provided that, if the continuing Agent assumes all of the resigning Agent’s duties hereunder, such resigning Agent may provide notice on the effective date of its resignation. Upon receipt of any such notice of resignation, (i) the Required Lenders shall have the right, with the consent of the Administrative Borrower (which consent shall not be unreasonably withheld or delayed nor shall it be required during the existence of a payment or bankruptcy Event of Default), to appoint a successor Collateral Agent, and (ii) the Collateral Agent shall have the right, with the consent of the Required Lenders and of the Administrative Borrower (which consent shall not be unreasonably withheld or delayed nor shall it be required during the existence of a payment or bankruptcy Event of Default), to appoint a successor Administrative Agent. If no such successor Agent shall have been so appointed by the Required Lenders or Collateral Agent, as applicable, and shall have accepted such appointment within thirty (30) (or, if the Total Revolving Credit Commitment is reduced to zero, ten (10)) days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders and the L/C Issuer, appoint a successor Agent. Whether or not a successor Agent has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) With effect from the Resignation Effective Date, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by such Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through such retiring Agent shall instead be made by or to the surviving Agent directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above. Upon the acceptance of a successor’s Agent’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article, Section 12.04 [Expenses] and Section 12.16 [Indemnification, Etc.] shall continue in effect for the benefit of such retiring Agent in respect of any actions taken or omitted to be taken by it while the retiring Agent was acting as Agent.

Section 10.08 Collateral Matters.

(a) Each Agent may from time to time make such disbursements and advances (“Agent Advances”) which such Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrowers of the Loans, Reimbursement Obligations, Letter of Credit Obligations and other Obligations or to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 12.04. The Agent Advances shall be repayable on demand and be secured by the Collateral and shall bear interest at a rate per annum equal to the rate then applicable to Revolving Credit Loans that are Base Rate Loans. The Agent making any Agent Advances shall notify the other Agent, each Lender and the Administrative Borrower in writing of each such Agent Advance, which notice shall include a description of the purpose of such Agent Advance. Without limitation to its obligations pursuant to Section 10.05 [Indemnification], each Lender agrees that it shall make available to the Agent making any Agent Advances, upon such Agent’s demand, in the currency in which the respective Agent Advance was made in immediately available funds, the amount equal to such Lender’s Ratable Share of each such Agent Advance, provided that any such amount advanced by a Lender shall be deemed a Loan hereunder. If such funds are not made available to such Agent by such Lender, such Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to such Agent, at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate.

(b) The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral upon termination of the Total Commitment and Payment in Full of the Obligations; or constituting property being sold or disposed of in the ordinary course of any Loan Party’s business or otherwise in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the applicable Lenders required pursuant to Section 12.02 [ Amendments, Etc.]. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 10.08(b).

(c) Without in any manner limiting the Collateral Agent’s authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 10.08(b)), each Lender agrees to confirm in writing, upon request by the Collateral Agent, the authority to release Collateral conferred upon the Collateral Agent under Section 10.08(b). Upon the prior written request by any Loan Party, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary or reasonably requested by any Loan Party to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Agents and the Lenders upon such Collateral; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent’s opinion, would expose the Collateral Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.

(d) Anything contained in any of the Loan Documents to the contrary notwithstanding, the Loan Parties, each Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral under any Loan Document or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Collateral Agent for the benefit of the Lenders in accordance with the terms thereof, (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent, the Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and (iii) the Collateral Agent, as agent for and representative of the Agents and the Lenders (but not any other Agent or any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled (either directly or through one or more acquisition vehicles) for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral to be sold (A) at any public or private sale, (B) at any sale conducted by the Collateral Agent under the provisions of the Uniform Commercial Code (including pursuant to Sections 9-610 or 9-620 of the Uniform Commercial Code), (C) at any sale or foreclosure conducted by the Collateral Agent (whether by judicial action or otherwise) in accordance with applicable law or (D) any sale conducted pursuant to the provisions of any Debtor Relief Law (including Section 363 of the Bankruptcy Code), to use and apply all or any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Except as expressly provided herein, nothing contained herein shall be deemed to authorize any Agent to authorize or consent to or accept or adopt on behalf of any Lender or L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or L/C Issuer or to authorize any Agent to vote in respect of the claim of any Lender or L/C Issuer in any such proceeding.

(e) The Collateral Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Collateral Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 10.08 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any other Lender.

Section 10.09 Agency for Perfection. Each Agent and each Lender hereby appoints each other Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agents and the Lenders as secured party. Should the Administrative Agent or any Lender obtain possession or control of any such Collateral, the Administrative Agent or such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent’s instructions.

In addition, the Collateral Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

Section 10.10 No Reliance on any Agent’s Customer Identification Program Certifications From Banks and Participants; USA PATRIOT Act.

(a) Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on any Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other requirements imposed by the USA PATRIOT Act or the regulations issued thereunder, including the regulations set forth in 31 CFR § 103.121, as hereafter amended or replaced (“CIP Regulations”), or any other Anti-Terrorism Laws or the equivalent on any applicable jurisdiction, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or other regulations issued under the USA PATRIOT Act. Each Lender, Affiliate, participant or assignee subject to Section 326 of the USA PATRIOT Act will perform the measures necessary to satisfy its own responsibilities under the CIP Regulations or any equivalent provisions in any applicable jurisdiction.

(b) Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to each Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA PATRIOT Act and the applicable regulations: (1) within ten (10) days after the Effective Date, and (2) as such other times as are required under the USA PATRIOT Act.

(c) The USA PATRIOT Act requires all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, any Agent or Lender may from time to time request, and each Loan Party shall provide to such Agent or Lender, such Borrower’s name, address, tax identification number and/or such other identifying information as shall be necessary for Lender to comply with the USA PATRIOT Act and any other Anti-Terrorism Law.

Section 10.11 No Third Party Beneficiaries. The provisions of this Article are solely for the benefit of the Agents, the Lenders and the L/C Issuer, and, except as provided in Sections 10.07 [Successor Agent] and 10.08 [Collateral Matters], no Loan Party shall have rights as a third-party beneficiary of any of such provisions.

Section 10.12 No Fiduciary Relationship. It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any other similar term) with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 10.13 Confidentiality; Disclaimers. By becoming a party to this Agreement, each Lender agrees to keep all material, non-public information regarding the Ultimate Parent and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 12.21 [Confidentiality].

Section 10.14 Conduct of Business by the Lenders and Agents. No provision of this Agreement will: (a) interfere with the right of any Lender or Agent to arrange its affairs (tax or otherwise) in whatever manner it thinks fit; (b) oblige any Lender or Agent to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or (c) oblige any Lender or Agent to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Taxes.

ARTICLE XI.

GUARANTY

Section 11.01 Guaranty.

(a) Each Loan Party hereby jointly and severally and unconditionally and irrevocably guarantees the punctual payment when due and payable (whether at stated maturity, on demand, by acceleration or otherwise), of all Obligations of the ~~Borrowers~~Loan Parties, now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding with respect to any ~~Borrower,~~Loan Party, whether or not a claim for post-filing interest is allowed in such Insolvency Proceeding), Letter of Credit Obligations, fees, commissions, expense reimbursements, indemnifications or otherwise, and whether accruing before or subsequent to the commencement of any Insolvency Proceeding with respect to any ~~Borrower~~Loan Party (notwithstanding the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code), and the due performance and observance by the ~~Borrowers~~Loan Parties of their other Obligations now or hereafter existing in respect of the Loan Documents (such Obligations, to the extent not paid or performed by the ~~Borrowers~~Loan Parties, being the ”Guaranteed Obligations”).

(b) Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the applicable Guaranteed Obligations and would be owed by the ~~Borrowers~~Loan Parties to the Agents, the Lenders, the Bank Product Providers and the L/C Issuer under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving the ~~Borrowers~~Loan Parties. Notwithstanding any of the foregoing, Guaranteed Obligations shall not include any Excluded Hedge Liabilities. In no event shall the obligation of any Guarantor hereunder exceed the maximum amount such Guarantor could guarantee under any Debtor Relief Law.

Section 11.02 Guaranty Absolute. Each Loan Party jointly and severally guarantees that the Guaranteed Obligations, will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agents, the Lenders, the Bank Product Providers or the L/C Issuer with respect thereto. Each Guarantor party hereto agrees that this ARTICLE XI constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by any Agent or any Lender to any Collateral. The obligations of each Guarantor under this ARTICLE XI are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor party hereto to enforce such obligations, irrespective of whether any action is brought against any Loan Party or whether any Loan Party is joined in any such action or actions. The liability of each Guarantor party hereto under this ARTICLE XI shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor party hereto hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the applicable Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the applicable Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise and/or the making available of additional or new type of extensions of credit to any Loan Party that are of a different kind or nature from the types of extensions of credit available to the Loan Parties (or any of them) under the Loan Documents on the Effective Date;

(c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the applicable Guaranteed Obligations;

(d) the existence of any claim, set-off, defense or other right that any Guarantor may have at any time against any Person, including, without limitation, any Agent, any Lender, any Bank Product Provider or the L/C Issuer;

(e) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Loan Party; or

(f) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agents, the Lenders, the Bank Product Providers or the L/C Issuer that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This ARTICLE XI shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agents, the Lenders, the Bank Product Providers, the L/C Issuer or any other Person upon the insolvency, bankruptcy or reorganization of any ~~Borrower~~Loan Party or otherwise, all as though such payment had not been made.

Section 11.03 Waiver. Each Guarantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this ARTICLE XI and any requirement that the Agents, the Lenders, the Bank Product Providers or the L/C Issuer exhaust any right or take any action against any Loan Party or any other Person or any Collateral, (iii) any right to compel or direct any Agent, any Lender, any Bank Product Provider or the L/C Issuer to seek payment or recovery of any amounts owed under this ARTICLE XI from any one particular fund or source or to exhaust any right or take any action against any other Loan Party, any other Person or any Collateral, (iv) any requirement that any Agent, any Lender, any Bank Product Provider, any Bank Product Provider or the L/C Issuer protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any Loan Party, any other Person or any Collateral, and (v) any other defense available to any Guarantor (other than Payment in Full of the Guaranteed Obligations). Each Guarantor agrees that the Agents, the Lenders, the Bank Product Providers and the L/C Issuer shall have no obligation to marshal any assets in favor of any Guarantor or against, or in payment of, any or all of the Guaranteed Obligations. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 11.03 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this ARTICLE XI, and acknowledges that this ARTICLE XI is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

Section 11.04 Continuing Guaranty; Assignments. This ARTICLE XI is a continuing guaranty and shall (a) in the case of each Loan Party, remain in full force and effect until the later of the Payment in Full of the Guaranteed Obligations (other than indemnification obligations as to which no claim has been made) and all other amounts payable under this ARTICLE XI and the Final Maturity Date and (b) inure to the benefit of and be enforceable by the Agents, the Lenders, the Bank Product Providers and the L/C Issuer and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, its Loans, the Reimbursement Obligations and the Letter of Credit Obligations owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 12.07.

Section 11.05 Subrogation. No Guarantor party hereto will exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this ARTICLE XI, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agents, the Lenders, the Bank Product Providers and the L/C Issuer against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations, and all other amounts payable under this ARTICLE XI shall have been Paid in Full and the Final Maturity Date shall have occurred. If any amount shall be paid to any Guarantor party hereto in violation of the immediately preceding sentence at any time prior to the later of (x) the Payment in Full of the Guaranteed Obligations, and all other amounts payable under this ARTICLE XI and (y) the Final Maturity Date, such amount shall be held in trust for the benefit of the Agents, the Lenders, the Bank Product Providers and the L/C Issuer and shall forthwith be paid to the Agents, the Lenders, the Bank Product Providers and the L/C Issuer to be credited and applied to the Guaranteed Obligations, and all other amounts payable under this ARTICLE XI, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations, or other amounts payable under this ARTICLE XI thereafter arising. If (i) any Guarantor party hereto shall make payment to the Agents. the Lenders, the Bank Product Providers and the L/C Issuer of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations, and all other amounts payable under this ARTICLE XI shall be Paid in Full and (iii) the Final Maturity Date shall have occurred, the Agents, the Lenders, the Bank Product Providers and the L/C Issuer will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor party hereto of an interest in the Guaranteed Obligations, resulting from such payment by such Guarantor party hereto.

ARTICLE XII.

MISCELLANEOUS

Section 12.01 Notices, Etc..

(a) Notices Generally. All notices and other communications provided for hereunder shall be in writing and shall be mailed (certified mail, postage prepaid and return receipt requested), telecopied or delivered by hand, Federal Express or other reputable overnight courier, if to any Loan Party, at the following address:

if to a Borrower, to it at the following address:

Funko, LLC

Funko Holdings LLC

2802 Wetmore Avenue

Everett, Washington 98201

with a copy to:

c/o ACON Equity Management, LLC

1133 Connecticut Avenue, NW, Suite 700

Washington, DC 20036

Attention: Mr. Ken Brotman

Telecopy: 202.454.1101

Telephone: 202.454.1111

with a copy to:

Latham & Watkins LLP

555 Eleventh Street, NW, Suite 1000

Washington, DC 20004-1304

Attention: Manu Gayatrinath

Email: manu.gayatrinath@lw.com

Telephone: 202.637.2342

if to the Administrative Agent or Collateral Agent, to it at the following address:

PNC Bank, National Association

1600 Market Street

Philadelphia, PA 19103

Attention: ~~Brandon Schmoyer~~Liam P. Brickley

Telephone: 215.585.6960

Telecopier: 215.585.4771

with a copy to:

PNC Bank, National Association

PNC Agency Services

PNC Firstside Center

500 First Avenue, 4th Floor

Pittsburgh, PA 15219

Attention: Jessica Miller

Telephone: (412) 768-2307

Facsimile: (412) 762-8672

with a copy to:

Blank Rome LLP

One Logan Square

130 North 18th Street

Philadelphia, PA 19103

Attention: Heather Sonnenberg, Esq.

Telephone: 215-569-5701

Telecopier: 215-832-5701

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 12.01. All such notices and other communications shall be effective, (i) if mailed (certified mail, postage prepaid and return receipt requested), when received or 3 days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered by hand, Federal Express or other reputable overnight courier, upon delivery, except that notices to any Agent or the L/C Issuer pursuant to ARTICLE II and ARTICLE III shall not be effective until received by such Agent or the L/C Issuer, as the case may be.

(b) Electronic Communications.

(i) Each Agent, Administrative Borrower and Administrative Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) in accordance with clause (b)(ii) below or otherwise pursuant to procedures approved by the Agents, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to ARTICLE II and ARTICLE III if such Lender or the L/C Issuer, as applicable, has notified the Agents that it is incapable of receiving notices under such Article by electronic communication.

(ii) Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (A), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (A) and (B) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

Section 12.02 Amendments, Etc.. vi) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (x) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Agents and the Lenders or extending an existing Lien over additional property, by the Agents and the Borrowers (or by the Administrative Borrower on behalf of the Borrowers), (y) in the case of any other waiver or consent by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and (z) in the case of any other amendment by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrowers (or by the Administrative Borrower on behalf of the Borrowers), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall:

(i) increase any Commitment of any Lender, reduce the principal of, or interest on, the Loans or the Reimbursement Obligations payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any scheduled date fixed for any payment of principal of, or interest or fees on, the Loans or Letter of Credit Obligations payable to any Lender, in each case, without the written consent of such Lender;

(ii) [Intentionally Omitted.]

(iii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder without the written consent of each Lender;

(iv) amend the definition of “Required Lenders” or “Ratable Share” without the written consent of each Lender;

(v) release all or substantially all of the Collateral or subordinate all or substantially all of the Liens of the Administrative Agent, or release any Borrower or all or substantially all of Guarantors, in each case, without the written consent of each Lender (except as otherwise provided in this Agreement and the other Loan Documents);

(vi) amend, modify or waive Section 2.17(c) [Mandatory Prepayments], Section 4.02 [Pro Rata Treatment of Lenders], Section 4.03 [Sharing of Payments by Lenders], Section 4.09 [Apportionment of Payments], Section 10.08 [Collateral Matters] or this Section 12.02 of this Agreement without the written consent of each Lender;

(vii) amend the definition of “Bank Product Provider”, “Bank Product Obligations” (or any defined term used therein or any provision expressly relating to Bank Product Obligations), “Cash Collateralize” (or any provision hereof relating to the Cash Collateralization of Letter of Credit Obligations), “Excluded Hedge Liability” (or any defined term used therein or any provision expressly relating to Excluded Hedge Liabilities), “Letter of Credit Sublimit”, “Lender-Provided Hedge Agreement”, or “Permitted Discretion” (as used with respect to the Administrative Agent), in each case, without the written consent of the Required Lenders; or

(viii) Amend the definition of “Optional Currency” or Section 2.08(b)(iii) [Requests for Additional Optional Currencies] or this Section 12.02, alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders, in each case without the consent of all of the Lenders.

Notwithstanding the foregoing, (A) no amendment, waiver or consent shall, unless in writing and signed by an Agent, Swing Loan Lender or the L/C Issuer, affect the rights or duties of such Agent, Swing Loan lender or the L/C Issuer (but not in its capacity as a Lender) under this Agreement or the other Loan Documents, (B) any amendment, waiver or consent to any provision of this Agreement (including Sections 4.01 and 4.02) that permits any Loan Party or any of their respective Affiliates to purchase Loans on a non-pro rata basis, become an eligible assignee pursuant to Section 12.07 [Assignments and Participations] and/or make offers to make optional prepayments on a non-pro rata basis shall require the prior written consent of the Required Lenders rather than the prior written consent of each Lender directly affected thereby and (C) the consent of the Borrowers shall not be required to change any order of priority set forth in Section 4.09 [Apportionment of Payments]. Notwithstanding anything to the contrary herein, no Defaulting Lender, Loan Party or any of their respective Affiliates that is a Lender shall have any right to approve or disapprove any amendment, waiver or consent under the Loan Documents and any Loans held by such Person for purposes hereof shall be automatically deemed to be voted pro rata according to the Loans of all other Lenders in the aggregate (other than such Defaulting Lender, Loan Party or Affiliate); provided, that, (x) the Commitment of a Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects such Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

(b) If any action to be taken by the Lenders hereunder requires the consent, authorization, or agreement of all of the Lenders or any Lender affected thereby, such consent, authorization or agreement is provided by the Required Lenders and a Lender (the “Holdout Lender”) fails to give its consent, authorization, agreement, then the Administrative Agent may, or at the request of the Administrative Borrower, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute lenders (each, a “Replacement Lender”), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given. Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 12.07(b) [Assignments and Participations]. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make its Ratable Share of Loans.

Section 12.03 No Waiver; Remedies, Etc.. No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

Section 12.04 Expenses; Taxes; Attorneys’ Fees. The Borrowers will pay, not later than 15 days after receipt of a reasonably detailed invoice therefor, all reasonable and documented out-of-pocket costs and expenses incurred by or on behalf of each Agent (and, in the case of clauses (c) (after the occurrence and during the continuation of an Event of Default), (d), (e) and

(f) below, each Lender), regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable and documented out-of-pocket fees, costs, client charges and expenses of counsel for each Agent (and, in the case of clauses (c) (after the occurrence and during the continuation of an Event of Default), (d), (e) and (f) below, each Lender, provided that the obligation to reimburse expenses of counsel shall be limited to one law firm for each Agent and, in the event of an actual conflict of interest, one additional law firm, together with one additional counsel in each applicable jurisdiction), accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, the rating of the Loans, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents pursuant to Section 7.01(b) [Additional Guaranties and Collateral Security] or the review of any of the agreements, instruments and documents referred to in Section 7.01(f) [Inspection Rights]), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of the Agents’ or any of the Lenders’ rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against any Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Agents’ or the Lenders’ claims against any Loan Party, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by any Agent or any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from any Loan Party or (j) the receipt by any Agent or any Lender of any advice from any accountants, auditors, appraisers, advisors or consultants with respect to any of the foregoing; provided, however, the foregoing to the contrary notwithstanding, that no Loan Party shall have any obligation to any Agent or any Lender under this Section 12.04 with respect to any Environmental Liabilities and Costs or with respect to any other obligations to the extent that such obligations (i) are caused by the gross negligence, bad faith or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction and (ii) any dispute solely among the Agents and Lenders and not involving the Loan Parties except to the extent such Indemnitee is acting in its capacity as an Agent or Lender; provided, further, that the indemnification described in the preceding provisions of this Section 12.04 shall not apply to Taxes, except for Taxes that are not addressed by the provisions of Section 2.19. Without limitation of the foregoing or any other provision of any Loan Document: (x) the Borrowers agree to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by any Agent or any Lender to be payable in connection with this Agreement or any other Loan Document, and the Borrowers agree to save each Agent and each Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, (y) the Borrowers agree to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents, and (z) if the Borrowers fail to perform any covenant or agreement contained herein or in any other Loan Document, any Agent may itself perform or cause performance of such covenant or agreement, and the expenses of such Agent incurred in connection therewith shall be reimbursed not later than 15 days after receipt of a reasonably detailed invoice therefor. The obligations of the Borrowers under this Section 12.04 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

Section 12.05 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, any Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Loan Party (any such notice being expressly waived by the Loan Parties) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and any and all other Indebtedness (in whatever currency) at any time owing by such Agent or such Lender to or for the credit or the account of any Loan Party against any and all Obligations of the Loan Parties either now or hereafter existing under any Loan Document, irrespective of whether or not such Agent or such Lender shall have made any demand hereunder or thereunder and although such Obligations may be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 4.09 [Apportionment of Payments] and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agents and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Agent and each Lender agrees to notify such Loan Party promptly after any such set-off and application made by such Agent or such Lender provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agents and the Lenders under this Section 12.05 are in addition to the other rights and remedies (including other rights of set-off) which the Agents and the Lenders may have under this Agreement or any other Loan Documents of law or otherwise. Notwithstanding the foregoing, in no event may the right of set-off described in this Section 12.05 be utilized against any assets that constitute Excluded Property (as such term is defined in the Security Agreement).

Section 12.06 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 12.07 Assignments and Participations.

(a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and each Agent and each Lender and their respective successors and assigns; provided, however, that none of the Loan Parties may assign or transfer any of its rights or Obligations hereunder or under the other Loan Documents without the prior written consent of each Lender and any such assignment without the Lenders’ prior written consent shall be null and void.

(b) Each Lender may (x) with the written consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed) assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement with respect to all or a portion of its Term Loan Commitment and any Term Loan made by it and (y) with the written consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed), assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement with respect to all or a portion of its Revolving Credit Commitment and the Revolving Credit Loans made by it; provided, however, that (i) such assignment shall require the prior consent of the Administrative Borrower (which consent shall not be unreasonably withheld, conditioned or delayed nor shall it be required during the existence of a payment or bankruptcy Event of Default) (which consent shall be deemed to have been given unless Administrative Borrower shall object thereto by written notice to Administrative Agent within 10 Business Days after having received notice thereof), (ii) such assignment is in an amount which is at least $5,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender’s Commitment) (except such minimum amount shall not apply to an assignment by a Lender to (x) a Lender, an Affiliate of such Lender or a Related Fund of such Lender or (y) a group of new Lenders, each of whom is an Affiliate or Related Fund of each other to the extent the aggregate amount to be assigned to all such new Lenders is at least $5,000,000 or a multiple of $1,000,000 in excess thereof), (iii) except as provided in the last sentence of this Section 12.07(b) [Assignments and Participations], the parties to each such assignment shall execute and deliver to the Administrative Agent and the Administrative Borrower (and the Administrative Agent, if applicable), for their acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to the Administrative Agent, for the benefit of the Administrative Agent, a processing and recordation fee of $3,500 (except the payment of such fee shall not be required in connection with an assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender), (iv) no such assignment shall be made to (A) the Borrowers or any of their Subsidiaries, (B) any natural persons (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person) or (C) a Defaulting Lender, (v) no such assignment shall be made to any of the Borrowers’ Affiliates (the “Affiliate Permitted Assignees”) unless (x) such assignment is with respect to the Term Loans and is of an amount that does not exceed, in the aggregate with all other Term Loans held by Affiliate Permitted Assignees, 35% of the aggregate principal amount of the then outstanding Term Loans as of such date and (y) no Affiliate Permitted Assignees shall have any right to approve or disapprove any amendment, waiver or consent under the Loan Documents and any Loans held by such Affiliate Permitted Assignee for purposes hereof shall be automatically deemed to be voted pro rata according to the Loans of all other Lenders in the aggregate (other than such Affiliate Permitted Assignee); provided, that, (i) the Commitment of an Affiliate Permitted Assignee may not be increased or extended without the consent of such Affiliate Permitted Assignee and (ii) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects such Affiliate Permitted Assignee disproportionately adversely relative to other affected Lenders shall require the consent of such Affiliate Permitted Assignee, and (vi) no written consent of the Administrative Agent or the Administrative Borrower shall be required (1) in connection with any assignment by a Lender to a Lender, an Affiliate of such Lender, a Related Fund of such Lender; provided, that the outgoing Lender shall provide the Administrative Borrower with at least ten (10) Business Days’ prior written notice of such assignment or (2) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance and recordation on the Register, which effective date shall be at least 3 Business Days after the delivery thereof to the Administrative Borrower and the Administrative Agent (or such shorter period as shall be agreed to by the Administrative Borrower, the Administrative Agent and the parties to such assignment), (A) the assignee thereunder shall become a “Lender” hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Notwithstanding anything to the contrary contained in this Section 12.07(b) [Assignments and Participations], a Lender may assign any or all of its rights under the Loan Documents to an Affiliate of such Lender or a Related Fund of such Lender without delivering an Assignment and Acceptance to the Agents or to any other Person (a “Related Party Assignment”); provided, however, that (I) the Borrowers and the Administrative Agent may continue to deal solely and directly with such assigning Lender until an Assignment and Acceptance has been delivered to the Administrative Agent for recordation on the Register, (II) the Administrative Agent may continue to deal solely and directly with such assigning Lender until receipt by the Administrative Agent of a copy of the fully executed Assignment and Acceptance pursuant to Section 12.07(e) [Assignments and Participations], (III) the failure of such assigning Lender to deliver an Assignment and Acceptance to the Agents shall not affect the legality, validity, or binding effect of such assignment, and (IV) an Assignment and Acceptance between the assigning Lender and an Affiliate of such Lender or a Related Fund of such Lender shall be effective as of the date specified in such Assignment and Acceptance and recordation on the Related Party Register referred to in the last sentence of Section 12.07(d) [Assignments and Participations] below.

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

(d) The Administrative Agent shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain, or cause to be maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitments of, and the principal amount of the Loans (and stated interest thereon) (the “Registered Loans”) and Letter of Credit Obligations owing to each Lender from time to time. Subject to the last sentence of this Section 12.07(d) [Assignments and Participations], the entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any of the Administrative Borrowers and any Lender, as to the entries related to itself and only itself, at any reasonable time and from time to time upon reasonable prior notice. In the case of an assignment pursuant to the last sentence of Section 12.07(b) [Assignments and Participations] as to which an Assignment and Acceptance is not delivered to the Administrative Agent, the assigning Lender shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain, or cause to be maintained, a register (the “Related Party Register”) comparable to the Register on behalf of the Borrowers. The Related Party Register shall be available for inspection by the Borrowers and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon receipt by the Administrative Agent of a completed Assignment and Acceptance, and subject to any consent required from the Administrative Agent or the Administrative Borrower pursuant to Section 12.07(b) [Assignments and Participations] (which consent of the Administrative Agent must be evidenced by the Administrative Agent’s execution of an acceptance to such Assignment and Acceptance), the Administrative Agent shall accept such assignment, record the information contained therein in the Register and provide to the Administrative Agent a copy of the fully executed Assignment and Acceptance.

(f) A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register or the Related Party Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register or the Related Party Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), the Agents shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered on the Register as the owner thereof for the purpose of receiving all payments thereon, notwithstanding notice to the contrary.

(g) In the event that any Lender sells participations in a Registered Loan, such Lender shall, acting for this purpose as a non-fiduciary agent on behalf of the Borrowers, maintain, or cause to be maintained, a register, on which it enters the name of all participants in the Registered Loans held by it and the principal amount (and stated interest thereon) of the portion of the Registered Loan that is the subject of the participation (the “Participant Register”). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans, Letters of Credit or other Obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(h) [Intentionally Omitted].

(i) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments, the Loans made by it and its Ratable Share of the Letter of Credit Obligations); provided, that (i) such Lender’s obligations under this Agreement (including without limitation, its Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans or Letter of Credit Obligations, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Loan Party (except as set forth in Section 10.08 of this Agreement or any other Loan Document). The Loan Parties agree that each participant shall be entitled to the benefits of Section 2.19 [Taxes] and Section 2.20 [Increased Costs and Reduced Return] of this Agreement with respect to its participation in any portion of the Commitments and the Loans as if it was a Lender; provided that, at the time such participant is claiming benefits pursuant to Section 2.19 [Taxes], such participant shall comply all obligations under Section 2.19 [Taxes] as if it was a Lender thereunder.

(j) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or loans made to such Lender pursuant to securitization or similar credit facility (a ”Securitization”); provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. The Loan Parties shall cooperate with such Lender and its Affiliates to effect the Securitization including, without limitation, by providing such information as may be reasonably requested by such Lender in connection with the rating of its Loans or the Securitization.

Section 12.08 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

Section 12.09 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

Section 12.10 CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. vii) EACH OF PARTIES HERETO AGREE THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.

(b) EACH PARTY HEREBY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.01. SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING, SERVICE MAY BE MADE ON THE LOAN PARTIES, IN ANY SUCH ACTION OR PROCEEDING, BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL,

POSTAGE PREPAID, TO THE ADMINISTRATIVE BORROWERS AT THEIR RESPECTIVE ADDRESSES FOR NOTICES AS SET FORTH IN SECTION 12.01. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION.

(c) EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

Section 12.11 WAIVER OF JURY TRIAL, ETC.. EACH LOAN PARTY, EACH AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT.

Section 12.12 No Other Duties, etc.. Anything herein to the contrary notwithstanding, neither the Bookrunners, the Syndication Agent, the Documentation Agent or the Joint Lead Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents.

Section 12.13 No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

Section 12.14 Reinstatement; Certain Payments. If any claim is ever made upon any Agent, any Lender or the L/C Issuer for repayment or recovery of any amount or amounts received by such Agent, such Lender or the L/C Issuer in payment or on account of any of the Obligations, such Agent, such Lender or the L/C Issuer shall give prompt notice of such claim to each other Agent and Lender and the Administrative Borrower, and if such Agent, such Lender or the L/C Issuer repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Agent, such Lender or the L/C Issuer or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by such Agent, such Lender or the L/C Issuer with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to such Agent, such Lender or the L/C Issuer hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Agent, such Lender or the L/C Issuer.

Section 12.15 Flood Insurance. Each of the parties hereto acknowledges and agrees that, if there are any Mortgages, any increase, extension or renewal of any of the Commitments or Loans (including any increase pursuant to Section 2.26 but excluding (i) any continuation or conversion of borrowings, (ii) the making of any Revolving Loans or (iii) the issuance, renewal or extension of Letters of Credit) shall be subject to (and conditioned upon) the prior delivery of all flood hazard determination certifications, acknowledgements and evidence of flood insurance and other flood-related documentation with respect to the real property subject to such Mortgages as required by Flood Insurance Laws.

Section 12.16 Indemnification; Limitation of Liability for Certain Damages.

(a) General Indemnity for Obligations. In addition to each Loan Party’s other Obligations under this Agreement, each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless each Agent and each Lender and each of their Affiliates and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively called the “Indemnitees”) from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses, provided that the obligation to reimburse expenses of counsel shall be limited as provided in Section 12.04 [Expenses, Etc.] incurred by such Indemnitees, from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) transactions contemplated by this Agreement, (iii) any Agent’s or any Lender’s furnishing of funds to the Borrowers for the account of the Borrowers under this Agreement or the other Loan Documents, including, without limitation, the management of any such Loans, (iv) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (v) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the “Indemnified Matters”); provided, however, that the Loan Parties shall not have any obligation to any Indemnitee under this subsection (a) for any Indemnified Matter (i) caused by the gross negligence, bad faith or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction and (ii) any dispute solely among Indemnities not involving the Loan Parties except to the extent such Indemnitee is acting in its capacity as an Agent or Arranger.

(b) Environmental Indemnity for Obligations. Each Loan Party agrees to, jointly and severally, defend, indemnify, and hold harmless the Indemnitees against any and all Environmental Liabilities and Costs and all other claims, demands, penalties, fines, liability (including strict liability), losses, damages, costs and expenses (including without limitation, reasonable legal fees and expenses, consultant fees and laboratory fees), arising out of (i) any Releases or threatened Releases (x) at any property presently or formerly owned or operated by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest, or (y) of any Hazardous Materials generated and disposed of by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; (ii) any violations of Environmental Laws; (iii) any Environmental Action relating to any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; (iv) any personal injury (including wrongful death) or property damage (real or personal) arising out of exposure to Hazardous Materials used, handled, generated, transported or relating to any Release of Hazardous Materials by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; and (v) any breach of any warranty or representation regarding environmental matters made by the Loan Parties in Section 6.01(r) [Environmental Matters] or the breach of any covenant made by the Loan Parties in Section 7.01(j) [Environmental]. Notwithstanding the foregoing, the Loan Parties shall not have any obligation to any Indemnitee under this subsection (b) regarding any potential environmental matter covered hereunder which (x) is caused by the gross negligence, bad faith, or willful misconduct of such Indemnitee, (y) arose from Hazardous Materials brought on to any real property after any Indemnitee has taken title to or possession of such property, whether by foreclosure, deed-in-lieu thereof or otherwise, as determined by a final judgment of a court of competent jurisdiction or (z) is attributable solely to the acts of any of the Agents.

(c) The indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees, respectively are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 12.16 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. The indemnities set forth in this Section 12.16 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents. To the extent permitted by applicable law, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, any other agreement or instrument contemplated hereby or thereby, any Loan or the use of the proceeds thereof.

(d) The indemnities and waivers set forth in this Section 12.16 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

Section 12.17 Administrative Borrowers. Each Borrower hereby irrevocably appoints Funko as the agent and attorney-in-fact for the Borrowers (the “Administrative Borrower”), which appointment shall remain in full force and effect unless and until the Agents shall have received prior written notice signed by all of the Borrowers that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. It is understood that the handling of the Loan Account and Collateral of the Borrowers, in a combined fashion, as more fully set forth herein and subject to the limitations set forth herein, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that neither the Agents nor the Lenders shall incur liability to the Borrowers as a result hereof. Each of the Borrowers expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Agents and the Lenders to do so, and in consideration thereof, each of the Borrowers, hereby jointly and severally agrees to indemnify the Indemnitees and hold the Indemnitees harmless against any and all liability, expense, loss or claim of damage or injury, made against such Indemnitee by any of the Borrowers or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of the Borrowers as herein provided, (b) the Agents and the Lenders relying on any instructions of the Administrative Borrower or the Administrative Borrowers, or (c) any other action taken by any Agent or any Lender hereunder or under the other Loan Documents.

Section 12.18 Records. The unpaid principal of and interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to Section 2.18 [Fees] hereof, including, without limitation, the fees payable under the Fee Letter, Commitment Fee and the Letter of Credit Fee, shall at all times be ascertained from the records of the Agents (including the Register), which shall be conclusive and binding absent manifest error.

Section 12.19 Binding Effect. This Agreement shall become effective when it shall have been executed by each Loan Party, each Agent and each Lender and when the conditions precedent set forth in Section 5.01 [Conditions Precedent to Effectiveness] hereof have been satisfied or waived in writing by the Agents, and thereafter shall be binding upon and inure to the benefit of each Loan Party, each Agent and each Lender, and their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Agent and each Lender, and any assignment by any Lender shall be governed by Section 12.07 [Assignments and Participations] hereof.

Section 12.20 Interest. It is the intention of the parties hereto that each Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be Paid in Full, refunded by such Agent or such Lender, as applicable, to the Borrowers); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be Paid in Full, refunded by such Agent or such Lender to the Borrowers). All sums paid or agreed to be paid to any Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until Payment in Full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (x) the amount of interest payable to any Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or such Lender pursuant to this Section 12.20 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or such Lender would be less than the amount of interest payable to such Agent or such Lender computed at the Highest Lawful Rate applicable to such Agent or such Lender, then the amount of interest payable to such Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or such Lender until the total amount of interest payable to such Agent or such Lender shall equal the total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 12.20.

For purposes of this Section 12.20 the term “applicable law” shall mean that law in effect from time to time and applicable to the loan transaction between the Borrowers, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

Section 12.21 Confidentiality. Each Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to keep confidential any non-public information supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure by any Agent or any Lender of any such information (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, counsel, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential in accordance with this Section 12.21); (ii) to any other party hereto; (iii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section 12.21; (iv) to the extent required by any Requirement of Law or judicial process or as otherwise requested by any Governmental Authority; (v) to examiners, auditors or accountants; (vi) in connection with any litigation to which any Agent or any Lender is a party; (vii) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (viii) to its lenders or financing providers; (ix) in connection with public filings, or (x) with the consent of the Administrative Borrower.

Section 12.22 Public Disclosure. Each party hereto agrees that it will not now or in the future issue any press release or other public disclosure using the name of another party hereto or referring to this Agreement or any other Loan Document without the prior written consent of such other party, except to the extent that such party is required to do so under applicable law (in which event, such party will consult with such other party before issuing such press release or other public disclosure, if allowed under law). Each Agent and each Lender agrees that neither it nor any of its Affiliates will now or in the future advertise the closing of the transactions contemplated by this Agreement, or otherwise make appropriate announcements of the financial arrangements entered into among the parties hereto, including, without limitation, on a home page or similar place for dissemination of information on the Internet or worldwide web, or in announcements commonly known as tombstones, in such trade publications, business journals, newspapers of general circulation without the prior written consent of the Administrative Borrower, except to the extent that such Agent or Lender is required to do so under applicable law (in which event, such Agent or Lender or such Affiliate will consult with the Administrative Borrower before taking such action).

Section 12.23 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

Section 12.24 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the entities composing the Borrowers, which information includes the name and address of each such entity and other information that will allow such Lender to identify the entities composing the Borrowers in accordance with the USA PATRIOT Act. Each Loan Party agrees to take such action and execute, acknowledge and deliver at its sole cost and expense, such instruments and documents as any Lender may reasonably require from time to time in order to enable such Lender to comply with the USA PATRIOT Act.

Section 12.25 Keepwell. Each Loan Party, if it is a Qualified ECP Loan Party, then jointly and severally, together with each other Qualified ECP Loan Party, hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non-Qualifying Party’s obligations under this Agreement or any other Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 12.25 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 12.25, or otherwise under this Agreement or any other Loan Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 12.25 shall remain in full force and effect until payment in full of the Obligations and termination of this Agreement and the other Loan Documents. Each Qualified ECP Loan Party intends that this Section 12.25 constitute, and this Section 12.25 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Borrower and Guarantor for all purposes of Section 1a(18(A)(v)(II) of the CEA.

Section 12.26 Acknowledgement and Consent to Bail-In of EEA Financial Institution. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

~~IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.~~

[Signature pages previously provided on Effective Date]

~~BORROWERS:~~

~~FUNKO ACQUISITION HOLDINGS, L.L.C.~~

~~By:~~
~~Name:~~
~~Title:~~

~~FUNKO HOLDINGS LLC~~
~~By:~~
~~Name:~~
~~Title:~~

~~FUNKO, LLC~~
~~By:~~
~~Name:~~
~~Title:~~

~~LOUNGEFLY, LLC~~
~~By:~~
~~Name:~~
~~Title:~~

- i -

~~COLLATERAL AGENT:~~
~~PNC BANK, NATIONAL ASSOCIATION~~

~~By:~~
~~Name:~~
~~Title:~~

~~Signature Page to Credit Agreement~~

Schedule 1.1(B)

1

~~ADMINISTRATIVE AGENT AND LENDER:~~
~~PNC BANK, NATIONAL ASSOCIATION~~

~~By:~~
~~Name:~~
~~Title:~~

~~Signature Page to Credit Agreement~~

~~JOINT LEAD ARRANGER AND JOINT BOOKRUNNER:~~
~~PNC CAPITAL MARKETS LLC~~

~~By:~~
~~Name:~~
~~Title:~~

~~Signature Page to Credit Agreement~~

~~SYNDICATION AGENT, JOINT LEAD ARRANGER AND JOINT BOOKRUNNER:~~
~~JPMORGAN CHASE BANK, N.A.~~

~~By:~~
~~Name:~~
~~Title:~~

~~Signature Page to Credit Agreement~~

~~DOCUMENTATION AGENTS:~~
~~BANK OF THE WEST~~

~~By:~~
~~Name:~~
~~Title:~~
~~KEYBANK NATIONAL ASSOCIATION~~

~~By:~~
~~Name:~~
~~Title:~~
~~HSBC BANK USA, NATIONAL ASSOCIATION~~

~~By:~~
~~Name:~~
~~Title:~~

~~Signature Page to Credit Agreement~~

~~LENDERS:~~

~~[                 ]~~

~~- i -~~

SCHEDULE 1.1(A)

PRICING GRID—

Level	Leverage Ratio	Commitment Fee	Letter of Credit Fee	Revolving Credit Base Rate Spread	Term Loan Base Rate Spread	Revolving Credit Euro-Rate Spread	Term Loan Euro-Rate Spread	Swing Loan Base Rate Spread	Swing Loan Swing Rate Spread
I	Less than 1.50 to 1.00	~~0.25~~0.20%	~~2.75~~2.00%	~~1.75~~1.00%	~~1.75~~1.00%	~~2.75~~2.00%	~~2.75~~2.00%	1.00%	2.00%
II	Less than 2.25 to 1.00 but greater than or equal to 1.50 to 1.00	~~0.30~~0.25%	~~3.00~~2.25%	~~2.00~~1.25%	~~2.00~~1.25%	~~3.00~~2.25%	~~3.00~~2.25%	1.25%	2.25%
III	Greater than or equal to 2.25 to 1.00	~~0.375~~0.30%	~~3.25~~2.50%	~~2.25~~1.50%	~~2.25~~1.50%	~~3.25~~2.50%	~~3.25~~2.50%	1.50%	2.50%

For purposes of determining the Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate:

(a) The Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be Level ~~III~~II on the Second Amendment Effective Date and thereafter until recomputed in accordance with the provisions below.

(b) The Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be recomputed as of the fiscal quarter ending ~~December 31,2018~~September 30, 2019 and each fiscal quarter end thereafter based on the Leverage Ratio as of such quarter end. Any increase or decrease in the Applicable Margin, the Applicable Commitment Fee Rate or the Applicable Letter of Credit Fee Rate computed as of a quarter end

~~Schedule 1.1(B) 1~~

shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 7.01(a)(iv). If a Compliance Certificate is not delivered when due in accordance with such Section 7.01(a)(iv), then the rates in Level III shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

(c) If, as a result of any restatement of or other adjustment to the financial statements of the Borrowers or for any other reason, the Borrower or the Lenders determine that (i) the Leverage Ratio as calculated by the Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 3.01 [Letters of Credit] or Section 2.12 [Interest After Default] or Section 9.01 [Events of Default]. The Borrowers’ obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 - Commitments of Lenders and Addresses for Notices to Lenders

Lender	Amount of Commitment for Revolving Credit Loans	Amount of Commitment for Term Loans		Commitment		Ratable Share
Name: PNC Bank, National Association Address: 500 First Avenue, 4th Fl., Pittsburgh, PA 15219 Attention: Jessica Miller Telephone: (412) 768- 2307 Telecopy: (412) 762-8672	$11,842,105.27	$	~~37,105,263.15~~ 35,713,815.78	$	~~48,947,368.42~~ 47,555,921.05	Revolving Credit Loans: 15.789473693% Term Loans: 15.789473680%
Name: JPMorgan Chase Bank, N.A. Address: ~~1301 2nd Avenue, Floor 24, Seattle, WA 98101~~ 2029 Century Park East, Floor 38, Los Angeles, CA 90067	$10,526,315.80	$	~~32,982,456.13~~ 31,745,614.03	$	~~43,508,771.93~~ 42,271,929.83	Revolving Credit Loans: 14.035087733% Term Loans: 14.035087715%
Attention: ~~Mike Sachwitz~~Peter Christensen Telephone: (~~206~~310) ~~500~~860-~~1353~~7292 E-mail: ~~michael.j.sachwitz@chase.com~~ peter.christensen@jpmorgan.com
Name: Bank of the West Address: 701 Pike Street, Suite 2250, Seattle, WA 98101 Attention: Leni Preciado Telephone: (206) 223-1294 E-mail: Leni.Preciado@bankofthewest.com	$7,894,736.84	$	~~24,736,842.11~~ 23,809,210.52	$	~~32,631,578.95~~ 31,703,947.36	Revolving Credit Loans: 10.526315786% Term Loans: 10.526315791%

Name: HSBC Bank USA, N.A. Address: 452 Fifth Avenue, 5th				Revolving Credit Loans:
Floor, New York, NY 10018 Attention: Mire Levy Telephone: (206) 233-8793 Telecopy: (206) 233-0808	$7,894,736.84	$~~24,736,842.11~~	$~~32,631,578.95~~	10.526315786% Term Loans: 10.526315792%
E-mail:		23,809,210.52	31,703,947.36
mire.l.levy@us.hsbc.com

Name: KeyBank National Association Address: ~~4910 Tiedeman Road, Brooklyn, OH 44144~~1301 5th				Revolving Credit Loans: 10.526315786%
Avenue Floor 25, Seattle, WA98101	$7,894,736.84	$~~24,736,842.11~~	$~~32,631,578.95~~	Term Loans: 10.526315791%
Attention: ~~Chelsey R.~~		23,809,210.52	31,703,947.36
~~Locascio~~Allyn Coskun
Telephone: (206) ~~343~~684- ~~6911~~65081
E-mail:
~~Chelsey_r_locascio@keybank. com~~
Allyn_Coskun@keybank.com

Name: Bank of America, N.A.				Revolving Credit
Address: 214 North Tryon				Loans:
Street, Charlotte, NC 28255				7.89473684%
Attention: Mark Guthrie
Telephone: (980) 387-4947				Term Loans:
E-mail:	$5,921,052.63	$~~18,552,631.58~~	$~~24,473,684.21~~	7.894736843%
Mark.guthrie@bankofamerica.com		17,856,907.91	23,777,960.54

Name: MUFG Union Bank, N.A. Address: 1201 3rd Avenue, Suite 900, Seattle, WA 98101 Attention: Matthew M Norman Telephone: (206) 587-4787 E-mail: matthew.norman@unionbank.com	$5,921,052.63	$~~18,552,631.58~~ 17,856,907.91	$~~24,473,684.21~~ 23,777,960.54	Revolving Credit Loans: 7.89473684% Term Loans: 7.894736843%

Name: U.S. Bank National Association Address: 10800 NE 8th St. STE 1000, Bellevue, WA 98004 Attention: Ken Case Telephone: (425) 637-2480 Telecopy: (425) 637-2561 E-mail: ken.case@usbank.com	$5,921,052.63	$~~18,552,631.58~~ 17,856,907.91	$~~24,473,684.21~~ 23,777,960.54	Revolving Credit Loans: 7.89473684% Term Loans: 7.894736843%

  ~~4~~

Name: Goldman Sachs Bank USA						Revolving Credit Loans:
Address: 200 West Street, New						6.14035088%
York, NY 10282
Attn: Thierry C. Le Jouan						Term Loans:
Telephone: (212) 934-3921	$4,605,263.16	$	~~14,429,824.56~~	$	~~19,035,087.72~~	6.140350877%
Telecopy: (917) 977-3966			13,888,706.13		18,493,969.29

Name: CIT Bank, N.A. Address: 11 W 42nd Street,						Revolving Credit Loans:
New York, NY 10036						5.263157893%
Attention: Joseph Longobardi Telephone: (212) 771-9309						Term Loans:
E-mail:	$3,947,368.42	$	~~12,368,421.05~~	$	~~16,315,789.47~~	5.263157894%
Joseph.Longobardi@cit.com			11,904,605.27		15,851,973.69

Name: Columbia Bank Address: 719 2nd Avenue, Suite						Revolving Credit Loans:
500, Seattle, WA 98104						3.50877192%
Attention: Christopher Gerwels Telephone: (206) 223- 4552						Term Loans:
Telecopy: (206) 223-4540	$2,631,578.94	$	~~8,245,614.04~~7,	$	~~10,877,192.98~~	3.508771932%
E-mail:			936,403.50		10,567,982.44
cgerwels@columbiabank.com

Total	$75,000,000	$	~~235,000,000~~22	$	~~310,000,000~~30	100%
			6,187,500		1,187,500

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2 - Addresses for Notices to Borrower and Guarantors:

ADMINISTRATIVE AGENT

PNC Bank, National Association

1600 Market Street

Philadelphia, PA 19103

Attention: ~~Brandon Schmoyer~~Liam P. Brickley

Telephone: 215.585.6960

Telecopier: 215.585.4771

with a copy to:

PNC Bank, National Association

PNC Agency Services

PNC Firstside Center

500 First Avenue, 4th Floor

Pittsburgh, PA 15219

Attention: Jessica Miller

Telephone: (412) 768-2307

Facsimile: (412) 762-8672

with a copy to:

Blank Rome LLP

One Logan Square

130 North 18th Street

Philadelphia, PA 19103

Attention: Heather Sonnenberg, Esq.

Telephone: 215-569-5701

Telecopier: 215-832-5701

BORROWERS:

Funko, LLC

Funko Holdings LLC

2802 Wetmore Avenue

Everett, Washington 98201

with a copy to:

c/o ACON Equity Management, LLC

1133 Connecticut Avenue, NW, Suite 700

Washington, DC 20036

Attention: Mr. Ken Brotman

Telecopy: 202.454.1101

Telephone: 202.454.1111

with a copy to:

Latham & Watkins LLP

555 Eleventh Street, NW, Suite 1000

Washington, DC 20004-1304

Attention: Manu Gayatrinath

Email: manu.gayatrinath@lw.com

Telephone: 202.637.2342

SCHEDULE 1.1(C)

SECURITY DOCUMENTS

1.	Pledge and Security Agreement, dated as of the date hereof, among the Borrowers and the Collateral Agent

2.	Trademark Security Agreement, dated as of the date hereof, made by Funko and Loungefly in favor of the Collateral Agent

3.	Copyright Security Agreement, dated as of the date hereof, made by Funko and Loungefly in favor of the Collateral Agent

4.	Charge Over Shares, dated as of the date hereof, between Funko, LLC and the Collateral Agent

EXHIBIT A

Form of

JOINDER TO CREDIT AGREEMENT

This Joinder to Credit Agreement (this “Joinder”) is executed and delivered as of this          day of                 , 20     by                                     , a                          [(“New Borrower”)] [(“New Guarantor”)], in favor of PNC BANK, NATIONAL ASSOCIATION, as collateral agent and administrative agent for the Lenders (in such capacities, the “Agent”) under and as defined in the Credit Agreement referred to below.

Reference is hereby made to that certain Credit Agreement, dated as of October 22, 2018 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among FUNKO ACQUISITION HOLDINGS, L.L.C., a Delaware limited liability company (“Ultimate Parent”), FUNKO HOLDINGS LLC, a Delaware limited liability company (“Parent”), FUNKO, LLC, a Washington limited liability company (“Funko”), LOUNGEFLY, LLC, a California limited liability company (“Loungefly”, and together with Ultimate Parent, Parent, and Funko, collectively, the “Existing Borrowers”), each other person that executes a Joinder Agreement and becomes a “Borrower” thereunder, each subsidiary of the Parent listed as a “Guarantor” thereunder or that otherwise guaranties all or any part of the Obligations, the Agent, the lenders from time to time party thereto (the “Lenders”), PNC Capital Markets LLC and JPMorgan Chase Bank, N.A., each as a joint lead arranger, PNC Capital Markets LLC and JPMorgan Chase Bank, N.A., each as a joint bookrunner, and Bank of the West, KeyBank National Association and HSBC Bank USA, National Association, each as documentation agent.

Under the terms of the Credit Agreement, New [Borrower] [Guarantor] is required, and does hereby agree, to expressly join the Credit Agreement as a [Borrower] [Guarantor], and hereby agrees that it shall be deemed a party to the Credit Agreement. Without limiting the foregoing, New [Borrower] [Guarantor] hereby agrees to be bound by, and a maker and obligor of, all representations, warranties, indemnities, undertakings, covenants, limitations, waivers, exclusions, acknowledgements and agreements under the Credit Agreement relating to, pertaining to, or binding upon, a [Borrower] [Guarantor] or made or agreed to by a [Borrower] [Guarantor] to or for the benefit of Agent and/or any of the Lenders.

Without limiting the foregoing: (a) New [Borrower] [Guarantor], as security for the payment and performance in full of the Obligations, does hereby grant, collaterally assign, and pledge to Agent, for the ratable benefit of the Secured Parties, a continuing security interest in and to and Lien on all assets of the New [Borrower] [Guarantor] that constitute “Collateral” as set forth in the Credit Agreement, whether now owned or hereafter created acquired or arising and wheresoever located and (b) New [Borrower] [Guarantor] appoints [             ] as its Administrative Borrower in accordance with the terms of Section 12.17 of the Credit Agreement. The information on the attached Schedules [    ] hereto is hereby added to Schedules [    ] to the Credit Agreement. This Joinder is a supplement to, and not a novation of, the Credit Agreement, which remains in full force and effect, and the provisions of which are incorporated herein by reference.

All notices, requests and demands to or upon the New Guarantor, any Agent or any Lender shall be governed by the terms of Section 12.01 of the Credit Agreement.

THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

This Joinder may be executed in counterparts, each of which shall constitute an original. Delivery of an executed signature page to this Joinder by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart of this Joinder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed and delivered this Joinder as part of the Credit Agreement as of the date and year first set forth above.

NEW BORROWER:	[ ]
a [ ]

By:

Name:
Title:

ACCEPTED AND AGREED:

PNC BANK, NATIONAL ASSOCIATION, as Agent

By:

Name:
Title:

EXHIBIT B

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Assignment Agreement”) is entered into as of            , 20     , between                      (“Assignor”) and                      (“Assignee”). Reference is made to the Credit Agreement described in Annex I hereto (as amended, restated, supplemented, renewed, extended, or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

1.

In accordance with the terms and conditions of Section 12.07 of the Credit Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations under the Loan Documents as of the date hereof with respect to the Obligations owing to the Assignor, and Assignor’s portion of the [Revolving Credit Commitments][Revolving Credit Loans][Term Loan Commitment][Term Loans], all to the extent specified on Annex I.

2.

The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, representations or warranties made in or in connection with the Loan Documents, or (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any Guarantor or the performance or observance by any Borrower or any Guarantor of any of their respective obligations under the Loan Documents or any other instrument or document furnished pursuant thereto, and (d) represents and warrants that the amount set forth as the Purchase Price on Annex I represents the amount owed by Borrowers to Assignor with respect to Assignor’s share of the [Revolving Credit Commitments][Revolving Credit Loans][Term Loan Commitment][Term Loans] assigned hereunder, as reflected on Assignor’s books and records.

3.

The Assignee (a) confirms that it has received copies of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (b) agrees that it will, independently and without reliance upon Agent, Assignor, or any other Lender, based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents; (c) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; and (e) attaches the forms prescribed by Section 2.19 of the Credit Agreement and the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.

4.

Following the execution of this Assignment Agreement by the Assignor and Assignee, the Assignor will deliver this Assignment Agreement to the Agent for recording by the Agent. The effective date of this Assignment (the “Settlement Date”) shall be the latest to occur of (a) the date of the execution and delivery hereof by the Assignor and the Assignee, (b) the receipt by Agent for its sole and separate account a processing fee in the amount of $3,500 (unless waived by the Agent), (c) the receipt of any required consent of the Borrowers and the Agent, and (d) the date specified in Annex I.

5.

As of the Settlement Date (a) the Assignee shall be a party to the Credit Agreement and, to the extent of the interest assigned pursuant to this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents, and (b) the Assignor shall, to the extent of the interest assigned pursuant to this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents, provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of the Credit Agreement, including such assigning Lender’s obligations under Section 12.07 and Section 12.21 of the Credit Agreement.

6.

Upon the Settlement Date, Assignee shall pay to Assignor the Purchase Price (as set forth in Annex I). From and after the Settlement Date, Agent shall make all payments that are due and payable to the holder of the interest assigned hereunder (including payments of principal, interest, fees and other amounts) to Assignor for amounts which have accrued up to but excluding the Settlement Date and to Assignee for amounts which have accrued from and after the Settlement Date. On the Settlement Date, Assignor shall pay to Assignee an amount equal to the portion of any interest, fee, or any other charge that was paid to Assignor prior to the Settlement Date on account of the interest assigned hereunder and that are due and payable to Assignee with respect thereto, to the extent that such interest, fee or other charge relates to the period of time from and after the Settlement Date.

7.

This Assignment Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Assignment Agreement may be executed and delivered by telecopier or other electronic transmission all with the same force and effect as if the same were a fully executed and delivered original manual counterpart.

8.

THIS ASSIGNMENT AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 12.09, SECTION 12.10 AND SECTION 12.11 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement and Annex I hereto to be executed by their respective officers, as of the first date written above.

[NAME OF ASSIGNOR], as Assignor

By

Name:
Title:

[NAME OF ASSIGNEE], as Assignee

By

Name:
Title:

ACCEPTED THIS          DAY OF

PNC BANK, NATIONAL ASSOCIATION, as Agent

By

Name:
Title:

AND IF REQUIRED BY THE CREDIT AGREEMENT:

FUNKO, LLC

By

Name:
Title:

ANNEX FOR ASSIGNMENT AND ACCEPTANCE

ANNEX I

1.	Borrowers:

Funko Acquisition Holdings, L.L.C., a Delaware limited liability company (“Ultimate Parent”)

Funko Holdings LLC, a Delaware limited liability company (“Parent”)

Funko, LLC, a Washington limited liability company (“Funko”)

Loungefly, LLC, a California limited liability company (“Loungefly”)

2.	Name and Date of Credit Agreement:

Credit Agreement, dated as of October 22, 2018 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among the lenders identified on the signature pages thereto (each of such lenders, together with its successors and assigns, a “Lender”), PNC BANK, NATIONAL ASSOCIATION, as administrative agent and collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), PNC CAPITAL MARKETS LLC, a national association, and JPMORGAN CHASE BANK, N.A., each as a joint lead arranger and bookrunner, KEYBANK NATIONAL ASSOCIATION, BANK OF THE WEST and HSBC USA, NATIONAL ASSOCIATION, each as a documentation agent, Ultimate Parent, Parent, Funko and Loungefly (together with Ultimate Parent, Parent, Funko and each other Person that executes a Joinder Agreement and becomes a “Borrower” thereunder, each a “Borrower”, and collectively, the “Borrowers”), and each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a Joinder Agreement and becomes a “Guarantor” thereunder or otherwise guaranties all or any part of the obligations, each a “Guarantor” and collectively, the “Guarantors”).

3.	Date of Assignment Agreement:

4.	Amounts:

	a.	Assigned Amount of Revolving Credit Commitment	$

	b.	Assigned Amount of Revolving Credit Loans	$

	c.	Assigned Amount of Term Loan Commitment	$

	d.	Assigned Amount of Term Loans	$

5.	Settlement Date:

6.	Purchase Price:		$

7.	Notice and Payment Instructions, etc.

Assignee:	Assignor: